    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1999



                                                      REGISTRATION NO. 333-86829

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


              FLEET BOSTON CORPORATION                    RHODE ISLAND                          05-0341324
              FLEET CAPITAL TRUST VI                        DELAWARE                            04-6861970
              FLEET CAPITAL TRUST VII                       DELAWARE                            04-6861971
              FLEET CAPITAL TRUST VIII                      DELAWARE                            04-6861972
              FLEET CAPITAL TRUST IX                        DELAWARE                            04-6874162
              FLEET CAPITAL TRUST X                         DELAWARE                            04-6874161
              (EXACT NAME OF ISSUER AS           (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
              SPECIFIED IN ITS CHARTER)                 INCORPORATION OR                    IDENTIFICATION NO.)
                                                         ORGANIZATION)


                            ------------------------
                               ONE FEDERAL STREET

                          BOSTON, MASSACHUSETTS 02110
                                 (617) 346-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                          WILLIAM C. MUTTERPERL, ESQ.


            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL


                            FLEET BOSTON CORPORATION

                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 346-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

     LAURA N. WILKINSON, ESQ.           VINCENT J. PISANO, ESQ.           B. ROBBINS KIESSLING, ESQ.
      EDWARDS & ANGELL, LLP              SKADDEN, ARPS, SLATE,             CRAVATH, SWAINE & MOORE
       ONE BANKBOSTON PLAZA                MEAGHER & FLOM LLP         WORLDWIDE PLAZA, 825 EIGHTH AVENUE
  PROVIDENCE, RHODE ISLAND 02903            919 THIRD AVENUE               NEW YORK, NEW YORK 10019
          (401) 274-9200                   NEW YORK, NY 10022                   (212) 474-1000
                                             (212) 735-3000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
                                (See next page)
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed maximum     Proposed maximum
            Title of each class                   Amount to be        offering price     aggregate offering       Amount of
       of securities to be registered            registered(1)         per unit(2)            price(3)         registration fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)..........................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $1.00 per
  share(6)(7)...............................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Depositary Shares(7)........................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share(8)..................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Warrants(9).................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of Fleet Capital Trust
  VI(10)....................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of Fleet Capital Trust
  VII(10)...................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of Fleet Capital Trust
  VIII(10)..................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of Fleet Capital Trust
  IX(10)....................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Preferred securities of Fleet Capital Trust
  X(10).....................................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Guarantees by Fleet Boston Corporation of
  the above-reference preferred
  securities(11)............................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of Fleet
  Boston Corporation(10)....................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
        Total...............................   $2,351,868,750(12)          100%          $2,351,868,750(12)        N/A(13)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



 (1) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by affiliates of Fleet Boston Corporation ("FleetBoston") in market-making transactions.


 (2) The proposed maximum offering price per unit will be determined from time to time by FleetBoston in connection with the issuance by FleetBoston of the securities registered hereunder.

 (3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

 (4) Subject to note (12) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.

 (5) Not applicable pursuant to General Instructions II.D. of Form S-3.

 (6) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant.


 (7) Subject to note (12) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event FleetBoston elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.


 (8) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by FleetBoston. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder. Such Common Stock includes preferred share purchase rights.


 (9) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock registered hereunder.


(10) Subject to note (12) below, there is being registered hereunder an indeterminate number of Preferred Securities of Fleet Capital Trust VI, Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet Capital Trust IX and Fleet Capital Trust X (collectively, the "Trusts") and an indeterminate principal amount of Junior Subordinated Debentures of FleetBoston. A like amount of Junior Subordinated Debentures may be issued and sold by FleetBoston to any of the Trusts, in which event such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.


(11) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings, comprised of the obligations of FleetBoston under the Declaration of Trust of each Trust as borrower under the Junior Subordinated Debentures, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of FleetBoston as set forth in the Declaration of Trust of each Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantee, when taken together with FleetBoston's obligations under the Junior Subordinated Securities, the Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by FleetBoston of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.


(12) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2,351,868,750 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, FleetBoston may issue such higher principal amount as may be sold for an initial public offering price of up to $2,351,868,750 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.


(13) The registration fee of $556,000 was previously paid with the original filing of Form S-3 relating to $2,000,000,000 of new securities registered. The remaining amount of securities included in this amendment ($351,868,750) relate to Registration Statement No. 333-62905 (see below).



    Pursuant to Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Prospectuses contained herein also relate to $351,868,750 of securities previously registered under Registration Statement No. 333-62905 and this constitutes Post-Effective Amendment No. 1 to such Registration Statement.


                            ------------------------

                                EXPLANATORY NOTE


     This Registration Statement contains three forms of Prospectus: (a) one to be used in connection with the offering and sale of Debt Securities, and Warrants to purchase Debt Securities, including any Preferred Stock, Depositary Shares and Common Stock into which the Debt Securities may be convertible; (b) one to be used in connection with the offering and sale of Preferred Stock, Depositary Shares and Common Stock, and Warrants to purchase such Securities, including any such shares into which the Preferred Stock or Depositary Shares may be convertible; and (c) one to be used in connection with the offering and sale of Preferred Securities issued by Delaware statutory business trusts, the common securities of which are owned by FleetBoston.


     This Registration Statement also contains a form of Prospectus Supplement to be used in connection with the offering and sale of Preferred Securities.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1999

PROSPECTUS


                               FLEET BOSTON LOGO


                            FLEET BOSTON CORPORATION



Fleet Boston Corporation may offer and sell --


--   Debt Securities

--   Warrants

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is             , 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:



     - this prospectus, which provides general information, some of which may not apply to your securities;



     - the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and



     - if necessary, a pricing supplement, which describes the specific terms of your securities.


     IF THE TERMS OF YOUR SECURITIES VARY BETWEEN THE PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE FOLLOWING ORDER OF PRIORITY:

     - THE PRICING SUPPLEMENT, IF ANY;

     - THE PROSPECTUS SUPPLEMENT; AND

     - THE PROSPECTUS.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                            ------------------------


     Unless indicated in the applicable prospectus supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
About This Prospectus...............    2
Where You Can Find More
  Information.......................    2
Forward-looking Statements..........    4
Fleet Boston Corporation............    5
Supplemental Consolidated Ratios of
  Earnings to Fixed Charges.........    6
Use of Proceeds.....................    6
Regulation and Supervision..........    6
  General...........................    7
  Liability for Bank Subsidiaries...    7
  Capital Requirements..............    7
  FDICIA............................    8
  Dividend Restrictions.............    9
  Deposit Insurance Assessments.....    9
  Depositor Preference Statute......   10
  Brokered Deposits.................   10
  Interstate Banking and
     Branching......................   10
  Control Acquisitions..............   11
  Recent Legislation................   11
  Future Legislation................   12
Description of Debt Securities......   12
  General...........................   12
  Registration and Transfer.........   14



                                      PAGE
                                      ----
  Payment and Place of Payment......   14
  Global Securities.................   14
  Events of Default.................   15
  Modification and Waiver...........   16
  Consolidation, Merger and Sale of
     Assets.........................   17
  Regarding the Trustee.............   17
  International Offering............   17
Senior Debt Securities..............   18
  Restrictive Covenants.............   18
  Defeasance........................   19
Subordinated Debt Securities........   19
  Subordination.....................   19
  Restrictive Covenants.............   21
Description of Warrants.............   21
  Offered Warrants..................   21
  Further Information in Prospectus
     Supplement.....................   22
  Significant Provisions of the
     Warrant Agreements.............   23
Plan of Distribution................   24
Experts.............................   25
Legal Opinions......................   25

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the debt securities or warrants described in this prospectus in one or more offerings up to a total dollar amount of $2,351,868,750. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the debt securities or warrants we may offer. Each time we sell debt securities or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."



     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "FLEETBOSTON," "WE," "US," "OUR" or similar references mean Fleet Boston Corporation.


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.


     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

             Public Reference Room
              450 Fifth Street, N.W.
                    Room 1024
             Washington, D.C. 20549

            Northeast Regional Office
              7 World Trade Center
                     Suite 1300
          New York, New York 10048

             Midwest Regional Office
            500 West Madison Street
                     Suite 1400
           Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.


     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:


                                 http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "INCORPORATE BY REFERENCE" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.


                      SEC FILINGS                                           PERIOD
                      -----------                                           ------
Annual Report on Form 10-K..............................    Year ended December 31, 1998, as filed
                                                            on March 26, 1999
Quarterly Report on Form 10-Q...........................    Quarter ended March 31, 1999, as filed
                                                            on May 14, 1999
                                                            Quarter ended June 30, 1999, as filed
                                                            on August 12, 1999
                                                            Quarter ended September 30, 1999, as
                                                            filed on November 12, 1999
Items 10-13 of FleetBoston's Definitive Proxy Statement
  to FleetBoston's Stockholders for the 1999 Annual
  Meeting of FleetBoston Stockholders...................    Filed on March 5, 1999
The description of FleetBoston common stock set forth in
  the FleetBoston registration statement filed by
  Industrial National Corporation (predecessor to
  FleetBoston) on Form 8-B dated May 29, 1970, and any
  amendment or report filed for the purpose of updating
  such description; and
Current Reports on Form 8-K.............................    Filed:
                                                            -February 1, 1999
                                                            -March 17, 1999
                                                            -April 2, 1999
                                                            -April 20, 1999
                                                            -May 14, 1999
                                                            -July 20, 1999
                                                            -August 12, 1999
                                                            -September 16, 1999
                                                            -September 30, 1999
                                                            -October 1, 1999
                                                            -October 15, 1999
                                                            -November 2, 1999
                                                            -November 19, 1999
                                                            -November 22, 1999


     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Investor Relations Department

                            Fleet Boston Corporation


                         P.O. Box 2016, MA BOS 01-20-02


                        Boston, Massachusetts 02106-2106


                                 (617) 434-7858



     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation:

     - statements relating to the cost savings and accretion to reported earnings estimated to result from our merger with BankBoston Corporation;

     - statements relating to revenues of the combined company after our merger with BankBoston;

     - statements relating to the restructuring charges estimated to be incurred in connection with our merger with BankBoston; and

     - statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:


     - general political and economic conditions, either internationally, nationally or in the states in which we are doing business, may be less favorable than expected;



     - interest rate and currency fluctuations, equity and bond market fluctuations, the level of customers' bankruptcies, and inflation may be greater than expected;


     - competitive pressures among financial services companies may increase significantly;


     - legislative or regulatory changes may adversely affect our business;



     - technological changes, including year 2000 data systems compliance issues, may be more difficult or expensive than anticipated;



     - expected cost savings from our merger with BankBoston may not be fully realized or realized within the expected time frame;


     - revenues following our merger with BankBoston may be lower than expected;


     - costs or difficulties related to the integration of our business and that of BankBoston may be greater than expected; and



     - the negative impact of the divestitures to be completed in connection with our merger with BankBoston may be greater than expected.

                            FLEET BOSTON CORPORATION



     We are a diversified financial services company, with consumer and commercial platforms serving approximately 20 million customers nationally and internationally. Our lines of business include:



     - institutional and investment banking;



     - cash management;



     - trade services;



     - export finance;



     - mortgage banking;



     - corporate finance;



     - asset-based lending;



     - commercial lending;



     - real estate lending;



     - government banking;



     - investment management services;



     - equipment leasing;



     - credit cards;



     - discount brokerage services;



     - student loan processing; and



     - full-service banking in leading Latin American Markets.



     On October 1, 1999, we completed the merger of BankBoston Corporation into us.



     - The name of the combined company was changed to "Fleet Boston
       Corporation."



     - The combined company will be doing business under the name "FleetBoston Financial."


     - The headquarters of the combined company will remain in Boston, Massachusetts.


     - Terrence Murray, our Chairman and Chief Executive Officer, was appointed the Chairman of the Board of Directors and Chief Executive Officer of the combined company.



     - Charles K. Gifford, Chairman and Chief Executive Officer of BankBoston, was appointed the President and Chief Operating Officer of the combined company. Mr. Gifford will succeed to the role of Chief Executive Officer as of December 31, 2001, or at such earlier time as Mr. Murray may step down from that role, and Mr. Gifford will succeed to the role of Chairman of the Board of Directors on December 31, 2002, or at such earlier time as Mr. Murray may step down from that role.



     - The board of directors of the combined company consists of 13 directors from Fleet and 11 directors from BankBoston.



     - The merger was accounted for under the "pooling-of-interests" method of accounting. This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one, and no goodwill will be created. In addition, the merger was treated as a "reorganization" under the Internal Revenue Code. This means that we will not recognize any gain or loss as a result of the merger.



     - At the effective time of the merger, each share of common stock of BankBoston, outstanding immediately prior to the effective time of the merger was converted into 1.1844 shares of our common stock.



     In connection with obtaining regulatory approvals for the merger, the Federal Reserve Board and the United States Department of Justice required us to agree to divest approximately $13 billion of deposits and $9 billion of loans from the combined company, resulting in estimated divested income of $160 million after tax.



     All financial information set forth in this prospectus and accompanying prospectus supplement has been restated for all periods to give effect to the merger. Because the divestitures will not be significant to us, the financial information has not been adjusted to show the effects of the divestitures.



     At September 30, 1999, our total assets on a consolidated basis were $185.3 billion, our consolidated total deposits were $113.2 billion and our consolidated total stockholders' equity was $15.5 billion. Based on total assets at September 30, 1999, we were the eighth largest bank holding company in the United States.



     For additional information regarding the merger and certain pro forma financial information relating to the merger, see our current reports on Form 8-K filed March 17, 1999, April 2, 1999, May 14, 1999, August 12, 1999,
September 16, 1999, September 30, 1999, October 1, 1999, October 15, 1999 and November 22, 1999, each of which is incorporated by reference into this prospectus. See "Where You Can Find More Information."



     Our principal office is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.



         SUPPLEMENTAL CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES



     Our supplemental consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years and the nine months ended September 30, 1999:



                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                             -------------   --------------------------------
                                                 1999        1998   1997   1996   1995   1994
                                             -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits...........      2.62x       2.62x  3.00x  2.79x  1.91x  2.11x
  Including Interest on Deposits...........      1.72        1.62   1.72   1.61   1.39   1.52


-------------------------
     For the purpose of computing the ratio of earnings to fixed charges, "EARNINGS" consist of income before income taxes plus fixed charges, excluding capitalized interest. "FIXED CHARGES" consist of interest on short-term debt and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                                USE OF PROCEEDS


     We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement, pricing supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries.


                           REGULATION AND SUPERVISION

     The following discussion sets forth the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and provides certain specific information relevant to us. This regulatory framework primarily is intended for the protection of depositors and the deposit insurance funds that insure deposits of banks, and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

GENERAL


     As a bank holding company, we are subject to regulation under the Bank Holding Company Act of 1956, as amended, and to inspection, examination and supervision by the Federal Reserve Board. Under the Bank Holding Company Act, bank holding companies generally may not acquire ownership or control of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and those other activities as are determined by the Federal Reserve Board to be closely related to banking.



     Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, as amended, limit borrowings by us and our non-bank subsidiaries from our affiliate insured depository institutions, and also limit various other transactions between us and our non-bank subsidiaries, on the one hand, and our affiliate insured depository institutions, on the other. Section 23A of the Federal Reserve Act also generally requires that an insured depository institution's loans to its non-bank affiliates be secured, and
Section 23B of the Federal Reserve Act generally requires that an insured depository institution's transactions with its non-bank affiliates be on arm's-length terms.



     Our banking subsidiaries are subject to extensive supervision, examination and regulation by various bank regulatory authorities and other governmental agencies in the states and countries where we and our subsidiaries operate. We and our subsidiaries are also affected by the fiscal and monetary policies of the U.S. federal government and the Federal Reserve Board, and by various other governmental requirements and regulations.


LIABILITY FOR BANK SUBSIDIARIES

     Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of stockholders of a national bank whose capital has become impaired. If a stockholder fails, within three months, to pay that assessment, the board of directors has a duty to sell the stockholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a U.S. federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

     Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with:

     - the default of a commonly controlled FDIC-insured depository institution; or

     - any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

"DEFAULT" generally is defined as the appointment of a conservator or receiver and "IN DANGER OF DEFAULT" generally is defined as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.


     All of our domestic banks are FDIC-insured depositary institutions. Also, if a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.


CAPITAL REQUIREMENTS

     We are subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve Board, the OCC, the OTS and the FDIC on our depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to those assets or commitments. In addition, risk-weighted assets are adjusted for low-level recourse and market-risk equivalent assets. A depository institution's or holding company's capital, in turn, is divided into three tiers:


     - core, or "TIER 1," capital, which consists primarily of stockholders' equity less certain identifiable intangible assets and certain other assets;



     - supplementary, or "TIER 2," capital, which includes, among other items, certain other debt and equity investments that do not qualify as Tier 1 capital; and



     - market risk, or "TIER 3," capital, which includes qualifying unsecured subordinated debt.



     Like other bank holding companies, we currently are required to maintain Tier 1 and "TOTAL CAPITAL" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of our total risk-weighted assets (including certain off-balance-sheet items, such as unused lending commitments and standby letters of credit), respectively. At September 30, 1999, we met both requirements, with Tier 1 and total capital equal to 7.14% and 11.28% of our total risk-weighted assets.


     The Federal Reserve Board, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market-risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.


     The Federal Reserve Board also requires bank holding companies to maintain a minimum "LEVERAGE RATIO," defined as Tier 1 capital to average adjusted total assets, of 3%, if the bank holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 1% to 2% if the bank holding company does not meet these requirements. At September 30, 1999, our leverage ratio was 7.21%, which significantly exceeded the minimum leverage ratio to which we were subject.


     The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, bank holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "TANGIBLE TIER 1 CAPITAL LEVERAGE RATIO," which would deduct all intangibles, and other indicia of capital strength in evaluating proposals for expansion or new activities.


     Each of our banks is subject to similar risk-based and leverage capital requirements adopted by its applicable U.S. federal banking agency. Each of our banks was in compliance with the applicable minimum capital requirements as of September 30, 1999.


     Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described under "-- FDICIA."

FDICIA

     The Federal Deposit Insurance Corporation Improvement Act of 1991, "FDICIA," among other things, identifies five capital categories for insured depository institutions -- well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized -- and requires U.S. federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital require-ments based on these categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank or thrift is well-capitalized, it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An undercapitalized bank or thrift must develop a capital restoration plan and its parent bank holding company must guarantee the bank's or thrift's compliance with the plan up to the lesser of 5% of the bank's or thrift's assets at the time it became undercapitalized and the amount needed to comply with the plan.


     As of September 30, 1999, each of our bank and thrift subsidiaries was well-capitalized, based on the prompt corrective action ratios and guidelines described above. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying the OCC's, or the FDIC's, prompt corrective action regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.


DIVIDEND RESTRICTIONS

     Various U.S. federal and state statutory provisions limit the amount of dividends our banks can pay to us without regulatory approval. Dividend payments by national banks are limited to the lesser of:

     - the level of undivided profits; and

     - absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years.


     Likewise, the approval of the Federal Reserve Board is required for any dividend by a state-chartered bank that is a member of the Federal Reserve System, a "STATE MEMBER BANK," if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies for that year, combined with its retained net profits for the preceding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Depending on certain factors, a U.S. federal savings bank may be required to file an application or notice with the OTS prior to the payment of any dividends. For example, an application is required if the total amount of all dividends and other capital distributions for the current calendar year paid by a U.S. federal savings bank exceeds its net income for that year as well as its retained net income for the preceding two years. A prior notice is required if, among other things, a U.S. federal savings bank is proposing to pay a dividend that would reduce the amount of, or retire any of part of, its common or preferred stock or retire any part of any debt instruments which are included in its capital for purposes of OTS regulations.



     At September 30, 1999, approximately $1.66 billion of the total stockholders' equity of our banks was available for payment of dividends to us, without approval by the applicable regulatory authority.


     In addition, U.S. federal bank regulatory authorities have authority to prohibit our banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute an unsafe or unsound practice. The ability of our banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

DEPOSIT INSURANCE ASSESSMENTS


     The deposits of each of our domestic banks are insured up to regulatory limits by the FDIC, and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund, the "BIF," and/or the Savings Association Insurance Fund, the "SAIF," administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (1) the bank's capitalization and (2) supervisory evaluations provided to the

FDIC by the institution's primary U.S. federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

     Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and the SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.


     The Deposit Insurance Funds Act provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of Financing Corporation, "FICO," funding. The FDIC established the FICO assessment rates effective October 1, 1999, at $0.01184 per $100 annually for BIF-assessable deposits and $0.05920 per $100 annually for SAIF-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations. Our banks held approximately $97.0 billion and $3.4 billion, respectively, of BIF-assessable and SAIF-assessable deposits as of September 30, 1999.


DEPOSITOR PREFERENCE STATUTE

     In the "liquidation or other resolution" of an institution by any receiver, U.S. federal legislation provides that deposits and certain claims for administrative expenses and employee compensation against the insured depository institution would be afforded a priority over other general unsecured claims against that institution, including federal funds and letters of credit.

BROKERED DEPOSITS

     Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (1) is well capitalized, or (2) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well-capitalized from (1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering "pass through" deposit insurance on certain employee benefit plan accounts, unless it provides certain notice to affected depositors.

INTERSTATE BANKING AND BRANCHING

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act, "RIEGLE-NEAL," subject to certain concentration limits and other requirements:

     - bank holding companies such as us are permitted to acquire banks and bank holding companies located in any state;

     - any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that bank holding company; and

     - banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states and establishing de novo branch offices in other states. The ability of banks to acquire branch offices through purchase or opening of other branches is contingent, however, on the host state having adopted legislation "opting in" to those provisions of Riegle-Neal. In addition, the ability of a bank to merge with a bank located in another state is contingent on the host state not having adopted legislation "opting out" of that provision of Riegle-Neal.

     We might use Riegle-Neal to acquire banks in additional states and to consolidate our bank subsidiaries under a smaller number of separate charters.

CONTROL ACQUISITIONS

     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company, unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

     In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding common stock of a bank holding company, or otherwise obtaining control or a "controlling influence" over that bank holding company.


RECENT LEGISLATION



     On November 12, 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act (the "Act"), a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incidental to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This Act makes significant changes in U.S. banking law, principally by repealing the restrictive provisions of the 1933 Glass-Steagall Act. The Act specifies certain activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in, securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under section 4(c)(8) of the Bank Holding Company Act. The Act does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act.



     National banks are also authorized by the Act to engage, through "financial subsidiaries," in any activity that is permissible for a financial holding company (as described above) and any activity that the Secretary of the Treasury, in consultation with the Federal Reserve Board, determines is financial in nature or incidental to any such financial activity, except (1) insurance underwriting, (2) real estate development or real estate investment activities (unless otherwise permitted by law), (3) insurance company portfolio investments and (4) merchant banking. The authority of a national bank to invest in a financial subsidiary is subject to a number of conditions, including, among other things, requirements that the bank must be well-managed and well-capitalized (after deducting from the bank's capital outstanding investments in financial subsidiaries). The Act provides that state banks may invest in financial subsidiaries (assuming they have the requisite investment authority under applicable state law) subject to the same conditions that apply to national bank investments in financial subsidiaries.



     The Act also contains a number of other provisions that will affect our operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limi-tations will likely require more disclosure to consumers, and in some circumstances will require consent by the consumer before information is allowed to be provided to a third party.



     At this time, we are unable to predict the impact the Act may have upon our or our subsidiaries' financial condition or results of operations.



FUTURE LEGISLATION



     Changes to the laws and regulations in the states and countries where we and our subsidiaries do business can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries' financial condition or results of operations.


                         DESCRIPTION OF DEBT SECURITIES


     The senior debt securities will be issued under an indenture dated as of December 6, 1999, the "SENIOR INDENTURE," between us and The Bank of New York as senior trustee. The subordinated debt securities will be issued under an indenture dated as of December 6, 1999, the "SUBORDINATED INDENTURE," between us and The Bank of New York as subordinated trustee. A copy of each of the indentures are exhibits to the registration statement which contains this prospectus.


     The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms.


     The following summaries describe the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those offered securities.



     The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of FleetBoston. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of FleetBoston as described under "Subordinated Debt Securities -- Subordination" beginning on page 19. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.


GENERAL

     We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We expect from time to time to incur additional indebtedness which may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by us or our subsidiaries, including indebtedness which may rank senior to the debt securities. The debt securities will not be secured.

     We may issue debt securities upon the satisfaction of conditions contained in the indentures, including the delivery to the applicable trustee of a resolution of our Board of Directors or a certificate of an authorized officer which fixes or establishes the terms of the debt securities being issued. Any resolution or officer's certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

     - the title and series designation;

     - the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

     - the principal amount payable, whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method which may be calculated, without limitation, with reference to the value of currencies, securities or baskets of securities, commodities, indices or other measurements to which any such amount payable is linked, and whether the debt securities will be issued as original issue discount securities (as defined below);

     - the date or dates on which the principal of the debt securities is payable;

     - any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

     - the date from which any interest shall accrue;

     - any interest payment dates;

     - whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination if different from that summarized in this prospectus;


     - the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;


     - the stated maturity date;

     - whether the debt securities are to be issued in global form;

     - any sinking fund requirements;

     - any provisions for redemption, the redemption price and any remarketing arrangements;

     - the minimum denominations;

     - whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

     - the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

     - information with respect to book-entry procedures;

     - the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

     - whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

     - whether, and the terms and conditions relating to when, we may satisfy all or part of our obligations with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions, or any interest payment, by delivering to the holders of the debt securities, other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, "MATURITY CONSIDERATION";


     - the terms, if any, upon which the debt securities are convertible into other securities of FleetBoston or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provi-sions in addition to or instead of those described in this prospectus; and

     - any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.


     Please see the accompanying prospectus supplement, pricing supplement or the terms sheet you have received or will receive for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a terms sheet. We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. See "Description of Warrants." Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.


     Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.


     Debt securities may be issued as "ORIGINAL ISSUE DISCOUNT SECURITIES" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.


REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons. The indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. If debt securities are issued in bearer form, the prospectus supplement will contain additional provisions which apply to those debt securities.

     Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the trustee according to the terms of the applicable indenture. In no event, however, will debt securities in registered form be exchangeable for debt securities in bearer form.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities issued in fully registered form will be issued without coupons and in denominations of $1,000 or integral multiples thereof.

     No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

PAYMENT AND PLACE OF PAYMENT

     We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

GLOBAL SECURITIES

     Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

EVENTS OF DEFAULT

     The following are events of default under the indentures with respect to debt securities of any series:

     - default in the payment of any principal or premium when due;

     - default in the payment of any interest when due, which continues for 30 days;

     - default in the delivery or payment of the maturity consideration when due;

     - default in the deposit of any sinking fund payment when due;

     - default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the debt securities of that series, which continues for 60 days after written notice;

     - specified events in bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to debt securities of that series.

     If an event of default occurs and is continuing for any series of senior debt securities, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately.

     The subordinated trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities upon the occurrence of any of the events of default described above except in the case of certain events relating to bankruptcy, insolvency or reorganization. There is no right of acceleration in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration.


     At any time after the trustee or the holders have accelerated series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.


     The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

     - in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

     - in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

     The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

     Unless otherwise stated in the applicable prospectus supplement, any series of debt securities issued under any indenture will not have the benefit of any cross-default provisions with any of our other indebtedness.


     A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:


     - that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;


     - the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have made written request and offered the trustee indemnity satisfactory to the trustee to institute such proceeding as trustee;



     - the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with the request; and



     - the trustee shall have failed to institute the proceeding within 60 days.


However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.


     We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.


MODIFICATION AND WAIVER

     Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

     - change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security;

     - reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security;

     - reduce the amount of principal or maturity consideration of an original issue discount security payable upon acceleration of its maturity;

     - change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

     - reduce the percentage in principal amount or issue price of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

     - reduce the percentage in principal amount or issue price of debt securities of any series, the consent of whose holders is required to waive any past default.

     The holders of at least a majority in principal amount or issue price of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under "-- Events of Default" beginning on page 14.

     We and the trustee may also modify and amend each indenture without the consent of any holder for any of the following purposes:

     - to evidence the succession of another person to us;

     - to add to our covenants for the benefit of the holders of all or any series of securities;

     - to add events of default;

     - to add or change any provisions of the indentures to facilitate the issuance of bearer securities;


     - to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination shall become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;


     - to establish the form or terms of debt securities of any series;

     - to evidence and provide for the acceptance of appointment by a successor trustee;


     - to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;


     - to convey, transfer, assign, mortgage or pledge any property to or with the trustee; or


     - to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.


CONSOLIDATION, MERGER AND SALE OF ASSETS

     Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

     - the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

          - pay or deliver the principal or maturity consideration of, and any premium, or interest on, the debt securities; and

          - perform and observe all of our other obligations under the indentures, and

     - we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

     Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

REGARDING THE TRUSTEE

     We maintain banking relations with the trustee. In addition, our banking subsidiaries maintain deposit accounts and correspondent banking relations with the trustee.

INTERNATIONAL OFFERING


     If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.



     Debt securities issued outside the United States may be subject to certain selling restrictions which will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. We will describe special United States tax and other considerations, if any, applicable to an offering outside the United States in the applicable prospectus supplement.

                             SENIOR DEBT SECURITIES

     The senior debt securities will be our direct, unsecured obligations and will rank pari passu with all of our other outstanding senior indebtedness.

RESTRICTIVE COVENANTS


     DISPOSITION OF VOTING STOCK OF CERTAIN SUBSIDIARIES. We may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a "principal constituent bank" of FleetBoston or any subsidiary of FleetBoston which owns a principal constituent bank. A "PRINCIPAL CONSTITUENT BANK" is defined in the senior indenture as Fleet National Bank and any other of our majority-owned banking subsidiaries designated as a principal constituent bank. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series shall remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, no banking subsidiaries other than Fleet National Bank have been designated as principal constituent banks with respect to any series of debt securities.


     This restriction does not apply to dispositions made by us or any subsidiary:

     - acting in a fiduciary capacity for any person other than us or any subsidiary;

     - to us or any of our wholly-owned subsidiaries;

     - if required by law for the qualification of directors;

     - to comply with an order of a court or regulatory authority;

     - in connection with a merger of, or consolidation of, a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving such merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to such action;


     - if that disposition or issuance is for fair market value as determined by our Board of Directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or any subsidiary which owns a principal constituent bank;



     - if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after such sale, we hold directly or indirectly not less than the percentage of voting stock of such principal constituent bank we owned prior to that sale; or


     - if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

     LIMITATION UPON LIENS ON CERTAIN CAPITAL STOCK. We may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

     - any shares of capital stock of any principal constituent bank, other than directors' qualifying shares; or

     - any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

     - liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books adequate reserves to cover the contested amount; or

     - the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.


DEFEASANCE

     We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:


     - depositing irrevocably with the senior trustee an amount which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:


               - in the case of senior debt securities denominated in U.S.
                 dollars, U.S. dollars or U.S. government obligations;


               - in the case of senior debt securities denominated in a foreign currency, money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or


               - a combination of money and U.S. government obligations or foreign government obligations;

     - delivering:


               - an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;


               - if the senior debt securities of that series are then listed on the New York Stock Exchange, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

               - an opinion of counsel as to certain other matters; and

               - officers' certificates certifying as to compliance with the senior indenture and other matters;

     - no event of default under the senior indenture may exist or be caused by the defeasance;

     - the defeasance shall not cause an event of default under any of our other agreements or instruments; and

     - we shall have paid all other amounts due and owing under the senior indenture.

                          SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equal with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

SUBORDINATION

     The subordinated debt securities will be subordinated in right of payment to all "senior indebtedness," as defined below. In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all "other financial obligations," as defined on the next page. In certain circumstance relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations, as defined on the page 20, has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full those other financial obligations before any payment may be made on the subordinated debt securities. This obligation to pay over these excess amounts does not exist for any of our subordinated indebtedness issued prior to November 30, 1992, "EXISTING SUBORDINATED INDEBTEDNESS."


     In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

     In addition, no payment may be made on the subordinated debt securities in the event:

     - there is a default in any payment or delivery with respect to any senior indebtedness; or


     - there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.


     By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. By reason of the obligation of the holders of subordinated debt securities to pay over any amount remaining after payment of senior indebtedness to persons in respect of our other financial obligations, in the event of insolvency, holders of our existing subordinated indebtedness may recover more, ratably, than the holders of subordinated debt securities.

     Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "SENIOR INDEBTEDNESS" is defined in the subordinated indenture as:


     - the principal of, premium, if any, and interest on all of our "indebtedness for money borrowed," as defined below, except (A) existing subordinated indebtedness and other subordinated debt securities issued under the subordinated indenture, (B) any indebtedness which is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness which is expressly stated to rank equal with the subordinated debt securities; and


     - any deferrals, renewals or extensions of any senior indebtedness.

     The term "INDEBTEDNESS FOR MONEY BORROWED" means:

     - any of our obligations or any obligation we have guaranteed for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; and

     - any of our deferred payment obligations or any such obligation we have guaranteed for the payment of the purchase price of property or assets evidenced by a note or similar instrument.


     Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered by that prospectus supplement, "OTHER FINANCIAL OBLIGATIONS" means all of our obligations to make payment pursuant to the terms of financial instruments, such as:


     - securities contracts and foreign currency exchange contracts;

     - derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and

     - similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities.


     As of September 30, 1999, FleetBoston had an aggregate of $4.1 billion in subordinated debt outstanding, of which $868 million is subordinated to FleetBoston's senior indebtedness and $3.2 billion is subordinated to FleetBoston's senior indebtedness and other financial obligations.


     The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

     The subordinated debt securities shall rank equal in right of payment with each other and with the existing subordinated indebtedness, subject to the obligations of the holders of subordinated debt securities to pay over amounts remaining after payment of senior indebtedness to persons in respect of other financial obligations.

     The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

RESTRICTIVE COVENANTS

     The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

                            DESCRIPTION OF WARRANTS

OFFERED WARRANTS

     We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

     Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "DEBT WARRANT."

     Universal Warrants. We may also issue warrants to purchase or sell, on terms to be determined at the time of sale:

     - securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

     - currencies; or

     - commodities.

     We refer to the property in the above clauses as "WARRANT PROPERTY." We refer to this type of warrant as a "UNIVERSAL WARRANT." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

FURTHER INFORMATION IN PROSPECTUS SUPPLEMENT

     General Terms of Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

     - the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     - the currency with which the warrants may be purchased;

     - the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     - whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

     - any applicable material United States federal income tax consequences;

     - the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

     - the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - the antidilution provisions of the warrants, if any;

     - any redemption or call provisions;

     - whether the warrants are to be sold separately or with other securities as part of units; and

     - any other terms of the warrants.

     Additional Terms of Debt Warrants. The prospectus supplement will contain, where applicable, the following terms of and other information relating to any debt warrants:

     - the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     - if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

     - if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

     - the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

     Additional Terms of Universal Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any universal warrants:

     - whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

     - the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each universal warrant;

     - the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

     - whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

     - whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENTS

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

     Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

     - cure any ambiguity;

     - cure, correct or supplement any defective or inconsistent provision; or

     - amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

     Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

     New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION


     FleetBoston may sell securities:



     - to the public through a group of underwriters managed or co-managed by one or more underwriters, which may include BancBoston Robertson Stephens Inc. or other affiliates;



     - through one or more agents, which may include BancBoston Robertson Stephens Inc. or other affiliates; or


     - directly to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

     - at a fixed price, or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;


     - at prices related to those prevailing market prices; or


     - at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

     - the name of the agent or the name or names of any underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters;

     - all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - any exchanges on which the securities will be listed.

     We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.


     If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities or warrants from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:


     - the purchase by an institution of the debt securities or warrants covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

     - if the debt securities or warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such debt securities or warrants not sold for delayed delivery. The underwriters and other persons acting as Fleet's agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

     Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

     BancBoston Robertson Stephens Inc. is our wholly-owned subsidiary. Accordingly, the distribution of securities by BancBoston Robertson Stephens Inc. will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.


     Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.



                                    EXPERTS


     Our supplemental consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K filed November 22, 1999 amending our Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated by reference in this document in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.


                                 LEGAL OPINIONS


     The validity of the securities offered hereby will be passed upon for us by Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110-1800. V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet Bank
(RI), National Association, one of our wholly-owned subsidiaries, and beneficially owns 9,856 shares of our common stock.

                              [Fleet Boston LOGO]



                                  FLEET BOSTON


                                  CORPORATION



                               $

                                DEBT SECURITIES
                                    WARRANTS


                            ------------------------

                                   PROSPECTUS

                                           , 1999


                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the debt securities in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on the cover.

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1999


PROSPECTUS


                               FLEET BOSTON LOGO



                            FLEET BOSTON CORPORATION



Fleet Boston Corporation may offer and sell --


--   Common Stock

--   Preferred Stock

--   Warrants

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is             , 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail:

     - this prospectus, which provides general information, some of which may not apply to your securities; and

     - the accompanying prospectus supplement, which describes the specific and final terms of your securities.

     IF THE TERMS OF YOUR SECURITIES VARY BETWEEN THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE FOLLOWING ORDER OF PRIORITY:

     - THE PROSPECTUS SUPPLEMENT; AND

     - THE PROSPECTUS.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                            ------------------------


     Unless indicated in the applicable prospectus supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
About This Prospectus...............    2
Where You Can Find More
  Information.......................    2
Forward Looking Statements..........    4
Fleet Boston Corporation............    5
Supplemental Consolidated Ratios of
  Earnings to Fixed Charges and
  Dividends on Preferred Stock......    6
Use of Proceeds.....................    6
Regulation and Supervision..........    7
  General...........................    7
  Liability for Bank Subsidiaries...    7
  Capital Requirements..............    8
  FDICIA............................    9
  Dividend Restrictions.............    9
  Deposit Insurance Assessments.....   10
  Depositor Preference Statute......   10
  Brokered Deposits.................   10
  Interstate Banking and
     Branching......................   10
  Control Acquisitions..............   11
  Recent Legislation................   11
  Future Legislation................   12
Description of Preferred Stock......   12
  General...........................   12
  Dividends.........................   14
  Rights Upon Liquidation...........   14
  Redemption........................   14
  Voting Rights.....................   15
  Conversion Rights.................   16
Description of Depositary Shares....   17
  General...........................   17
  Dividends and Other
     Distributions..................   17
  Withdrawal of Stock...............   17
  Redemption of Depositary Shares...   17
  Voting the Preferred Stock........   18



                                      PAGE
                                      ----
  Amendment and Termination of the
     Deposit Agreement..............   18
  Charges of Depositary.............   18
  Resignation and Removal of
     Depositary.....................   18
  Notices...........................   18
  Limitation of Liability...........   19
  Inspection of Books...............   19
Description of Existing Preferred
  Stock.............................   20
  General...........................   20
  9.35% Cumulative Preferred
     Stock..........................   20
  Series V 7.25% Perpetual Preferred
     Stock..........................   20
  Series VI 6.75% Perpetual
     Preferred Stock................   20
  Series VII Fixed/Adjustable Rate
     Cumulative Preferred Stock.....   21
  Series VIII Fixed/Adjustable Rate
     Noncumulative Preferred
     Stock..........................   21
  Junior Preferred Stock............   22
Description of Common Stock.........   22
  General...........................   22
  Transfer Agent and Registrar......   23
  Restrictions on Ownership.........   23
  Preferred Share Purchase Rights...   23
Selected Provisions in the Articles
  of FleetBoston....................   24
  Business Combinations with Related
     Persons........................   24
  Directors.........................   25
Description of Warrants.............   25
Plan of Distribution................   26
Experts.............................   27
Legal Opinions......................   27

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of common stock, preferred stock or warrants described in this prospectus in one or more offerings up to a total dollar amount of $2,351,868,750. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."



     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "FLEETBOSTON," "WE," "US," "OUR" or similar references mean Fleet Boston Corporation.


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.


     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

                           Northeast Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                            Midwest Regional Office
                            500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.


     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:


                              http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "INCORPORATE BY REFERENCE" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.


                      SEC FILINGS                                           PERIOD
                      -----------                                           ------
Annual Report on Form 10-K..............................    Year ended December 31, 1998, as filed
                                                            on March 26, 1999
Quarterly Report on Form 10-Q...........................    Quarter ended March 31, 1999, as filed
                                                            on May 14, 1999
                                                            Quarter ended June 30, 1999, as filed
                                                            on August 12, 1999
                                                            Quarter ended September 30, 1999, as
                                                            filed on November 12, 1999
Items 10-13 of FleetBoston's Definitive Proxy Statement
  to FleetBoston's Stockholders for the 1999 Annual
  Meeting of FleetBoston Stockholders...................    Filed on March 5, 1999
The description of FleetBoston common stock set forth in
  the FleetBoston registration statement filed by
  Industrial National Corporation (predecessor to
  FleetBoston) on Form 8-B dated May 29, 1970, and any
  amendment or report filed for the purpose of updating
  such description; and
Current Reports on Form 8-K.............................    Filed:
                                                            -February 1, 1999
                                                            -March 17, 1999
                                                            -April 2, 1999
                                                            -April 20, 1999
                                                            -May 14, 1999
                                                            -July 20, 1999
                                                            -August 12, 1999
                                                            -September 16, 1999
                                                            -September 30, 1999
                                                            -October 1, 1999
                                                            -October 15, 1999
                                                            -November 2, 1999
                                                            -November 19, 1999
                                                            -November 22, 1999


     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
                         Investor Relations Department

                            Fleet Boston Corporation


                         P.O. Box 2016, MA BOS 01-20-02


                        Boston, Massachusetts 02106-2106


                                 (617) 434-7858


     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation:

     - statements relating to the cost savings and accretion to reported earnings estimated to result from our merger with BankBoston Corporation;

     - statements relating to revenues of the combined company after our merger with BankBoston;

     - statements relating to the restructuring charges estimated to be incurred in connection with our merger with BankBoston; and

     - statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:


     - general political and economic conditions, either internationally, nationally or in the states in which we are doing business, may be less favorable than expected;



     - interest rate and currency fluctuations, equity and bond market fluctuations, the level of customers' bankruptcies, and inflation may be greater than expected;



     - competitive pressures among financial services companies may increase significantly;



     - legislative or regulatory changes may adversely affect our business;



     - technological changes, including year 2000 data systems compliance issues, may be more difficult or expensive than anticipated;


     - expected cost savings from our merger with BankBoston may not be fully realized or realized within the expected time frame;

     - revenues following our merger with BankBoston may be lower than expected;


     - costs or difficulties related to the integration of our business and that of BankBoston may be greater than expected; and



     - the negative impact of the divestitures to be completed in connection with our merger with BankBoston may be greater than expected.

                            FLEET BOSTON CORPORATION



     We are a diversified financial services company, with consumer and commercial platforms serving approximately 20 million customers nationally and internationally. Our lines of business include:



     - institutional and investment banking;



     - cash management;



     - trade services;



     - export finance;



     - mortgage banking;



     - corporate finance;



     - asset-based lending;



     - commercial lending;



     - real estate lending;



     - government banking;



     - investment management services;



     - equipment leasing;



     - credit cards;



     - discount brokerage services;



     - student loan processing; and



     - full-service banking in leading Latin American Markets.



     On October 1, 1999, we completed the merger of BankBoston Corporation into us.



     - The name of the combined company was changed to "Fleet Boston
       Corporation."



     - The combined company will be doing business under the name "FleetBoston Financial."


     - The headquarters of the combined company will remain in Boston, Massachusetts.


     - Terrence Murray, our Chairman and Chief Executive Officer, was appointed the Chairman of the Board of Directors and Chief Executive Officer of the combined company.



     - Charles K. Gifford, Chairman and Chief Executive Officer of BankBoston, was appointed the President and Chief Operating Officer of the combined company. Mr. Gifford will succeed to the role of Chief Executive Officer as of December 31, 2001, or at such earlier time as Mr. Murray may step down from that role, and Mr. Gifford will succeed to the role of Chairman of the Board of Directors on December 31, 2002, or at such earlier time as Mr. Murray may step down from that role.



     - The board of directors of the combined company consists of 13 directors from Fleet and 11 directors from BankBoston.



     - The merger was accounted for under the "pooling-of-interests" method of accounting. This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one, and no goodwill will be created. In addition, the merger was treated as a "reorganization" under the Internal Revenue Code. This means that we will not recognize any gain or loss as a result of the merger.



     - At the effective time of the merger, each share of common stock of BankBoston, outstanding immediately prior to the effective time of the merger was converted into 1.1844 shares of our common stock.



     In connection with obtaining regulatory approvals for the merger, the Federal Reserve Board and the United States Department of Justice required us to agree to divest approximately $13 billion of deposits and $9 billion of loans from the combined company, resulting in estimated divested income of $160 million after tax.



     All financial information set forth in this prospectus and accompanying prospectus supplement has been restated for all periods to give effect to the merger. Because the divestitures will not be significant to us, the financial information has not been adjusted to show the effects of the divestitures.



     At September 30, 1999, our total assets on a consolidated basis were $185.3 billion, our consolidated total deposits were $113.2 billion and our consolidated total stockholders' equity was $15.5 billion. Based on total assets at September 30, 1999, we were the eighth largest bank holding company in the United States.



     For additional information regarding the merger and certain pro forma financial information relating to the merger, see our current reports on Form 8-K filed March 17, 1999, April 2, 1999, May 14, 1999, August 12, 1999,
September 16, 1999, September 30, 1999, October 1, 1999, October 15, 1999 and November 22, 1999, each of which is incorporated by reference into this prospectus. See "Where You Can Find More Information."



     Our principal office is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.



 SUPPLEMENTAL CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND DIVIDENDS ON
                                PREFERRED STOCK



     Our supplemental consolidated ratios of earnings to fixed charges and dividends on preferred stock were as follows for the five most recent fiscal years and the nine months ended September 30, 1999:



                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                             -------------   --------------------------------
                                                 1999        1998   1997   1996   1995   1994
                                             -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges and
Dividends on Preferred Stock:
  Excluding Interest on Deposits...........      2.57x       2.55x  2.85x  2.62x  1.87x  2.05x
  Including Interest on Deposits...........      1.71        1.62   1.70   1.59   1.38   1.51


-------------------------
     For the purpose of computing the ratio of earnings to fixed charges, "EARNINGS" consist of income before income taxes plus fixed charges, excluding capitalized interest, and, where indicated, the pretax equivalent of dividends on preferred stock. "FIXED CHARGES" consist of interest on short-term debt and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                                USE OF PROCEEDS


     We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement, pricing supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries.

                           REGULATION AND SUPERVISION

     The following discussion sets forth the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and provides certain specific information relevant to us. This regulatory framework primarily is intended for the protection of depositors and the deposit insurance funds that insure deposits of banks, and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

GENERAL


     As a bank holding company, we are subject to regulation under the Bank Holding Company Act of 1956, as amended, and to inspection, examination and supervision by the Federal Reserve Board. Under the Bank Holding Company Act, bank holding companies generally may not acquire ownership or control of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and those other activities as are determined by the Federal Reserve Board to be closely related to banking.



     Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, as amended, limit borrowings by us and our non-bank subsidiaries from our affiliate insured depository institutions, and also limit various other transactions between us and our non-bank subsidiaries, on the one hand, and our affiliate insured depository institutions, on the other. Section 23A of the Federal Reserve Act also generally requires that an insured depository institution's loans to its non-bank affiliates be secured, and
Section 23B of the Federal Reserve Act generally requires that an insured depository institution's transactions with its non-bank affiliates be on arm's-length terms.



     Our banking subsidiaries are subject to extensive supervision, examination and regulation by various bank regulatory authorities and other governmental agencies in the states and countries where we and our subsidiaries operate. We and our subsidiaries are also affected by the fiscal and monetary policies of the U.S. federal government and the Federal Reserve Board, and by various other governmental requirements and regulations.


LIABILITY FOR BANK SUBSIDIARIES

     Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of stockholders of a national bank whose capital has become impaired. If a stockholder fails, within three months, to pay that assessment, the board of directors has the duty to sell the stockholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a U.S. federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

     Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with:

     - the default of a commonly controlled FDIC-insured depository institution; or

     - any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

"DEFAULT" generally is defined as the appointment of a conservator or receiver and "IN DANGER OF DEFAULT" generally is defined as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.


     All of our domestic banks are FDIC-insured depositary institutions. Also, if a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.


CAPITAL REQUIREMENTS

     We are subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve Board, the OCC, the OTS and the FDIC on our depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to those assets or commitments. In addition, risk-weighted assets are adjusted for low-level recourse and market-risk equivalent assets. A depository institution's or holding company's capital, in turn, is divided into three tiers:


     - core, or "TIER 1," capital, which consists primarily of stockholders' equity less certain identifiable intangible assets and certain other assets;



     - supplementary, or "TIER 2," capital, which includes, among other items, certain other debt and equity investments that do not qualify as Tier 1 capital; and



     - market risk, or "TIER 3," capital, which includes qualifying unsecured subordinated debt.



     Like other bank holding companies, we currently are required to maintain Tier 1 and "TOTAL CAPITAL" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of our total risk-weighted assets (including certain off-balance-sheet items, such as unused lending commitments and standby letters of credit), respectively. At September 30, 1999, we met both requirements, with Tier 1 and total capital equal to 7.14% and 11.28% of our total risk-weighted assets.


     The Federal Reserve Board, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market-risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.


     The Federal Reserve Board also requires bank holding companies to maintain a minimum "LEVERAGE RATIO," defined as Tier 1 capital to average adjusted total assets, of 3%, if the bank holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 1% to 2% if the bank holding company does not meet these requirements. At September 30, 1999, our leverage ratio was 7.21%, which significantly exceeded the minimum leverage ratio to which we were subject.


     The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, bank holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "TANGIBLE TIER 1 CAPITAL LEVERAGE RATIO," which would deduct all intangibles, and other indicia of capital strength in evaluating proposals for expansion or new activities.


     Each of the banks is subject to similar risk-based and leverage capital requirements adopted by its applicable U.S. federal banking agency. Each of our banks was in compliance with the applicable minimum capital requirements as of September 30, 1999.


     Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restric-tions on its business, which are described under "-- FDICIA."

FDICIA

     The Federal Deposit Insurance Corporation Improvement Act of 1991, "FDICIA," among other things, identifies five capital categories for insured depository institutions -- well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized -- and requires U.S. federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements based on these categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank or thrift is well-capitalized, it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An undercapitalized bank or thrift must develop a capital restoration plan and its parent bank holding company must guarantee the bank's or thrift's compliance with the plan up to the lesser of 5% of the bank's or thrift's assets at the time it became undercapitalized and the amount needed to comply with the plan.


     As of September 30, 1999, each of our bank and thrift subsidiaries was well-capitalized, based on the prompt corrective action ratios and guidelines described above. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying the OCC's, or the FDIC's, prompt corrective action regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.


DIVIDEND RESTRICTIONS

     Various U.S. federal and state statutory provisions limit the amount of dividends our banks can pay to us without regulatory approval. Dividend payments by national banks are limited to the lesser of:

     - the level of undivided profits; and

     - absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years.


     Likewise, the approval of the Federal Reserve Board is required for any dividend by a state-chartered bank that is a member of the Federal Reserve System, a "STATE MEMBER BANK," if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies for that year, combined with its retained net profits for the preceding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Depending on certain factors, a U.S. federal savings bank may be required to file an application or notice with the OTS prior to the payment of any dividends. For example, an application is required if the total amount of all dividends and other capital distributions for the current calendar year paid by a U.S. federal savings bank exceeds its net income for that year as well as its retained net income for the preceding two years. A prior notice is required if, among other things, a U.S. federal savings bank is proposing to pay a dividend that would reduce the amount of, or retire any of part of, its common or preferred stock or retire any part of any debt instruments which are included in its capital for purposes of OTS regulations.



     At September 30, 1999, approximately $1.66 billion of the total stockholders' equity of our banks was available for payment of dividends to us, without approval by the applicable regulatory authority.


     In addition, U.S. federal bank regulatory authorities have authority to prohibit our banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute an unsafe or unsound practice. The ability of our banks to pay dividends in the

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

future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

DEPOSIT INSURANCE ASSESSMENTS


     The deposits of each of our domestic banks are insured up to regulatory limits by the FDIC, and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund, the "BIF," and/or the Savings Association Insurance Fund, the "SAIF," administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (1) the bank's capitalization and (2) supervisory evaluations provided to the FDIC by the institution's primary U.S. federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.


     Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and the SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.


     The Deposit Insurance Funds Act provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of Financing Corporation, "FICO," funding. The FDIC established the FICO assessment rates effective October 1, 1999, at $0.01184 per $100 annually for BIF-assessable deposits and $0.05920 per $100 annually for SAIF-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations. Our banks held approximately $97.0 billion and $3.4 billion, respectively, of BIF-assessable and SAIF-assessable deposits as of September 30, 1999.


DEPOSITOR PREFERENCE STATUTE

     In the "liquidation or other resolution" of an institution by any receiver, U.S. federal legislation provides that deposits and certain claims for administrative expenses and employee compensation against the insured depository institution would be afforded a priority over other general unsecured claims against that institution, including federal funds and letters of credit.

BROKERED DEPOSITS

     Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (1) is well capitalized, or (2) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well-capitalized from (1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering "pass through" deposit insurance on certain employee benefit plan accounts, unless it provides certain notice to affected depositors.

INTERSTATE BANKING AND BRANCHING

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act, "RIEGLE-NEAL," subject to certain concentration limits and other requirements:

     - bank holding companies such as us are permitted to acquire banks and bank holding companies located in any state;

     - any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that bank holding company; and

     - banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states and establishing de novo branch offices in other states. The ability of banks to acquire branch offices through purchase or opening of other branches is contingent, however, on the host state having adopted legislation "opting in" to those provisions of Riegle-Neal. In addition, the ability of a bank to merge with a bank located in another state is contingent on the host state not having adopted legislation "opting out" of that provision of Riegle-Neal.

     We might use Riegle-Neal to acquire banks in additional states and to consolidate our bank subsidiaries under a smaller number of separate charters.

CONTROL ACQUISITIONS

     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company, unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

     In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding common stock of a bank holding company, or otherwise obtaining control or a "controlling influence" over that bank holding company.


RECENT LEGISLATION



     On November 12, 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act (the "Act"), a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incident to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This Act makes significant changes in U.S. banking law, principally by repealing the restrictive provisions of the 1933 Glass-Steagall Act. The Act specifies certain activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in, securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under section 4(c)(8) of the Bank Holding Company Act. The Act does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act.



     National banks are also authorized by the Act to engage, through "financial subsidiaries," in any activity that is permissible for a financial holding company (as described above) and any activity that the Secretary of the Treasury, in consultation with the Federal Reserve Board, determines is financial in nature or incidental to any such financial activity, except (1) insurance underwriting, (2) real estate development or real estate investment activities (unless otherwise permitted by law), (3) insurance company portfolio investments and (4) merchant banking. The authority of a national bank to invest in a financial subsidiary is subject to a number of conditions, including, among other things, requirements that the bank must be well-managed and well-capitalized (after deducting from the bank's capital outstanding investments in financial subsidiaries). The Act provides that state banks may invest in financial subsidiaries (assuming they have the requisite investment authority under applicable state law) subject to the same conditions that apply to national bank investments in financial subsidiaries.



     The Act also contains a number of other provisions that will affect our operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limitations will likely require more disclosure to consumers, and in some circumstances will require consent by the consumer before information is allowed to be provided to a third party.



     At this time, we are unable to predict the impact the Act may have upon our or our subsidiaries' financial condition or results of operations.



FUTURE LEGISLATION



     Changes to the laws and regulations in the states and countries where we and our subsidiaries do business can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries' financial condition or results of operations.


                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of the general terms of the preferred stock, par value $1.00 per share, the "PREFERRED STOCK" that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Incorporation, as amended, "ARTICLES OF INCORPORATION," and the certificate of designation which will be filed with the SEC in connection with the offering of the series of preferred stock.

GENERAL


     Our articles of incorporation authorize our board of directors to provide for the issuance of preferred stock in one or more series, without shareholder action. The board of directors can determine the rights, preferences and limitations of each series. Under our articles of incorporation, 16,000,000 shares are authorized for issuance as preferred stock. Prior to the issuance of each series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. As of September 30, 1999, we had outstanding five series of preferred stock as follows:



     - 500,000 shares of 9.35% cumulative preferred stock, having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 500,000 shares were issued and outstanding;



     - 1,265,000 shares of series V 7.25% perpetual preferred stock, having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 765,010 shares were issued and outstanding;



     - 690,000 shares of series VI 6.75% perpetual preferred stock, having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 600,000 shares were issued and outstanding;


     - 805,000 shares of series VII fixed/adjustable rate cumulative preferred stock, having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 700,000 shares were issued and outstanding; and



     - 200,000 shares of series VIII fixed/adjustable rate noncumulative preferred stock, having a liquidation value of $250 per share, plus accrued and unpaid dividends, were designated and 200,000 shares were issued and outstanding.



In addition, our board of directors has established a series of 6,000,000 shares of cumulative participating junior preferred stock, the "JUNIOR PREFERRED STOCK," issuable upon exercise of our preferred share purchase rights described below, of which no shares were issued and outstanding as of September 30, 1999. Each such outstanding series is described below under "Description of Existing Preferred Stock".



     The preferred stock has the terms described below, unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:


     - the title of the preferred stock and the number of shares offered;

     - the amount of liquidation preference per share;

     - the price at which the preferred stock will be issued;

     - the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

     - any redemption or sinking fund provisions;

     - any conversion provisions;

     - whether we have elected to offer depositary shares as described under "Description of Depositary Shares"; and

     - any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock, except for the junior preferred stock, and will rank senior in all respects to any outstanding shares of our junior preferred stock and common stock.

     The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue.


     Unless otherwise specified in the applicable prospectus supplement, the depositary, transfer agent, registrar, dividend disbursing agent and redemption agent for shares of the preferred stock will be First Chicago Trust Company, a division of EquiServe LP.


     As described under "Description of Depositary Shares", we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of that series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

     Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

     - senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock, the "JUNIOR SECURITIES;"

     - equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock, the "PARITY SECURITIES;" and

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

     - junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

DIVIDENDS

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. If variable, the formula or other method used for determining the applicable dividend rate for each dividend period will be described in the applicable prospectus supplement. If fixed, dividends will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.

     No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

     Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board. See "Regulation and
Supervision--Dividend Restrictions."

RIGHTS UPON LIQUIDATION

     If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

     Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

REDEMPTION

     A series of the preferred stock may be redeemable, in whole or in part, at our option or the option of the holder. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

     In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

     On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.


     Under current regulations, bank holding companies may exercise an option to redeem shares of preferred stock included as Tier 1 capital, or exchange the preferred stock for debt securities, without the prior approval of the Federal Reserve Board, if the bank holding company will remain well capitalized, received a composite rating of 1 or 2 on its most recent BOPEC (which is an acronym for Bank, Other non-bank subsidiaries, Parent, Earnings and Capital) inspection and is not the subject of any unresolved supervisory issues.


VOTING RIGHTS

     Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law.

     Whenever dividends payable on the preferred stock are in arrears for a number of dividend periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, the holders of outstanding shares of the preferred stock, voting as a class with holders of shares of all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors on the terms set forth below. These voting rights will continue, in the case of any series of cumulative preferred stock, until all past dividends accumulated on shares of cumulative preferred stock are paid in full. Upon payment in full of these dividends, the voting rights will terminate except as expressly provided by law. These voting rights are subject to re-vesting in the event of each and every subsequent default in the payment of dividends. Holders of all series of preferred stock which are granted these voting rights and which rank equally with the preferred stock will vote as a class, and, unless otherwise specified in the applicable prospectus supplement, each holder of shares of the preferred stock will have one vote for each share of stock held and each other series will have the number of votes, if any, for each share of stock held as may be granted to them. In the event that the holders of shares of the preferred stock are entitled to vote as described in this paragraph, our board of directors will be increased by two directors, and the holders of the preferred stock will have the exclusive right as members of that class, as outlined above, to elect two directors at the next annual meeting of stockholders.

     Upon termination of the right of the holders of the preferred stock to vote for directors as discussed in the preceding paragraph, the term of office of all directors then in office elected by those holders will terminate immediately. Whenever the term of office of the directors elected by those holders ends and the related special voting rights expire, the number of directors will automatically be decreased to the number of directors as would otherwise prevail.

     So long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the preferred stock outstanding at the time, voting as a class with all other series of preferred stock ranking equally with the preferred stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:

     - issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of us; or

     - amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our articles of incorporation or the certificate of designations of the preferred stock so as to adversely affect any powers, preferences, privileges or rights of the preferred stock.

However, any increase in the amount of authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock, or any increase in the amount of authorized shares of preferred stock, in each case ranking equally with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect these powers, preferences, privileges or rights.


     Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors because dividends on such series are in arrears, the series may then be deemed a "class of voting securities" and a holder of 25% or more of that series, or a holder of 5% or more if it otherwise exercises a "controlling influence" over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, whenever a series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.


CONVERSION RIGHTS


     The prospectus supplement relating to any series of the preferred stock that is convertible will state the terms on which shares of that series are convertible into our other securities.


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

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may, at our option, elect to offer fractional shares of preferred stock, "DEPOSITARY SHARES," rather than full shares of preferred stock. If we do, we will issue to the public receipts, called "DEPOSITARY RECEIPTS," for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a Deposit Agreement, the "DEPOSIT AGREEMENT," between us and the depositary named in the prospectus supplement, the "DEPOSITARY." Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

     The following summary of certain provisions of the deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement. Whenever particular sections of the deposit agreement are referred to, it is intended that the sections shall be incorporated by reference in this prospectus. You should read copies of the forms of deposit agreement and depositary receipt filed as exhibits to the registration statement which contains this prospectus.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

WITHDRAWAL OF STOCK

     Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the lot or pro rata as may be determined by the depositary.

     After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding.

     We or the depositary may terminate the deposit agreement only if:

     - all outstanding depositary shares have been redeemed; or

     - there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

NOTICES

     The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

LIMITATION OF LIABILITY


     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their duties under that agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.


INSPECTION OF BOOKS

     Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

                    DESCRIPTION OF EXISTING PREFERRED STOCK

GENERAL

     The following summary of the outstanding series of our preferred stock does not purport to be complete, and is subject in all respects to the applicable provisions of the Rhode Island Business Corporation Act, our articles of incorporation and our bylaws.

9.35% CUMULATIVE PREFERRED STOCK


     We must pay dividends on the outstanding 9.35% preferred stock cumulatively and on a quarterly basis at the rate of 9.35% per annum. We may not redeem any shares of our common stock or any other junior securities or parity securities, unless we have paid full cumulative dividends for all past dividend payment periods. Further, if any dividends on the 9.35% preferred stock are in arrears, we may not redeem any shares of the 9.35% preferred stock, unless we simultaneously redeem all outstanding shares of the 9.35% preferred stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 9.35% preferred stock.



     We are permitted to redeem the 9.35% preferred stock on at least 30 but not more than 60 days' notice, at our option, in whole or in part, at any time on and after January 15, 2000, at a redemption price equal to $250 per share, plus any accrued and unpaid dividends. On December 7, 1999, we announced our intention to redeem all of our outstanding 9.35% preferred stock on January 15, 2000.



     Holders of the 9.35% preferred stock have no voting rights, except as described above under "Description of Preferred Stock--Voting Rights."


SERIES V 7.25% PERPETUAL PREFERRED STOCK


     The holders of Series V preferred stock are entitled to receive dividends at the rate of 7.25% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or any junior securities. The dividends on the Series V preferred stock are cumulative. We may redeem the Series V preferred stock, in whole or in part, at our option, on and after April 15, 2001, at $250 per share, plus accrued and unpaid dividends, if any. However, so long as any shares of the Series V preferred stock are outstanding, we may not redeem any shares of our common stock or any other junior securities or parity securities, unless we have paid full cumulative dividends on all outstanding shares of the Series V preferred stock for all past dividend payment periods.



     If any dividends on the Series V preferred stock are in arrears, we may not redeem any shares of the Series V preferred stock, unless we simultaneously redeem all outstanding shares of the Series V preferred stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series V preferred stock.


     Holders of the Series V preferred stock have no voting rights except as described above under "Description of Preferred Stock--Voting Rights."

SERIES VI 6.75% PERPETUAL PREFERRED STOCK


     The holders of Series VI preferred stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or any junior securities. The dividends on the Series VI preferred stock are cumulative. We will adjust the amount of dividends payable in respect of the Series VI preferred stock in the event the Internal Revenue Code is amended to reduce the percentage of the dividend payable on the Series VI preferred stock which may be deducted by corporate holders, called the "DIVIDENDS RECEIVED DEDUCTION."


     We may redeem the Series VI preferred stock, in whole or in part, at our option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We may also redeem the Series VI preferred stock prior to April 15, 2006, in whole, at our option, in the event the Internal Revenue Code is amended to reduce the dividends received deduction.



     So long as any shares of the Series VI preferred stock are outstanding, we may not redeem any shares of our common stock or any other junior securities or parity securities unless we have paid full cumulative dividends on all outstanding shares of the Series VI preferred stock for all past dividend payment periods. Further, if any dividends on the Series VI preferred stock are in arrears, we may not redeem any shares of the Series VI preferred stock unless we simultaneously redeem all outstanding shares of the Series VI preferred stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series VI preferred stock.


     Holders of the Series VI preferred stock have no voting rights except as described above under "Description of Preferred Stock--Voting Rights."

SERIES VII FIXED/ADJUSTABLE RATE
CUMULATIVE PREFERRED STOCK

     Through April 1, 2006, the holders of the Series VII preferred are entitled to receive dividends at the rate of 6.60% per annum computed on the basis of the issue price of the Series VII preferred stock of $250 per share, payable quarterly, before we may declare or pay any dividend upon our common stock or any junior securities. Thereafter the dividend rate on the Series VII preferred stock will be a rate per annum equal to .50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, as each term is defined in the Certificate of Designation establishing the Series VII preferred stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.0% nor greater than 13.0%.


     Dividends on the Series VII preferred stock are cumulative. We will adjust the amount of dividends that will be payable in respect of the Series VII preferred stock in the event the Internal Revenue Code is amended to reduce the dividends received deduction.



     We may redeem the Series VII preferred stock, in whole or in part, at our option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We may also redeem the Series VII preferred stock prior to April 1, 2006, in whole, at our option, in the event the Internal Revenue Code is amended to reduce the dividends received deduction.



     So long as any shares of the Series VII preferred stock are outstanding, we may not redeem any shares of our common stock or any junior securities or parity securities, unless we have paid full cumulative dividends on all outstanding shares of Series VII preferred stock for all past dividend payment periods. Further, if any dividends on the Series VII preferred stock are in arrears, we may not redeem any shares of the Series VII preferred stock, unless we simultaneously redeem all outstanding shares of the Series VII preferred stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series VII preferred stock.


     Holders of the Series VII preferred stock have no voting rights except as described above under "Description of Preferred Stock--Voting Rights."

SERIES VIII FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK


     Through October 1, 2001, the holders of the Series VIII preferred stock are entitled to receive dividends at the rate of 6.59% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or any junior securities. Thereafter the dividend rate on the Series VIII preferred stock will be a rate per annum equal to .45% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, as each term is defined in the Certificate of Designations establishing the Series VIII preferred stock. The applicable rate per annum for any dividend period beginning on or after October 1, 2001 will not be less than 7.0% nor greater than 13.0%. The divi-dends on the Series VIII preferred stock are noncumulative. We will adjust the amount of dividends payable in respect of the Series VIII preferred stock in the event the Internal Revenue Code is amended to reduce the dividends received deduction.



     We may redeem the Series VIII preferred stock, in whole or in part, at our option on and after October 1, 2001, at $250 per share, plus accrued and unpaid dividends, if any, for the then-current dividend period, without accumulation of accrued and unpaid dividends for prior dividend periods. We may also redeem the Series VIII preferred stock prior to October 1, 2001, in whole, at our option, in the event the Internal Revenue Code is amended to reduce the dividends received deduction.



     So long as any shares of the Series VIII preferred stock are outstanding, we may not redeem any shares of our common stock or any junior securities or parity securities, unless we have paid all dividends on all outstanding shares of Series VIII preferred stock for the then-current dividend period. Further, if dividends on the Series VIII preferred stock have not been paid for the then-current dividend period, we may not redeem any shares of the Series VIII preferred stock, unless we simultaneously redeem all outstanding shares of such class, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series VIII preferred stock.


     Holders of the Series VIII preferred stock have no voting rights except as described above under "Description of Preferred Stock--Voting Rights."

JUNIOR PREFERRED STOCK


     As of the date of this Prospectus, there were six million shares of junior preferred stock reserved for issuance upon the exercise of our preferred share purchase rights. See "--Description of Common Stock--Preferred Share Purchase Rights." Shares of junior preferred stock purchasable upon exercise of our preferred share purchase rights will rank junior to the preferred stock and will not be redeemable. Each share of junior preferred stock will, subject to the rights of our senior securities, be entitled to a preferential cumulative quarterly dividend payment equal to the greater of $1.00 per share or, subject to certain adjustments, 100 times the dividend declared per share of our common stock. Upon our liquidation, dissolution or winding up, holders of junior preferred stock will, subject to the rights of those senior securities, be entitled to a preferential liquidation payment equal to the greater of $1.00 per share, plus all accrued and unpaid dividends, or 100 times the amount received per share of our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of junior preferred stock will, subject to the rights of those senior securities, be entitled to receive 100 times the amount received per share of our common stock. Each share of junior preferred stock will have 100 votes, voting together with our common stock. The rights of junior preferred stock are protected by customary antidilution provisions.


                          DESCRIPTION OF COMMON STOCK

GENERAL


     We have two billion shares of common stock authorized, of which 915,564,364 million shares were outstanding as of October 31, 1999.


     Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then-current period and, in the case of any cumulative preferred stock, all prior periods.

     Our preferred stock has, or upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.


     Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may authorize in the future. See "Description of Preferred Stock" and "Description of Existing Preferred Stock." Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.


     The affirmative vote of not less than 80% of our outstanding voting stock, voting separately as a class, is required for certain business combinations between us and/or our subsidiaries and persons owning 10% or more of our voting stock. See "Selected Provisions in our Articles of Incorporation--Business Combinations With Related Persons."


     Our common stock is listed on the New York Stock Exchange. When we issue shares of Common Stock, the shares will be fully paid and non-assessable. There is a provision of Rhode Island law (G.L. 1956 sec. 7-1.1-43) that relates to distributions by us to our stockholders. If our board of directors approves, and we make, a distribution when we are insolvent, or that renders us insolvent, and any of our directors is found liable for the distribution, then our stockholders may be required to pay back to us the amount of the distribution made to our stockholders (or the portion of the distribution that caused us to become insolvent).


TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for our common stock is First Chicago Trust Company, a division of EquiServe LP.


RESTRICTIONS ON OWNERSHIP


     The Bank Holding Company Act requires any "bank holding company," as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if the holder otherwise exercises a "controlling influence" over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. See "Regulation and Supervision."


PREFERRED SHARE PURCHASE RIGHTS


     On November 21, 1990, our board of directors declared a dividend of one preferred share purchase right, a "FLEETBOSTON RIGHT," for each outstanding share of our common stock. This was adjusted to one-half of a right per share upon our two-for-one common stock split that was effective October 7, 1998. We paid the dividend on December 4, 1990, to the stockholders of record on that date. Each FleetBoston right, when exercisable and prior to adjustment, will entitle the registered holder to purchase from us one one-hundredth of a share of junior preferred stock at an exercise price of $50 per one one-hundredth of a share of junior preferred stock, subject to certain adjustments. Until the "Distribution Date," as defined in the FleetBoston rights agreement, we will issue one-half of a FleetBoston right with each share of our common stock.



     The FleetBoston rights have certain anti-takeover effects. The FleetBoston rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of FleetBoston rights being acquired. The FleetBoston rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that there is an "acquiring person," as defined in the

FleetBoston rights agreement, at which time holders of the FleetBoston rights become entitled to exercise their FleetBoston rights for shares of our common stock at one-half the market price of our common stock. Until there is an acquiring person, however, the FleetBoston rights generally may be redeemed by our board of directors at $.005 per FleetBoston right.



               SELECTED PROVISIONS IN THE ARTICLES OF FLEETBOSTON


     The following discussion sets forth material provisions of our articles of incorporation.

BUSINESS COMBINATIONS WITH RELATED PERSONS

     Our articles of incorporation provide that neither we nor any of our subsidiaries may engage in business transactions known as "business combinations" with persons known as "related persons" unless the transaction:

     - was approved by an 80% vote of our board of directors prior to the time the related person became a related person;

     - is approved by a vote of 80% of the continuing directors and a majority of our entire board of directors and the transaction complies with certain conditions related to price and procedure; or

     - if there is not full compliance with the preceding two bullet points, the transaction is approved by a vote of 80% of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting as a single class.

     A "BUSINESS COMBINATION" includes:

     - any merger or consolidation of us or any of our subsidiaries into or with a related person or any of its affiliates or associates;

     - any sale, exchange, lease, transfer or other disposition to or with a related person of all, substantially all or any substantial part of our assets or any of our subsidiaries; Substantial part is defined as assets having a value of more than 5% of our total consolidated assets;

     - any purchase, exchange, lease or other acquisition by us or any of our subsidiaries of all or any substantial part of the assets or business of a related person or any of its affiliates or associates;

     - any reclassification of securities, recapitalization or other transaction that has the effect, directly or indirectly, of increasing the proportionate amount of our voting shares or any subsidiary which are beneficially owned by a related person; and

     - the acquisition by a related person of beneficial ownership of voting securities, securities convertible into voting securities or any rights, warrants or options to acquire voting securities of any of our subsidiaries.

     A "RELATED PERSON" includes any person who is the beneficial owner of 10% or more of our voting shares prior to the consummation of a business combination or any person who is our affiliate and was the beneficial owner of 10% or more of our voting shares at any time within the five years preceding the date on which a binding agreement providing for a business combination is authorized by our board of directors.

     "CONTINUING DIRECTORS" are those individuals who were members of our board of directors prior to the time a related person became the beneficial owner of 10% or more of our voting stock or those individuals designated as continuing directors (prior to their initial election as directors) by a majority of the then-continuing directors.

     To amend these provisions, a supermajority vote (80%) of our board of directors, a majority vote of the continuing directors and a supermajority vote (80%) of our stockholders is required. If the amendment is recommended to the stockholders by a majority of our board of directors and not less than 80% of the continuing directors, only the vote provided under the Rhode Island Business Corporation Act is required.

DIRECTORS

     Our articles of incorporation contain a number of additional provisions that are intended to delay an outside party's ability to take control of our board of directors, even after the outside party has obtained majority ownership of our common stock. Our articles of incorporation provide for a classified board of directors, consisting of three classes of directors serving staggered three-year terms.

     Our directors may only be removed for cause and only by a vote of:

     - the holders of 80% of the outstanding shares of stock entitled to vote on the election of directors, voting separately as a class at a meeting called for that purpose; or

     - a majority of the continuing directors and a majority of our board of directors as it exists at that time.

Vacancies on our board of directors, regardless of the reason, may only be filled by our board of directors, acting by a vote of 80% of the directors then in office.


     Our articles of incorporation provide that our board of directors is to consist of 13 members, unless otherwise determined by resolution adopted by a supermajority vote (80%) of our board of directors and a majority of the continuing directors. Our board of directors has adopted a resolution fixing the number of directors at 24. The resolution also provides that the board of directors only may be increased by the affirmative vote of 80% of our board of directors and a majority of the continuing directors. However, in the event that quarterly dividends are not paid on our non-voting preferred stock, the holders of that preferred stock, voting separately as a class, will be entitled to elect additional directors.


                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be described in the prospectus supplement.

     The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, which may include the following:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

     - if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

     - if applicable, the date from and after which the warrants and the related preferred stock or common stock will be separately transferable;

     - the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

     - the date on which the right to exercise the warrants shall begin and the date on which such right shall expire;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of material United States Federal income tax considerations;

     - the antidilution provisions of the warrants, if any;

     - any redemption or call provisions; and

     - any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION


     FleetBoston may sell securities:



     - to the public through a group of underwriters managed or co-managed by one or more underwriters, which may be BancBoston Robertson Stephens Inc. or other affiliates;



     - through one or more agents, which may be BancBoston Robertson Stephens Inc. or other affiliates; or


     - directly to purchasers.

     The distribution of the securities may be effected from time to time in one or more transactions:

     - at a fixed price, or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;


     - at prices related to those prevailing market prices; or


     - at negotiated prices.

     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

     - the name of the agent or the name or names of any underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters;

     - all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - any exchanges on which the securities will be listed.

     Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

     We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.


     If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities or warrants from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institu-tions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

     - the purchase by an institution of the securities or warrants covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

     - if the securities or warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities or warrants not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

     Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.


     BancBoston Robertson Stephens Inc. is our wholly-owned subsidiary. Accordingly, the distribution of securities by BancBoston Robertson Stephens Inc. will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.


     Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                    EXPERTS


     Our supplemental consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K filed November 22, 1999 amending our Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated by reference in this document in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.


                                 LEGAL OPINIONS


     The validity of the securities offered hereby will be passed upon for us by Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110-1800. V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet Bank
(RI), National Association, one of our wholly-owned subsidiaries, and beneficially owns 9,856 shares of our common stock.

                              [Fleet Boston LOGO]



                            FLEET BOSTON CORPORATION



                               $
                                PREFERRED STOCK
                                  COMMON STOCK

                                    WARRANTS


                            ------------------------

                                   PROSPECTUS

                                           , 1999


                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the securities in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on the cover.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1999

PROSPECTUS


                              [FLEET BOSTON LOGO]





                            FLEET BOSTON CORPORATION

                         JUNIOR SUBORDINATED DEBENTURES

                                  FLEET CAPITAL TRUST VI
                                  FLEET CAPITAL TRUST VII
                                  FLEET CAPITAL TRUST VIII
                                  FLEET CAPITAL TRUST IX
                                  FLEET CAPITAL TRUST X


                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                            FLEET BOSTON CORPORATION

                            ------------------------

                                  THE TRUSTS:

     The trusts are Delaware business trusts. Each trust may from time to time:

     - sell preferred securities representing undivided beneficial interests in the trust to the public.


     - sell common securities representing undivided beneficial interests in the trust to Fleet Boston Corporation.



     - use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of Fleet Boston Corporation.


     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                                 DISTRIBUTIONS:

     - For each preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the accompanying prospectus supplement on the liquidation amount of the preferred security. The liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.


                           FLEET BOSTON CORPORATION:



     - Fleet Boston Corporation will fully and unconditionally guarantee the payment by the trust of the preferred securities based on obligations discussed in this prospectus. This is called the preferred securities guarantee.

                            ------------------------

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               THE DATE OF THIS PROSPECTUS IS             , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the securities we are offering in two separate documents that progressively provide more detail:


     - this prospectus, which provides general information, some of which may not apply to your securities; and

     - the accompanying prospectus supplement, which describes the specific and final terms of your securities.

     IF THE TERMS OF YOUR SECURITIES VARY BETWEEN THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE FOLLOWING ORDER OF PRIORITY:

     - THE PROSPECTUS SUPPLEMENT; AND

     - THE PROSPECTUS.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                            ------------------------


     Unless indicated in the applicable prospectus supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,351,868,750. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."



     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "FLEETBOSTON," "WE," "US," "OUR" or similar references mean Fleet Boston Corporation.


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.


     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                Public Reference Room
              450 Fifth Street, N.W.
                    Room 1024
             Washington, D.C. 20549

              Northeast Regional Office
              7 World Trade Center
                     Suite 1300
          New York, New York 10048

               Midwest Regional Office
            500 West Madison Street
                     Suite 1400
           Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.


     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                              http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "INCORPORATE BY REFERENCE" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.


                     SEC FILINGS                                          PERIOD
                     -----------                                          ------
Annual Report on Form 10-K............................    Year ended December 31, 1998, as filed
                                                          on March 26, 1999
Quarterly Report on Form 10-Q.........................    Quarter ended March 31, 1999, as filed
                                                          on May 14, 1999
                                                          Quarter ended June 30, 1999, as filed
                                                          on August 12, 1999
                                                          Quarter ended September 30, 1999, as
                                                          filed on November 12, 1999
Items 10-13 of FleetBoston's Definitive Proxy
  Statement to FleetBoston's Stockholders for the 1999
  Annual Meeting of FleetBoston Stockholders..........    Filed on March 5, 1999
The description of FleetBoston common stock set forth
  in the FleetBoston registration statement filed by
  Industrial National Corporation (predecessor to
  FleetBoston) on Form 8-B dated May 29, 1970, and any
  amendment or report filed for the purpose of
  updating such description; and
Current Reports on Form 8-K...........................    Filed:
                                                          -February 1, 1999
                                                          -March 17, 1999
                                                          -April 2, 1999
                                                          -April 20, 1999
                                                          -May 14, 1999
                                                          -July 20, 1999
                                                          -August 12, 1999
                                                          -September 16, 1999
                                                          -September 30, 1999
                                                          -October 1, 1999
                                                          -October 15, 1999
                                                          -November 2, 1999
                                                          -November 19, 1999
                                                          -November 22, 1999


     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Investor Relations Department

                            Fleet Boston Corporation


                         P.O. Box 2016, MA BOS 01-20-02


                        Boston, Massachusetts 02106-2106


                                 (617) 434-7858


     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.


     We have not included separate financial statements of the trusts in this prospectus. FleetBoston does not believe that holders of the preferred securities would find these financial statements helpful because:



     - all of the voting securities of each of the trusts will be owned, directly or indirectly, by FleetBoston, a reporting company under the Securities Exchange Act of 1934;



     - each of the trusts has no independent operations and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by FleetBoston; and



     - FleetBoston's obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities.


     The trusts do not currently file reports with the SEC. The trusts will be required to file reports upon the effectiveness of the registration statement which contains this prospectus, although they intend to seek and expect to receive exemptions from those reporting requirements.

                           FORWARD-LOOKING STATEMENTS


     This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to FleetBoston's financial condition, results of operations, plans, objectives, future performance and business, including, without limitation:



     - statements relating to the cost savings and accretion to reported earnings estimated to result from the merger between FleetBoston and BankBoston Corporation;



     - statements relating to revenues of the combined company after the merger between FleetBoston and BankBoston;



     - statements relating to the restructuring charges estimated to be incurred in connection with the merger between FleetBoston and BankBoston; and



     - statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.


     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:


     - general political and economic conditions, either internationally, nationally or in the states in which FleetBoston and BankBoston doing business, may be less favorable than expected;



     - interest rate and currency fluctuations, equity and bond market fluctuations, the level of customer's bankruptcies, and inflation may be greater than expected;


     - competitive pressures among financial services companies may increase significantly;


     - legislative or regulatory changes may adversely affect the business in which FleetBoston is engaged;



     - technological changes, including year 2000 data systems compliance issues, may be more difficult or expensive than anticipated;

     - expected cost savings from the merger between FleetBoston and BankBoston may not be fully realized or realized within the expected time frame;



     - revenues following the merger between FleetBoston and BankBoston may be lower than expected;



     - costs or difficulties related to the integration of FleetBoston's business and that of BankBoston may be greater than expected; and



     - the negative impact of the divestitures to be completed in connection with the merger between FleetBoston and BankBoston may be greater than expected.

                            FLEET BOSTON CORPORATION



     We are a diversified financial services company, with consumer and commercial platforms serving approximately 20 million customers nationally and internationally. Our lines of business include:



     - institutional and investment banking;



     - cash services;



     - trade services;



     - export finance;



     - mortgage banking;



     - corporate finance;



     - asset-based lending;



     - commercial lending;



     - real estate lending;



     - government banking;



     - investment management services;



     - equipment leasing;



     - credit cards;



     - discount brokerage services;



     - student loan processing; and



     - full-service banking in leading Latin American markets.



     On October 1, 1999, we completed the merger of BankBoston Corporation into us.



     - The name of the combined company was changed to "Fleet Boston
       Corporation".



     - The combined company will be doing business under the name "FleetBoston Financial."



     - The headquarters of the combined company will remain in Boston, Massachusetts.



     - Terrence Murray, our Chairman and Chief Executive Officer, was appointed the Chairman of the Board of Directors and Chief Executive Officer of the combined company.



     - Charles K. Gifford, Chairman and Chief Executive Officer of BankBoston, was appointed the President and Chief Operating Officer of the combined company. Mr. Gifford will succeed to the role of Chief Executive Officer as of December 31, 2001, or at such earlier time as Mr. Murray may step down from that role, and Mr. Gifford will succeed to the role of Chairman of the Board of Directors on December 31, 2002, or at such earlier time as Mr. Murray may step down from that role.



     - The board of directors of the combined company consists of 13 directors from FleetBoston and 11 directors from BankBoston.



     - The merger was accounted for under the "pooling-of-interests" method of accounting. This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one, and no goodwill will be created. In addition, the merger was treated as a "reorganization" under the Internal Revenue Code. This means that FleetBoston will not recognize any gain or loss as a result of the merger.



     - At the effective time of the merger, each share of common stock of BankBoston, outstanding immediately prior to the effective time of the merger was converted into 1.1844 shares of FleetBoston's common stock.



     In connection with obtaining regulatory approvals for the merger, the Federal Reserve Board and the United States Department of Justice required us to agree to divest approximately $13 billion of deposits and $9 billion of loans from the combined company, resulting in estimated divested income of $160 million after tax.



     All financial information set forth in this prospectus and accompanying prospectus supplement has been restated for all periods to give effect to the merger. Because the divestitures will not be significant to us, the financial information has not been adjusted to show the effects of the divestitures.

     At September 30, 1999, our total assets on a consolidated basis, were $185.3 billion, our consolidated total deposits were $113.2 billion and our consolidated total stockholders' equity was $15.5 billion. Based on total assets at September 30, 1999, we were eighth largest bank holding company in the United States.



     For additional information regarding the merger and certain pro forma financial information relating to the merger, see FleetBoston's current reports on Form 8-K filed March 17, 1999, April 2, 1999, May 14, 1999, August 12, September 16, 1999, September 30, 1999, October 1, 1999, October 15, 1999 and November 22, 1999, each of which is incorporated by reference into this prospectus. See "Where You Can Find More Information."



     FleetBoston's principal office is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.


                                   THE TRUSTS


     Each of the trusts is a statutory business trust formed under Delaware law pursuant to a declaration of trust, each a "DECLARATION," executed by FleetBoston, as sponsor for the trust and the Fleet Capital trustees, as defined below, for the trust and the filing of a certificate of trust with the Delaware Secretary of State.


     Each trust exists for the exclusive purposes of:

     - issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

     - investing the gross proceeds of the preferred securities and the common securities, together the "TRUST SECURITIES," in junior subordinated debentures; and


     - engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.



     All of the common securities will be directly or indirectly owned by FleetBoston. The common securities of each trust will rank equally, and payments will be made pro rata with the preferred securities of that trust, except that upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. FleetBoston will, directly or indirectly, acquire common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.



     Each trust's business and affairs will be conducted by the trustees, the "FLEET CAPITAL TRUSTEES," appointed by FleetBoston, as the direct or indirect holder of all the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Fleet Capital trustees of a trust. The duties and obligations of the Fleet Capital trustees shall be governed by the declaration of that Fleet Capital trust. One or more of the Fleet Capital trustees for each trust will be persons who are employees or officers of or affiliated with FleetBoston, the "REGULAR TRUSTEES." One Fleet Capital trustee of each trust will be a financial institution which will be unaffiliated with FleetBoston and which will act as institutional trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "TRUST INDENTURE ACT," pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Fleet Capital trustee of each trust will have its principal place of business or reside in the State of Delaware.


     Each Fleet Capital trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable declaration.


     FleetBoston will pay all fees and expenses related to the Fleet Capital trusts and the offering of trust securities.


     The office of the Delaware trustee for each trust in the State of Delaware, and its principal place of business is, The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each trust shall be c/o Fleet Boston Corporation, One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.



         SUPPLEMENTAL CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES



     FleetBoston's supplemental consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years and the nine months ended September 30, 1999:



                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                                             -------------   --------------------------------
                                                 1999        1998   1997   1996   1995   1994
                                             -------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits.............      2.62x       2.62x  3.00x  2.79x  1.91x  2.11x
  Including Interest on Deposits...........      1.72        1.62   1.72   1.61   1.39   1.52


-------------------------

     For the purpose of computing the ratio of earnings to fixed charges, "EARNINGS" consist of income before income taxes plus fixed charges, excluding capitalized interest. "FIXED CHARGES" consist of interest on short-term debt and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.


                                USE OF PROCEEDS



     Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from FleetBoston. FleetBoston intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement. FleetBoston's general corporate purposes may include extending credit to, or funding investments in, its subsidiaries. The precise amounts and the timing of FleetBoston's use of the net proceeds will depend upon its subsidiaries' funding requirements and the availability of other funds. Until FleetBoston uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its short-term indebtedness or for temporary investments. FleetBoston expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its growth, through acquisitions or otherwise, or to fund its subsidiaries.


                           REGULATION AND SUPERVISION


     The following discussion sets forth the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and provides certain specific information relevant to FleetBoston. This regulatory framework primarily is intended for the protection of depositors and the deposit insurance funds that insure deposits of banks, and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to FleetBoston or its subsidiaries may have a material effect on its business.


GENERAL


     As a bank holding company, FleetBoston is subject to regulation under the Bank Holding Company Act of 1956, as amended, and to inspection, examination and supervision by the Federal Reserve Board. Under the Bank Holding Company Act, bank holding companies generally may not acquire ownership or control of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and those other activities as are determined by the Federal Reserve Board to be closely related to banking.



     Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, as amended, limit borrowings by FleetBoston and its non-bank subsidiaries from its affiliate insured depository institutions, and also limit various other transactions between FleetBoston and its non-bank subsidiaries, on the one hand, and its affiliate insured depository institutions, on the other. Section 23A of the Federal Reserve Act also generally requires that an insured depository institution's loans to its non-bank affiliates be secured, and Section 23B of the Federal Reserve Act generally requires that an insured depository institution's transactions with its non-bank affiliates be on arm's-length terms.



     FleetBoston's banking subsidiaries are subject to extensive supervision, examination and regulation by various bank regulatory authorities and other governmental agencies in the states and countries where it and its subsidiaries operate. FleetBoston and its subsidiaries are also affected by the fiscal and monetary policies of the U.S. federal government and the Federal Reserve Board, and by various other governmental requirements and regulations.


LIABILITY FOR BANK SUBSIDIARIES

     Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of stockholders of a national bank whose capital has become impaired. If a stockholder fails, within three months, to pay that assessment, the board of directors has a duty to sell the stockholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a U.S. federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

     Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with:

     - the default of a commonly controlled FDIC-insured depository institution; or

     - any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

"DEFAULT" generally is defined as the appointment of a conservator or receiver and "IN DANGER OF DEFAULT" generally is defined as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.


     All of FleetBoston's domestic banks are FDIC-insured depositary institutions. Also, if a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.


CAPITAL REQUIREMENTS


     FleetBoston is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve Board, the OCC, the OTS and the FDIC on FleetBoston's depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to those assets or commitments. In addition, risk-weighted assets are adjusted for low-level recourse and market-risk equivalent assets. A depository institution's or holding company's capital, in turn, is divided into three tiers:


     - core, or "TIER 1," capital, which consists primarily of stockholders' equity less certain identifiable intangible assets and certain other assets;



     - supplementary, or "TIER 2," capital, which includes, among other items, certain other debt and equity investments that do not qualify as Tier 1 capital; and



     - market risk, or "TIER 3," capital, which includes qualifying unsecured subordinated debt.



     Like other bank holding companies, FleetBoston currently is required to maintain Tier 1 and "TOTAL CAPITAL" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets (including certain off-balance-sheet items, such as unused lending commitments and standby letters of credit), respectively. At September 30, 1999, FleetBoston met both requirements, with Tier 1 and total capital equal to 7.14% and 11.28% of its total risk-weighted assets.


     The Federal Reserve Board, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market-risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.


     The Federal Reserve Board also requires bank holding companies to maintain a minimum "LEVERAGE RATIO," defined as Tier 1 capital to average adjusted total assets, of 3%, if the bank holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 1% to 2% if the bank holding company does not meet these requirements. At September 30, 1999, our leverage ratio was 7.21%, which significantly exceeded the minimum leverage ratio to which we were subject.


     The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, bank holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "TANGIBLE TIER 1 CAPITAL LEVERAGE RATIO," which would deduct all intangibles, and other indicia of capital strength in evaluating proposals for expansion or new activities.


     Each of FleetBoston's banks is subject to similar risk-based and leverage capital requirements adopted by its applicable U.S. federal banking agency. Each of FleetBoston's banks was in compliance with the applicable minimum capital requirements as of September 30, 1999.


     Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described under "-- FDICIA."

FDICIA

     The Federal Deposit Insurance Corporation Improvement Act of 1991, "FDICIA," among other things, identifies five capital categories for insured depository institutions -- well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized -- and requires U.S. federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements based on these categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank or thrift is well-capitalized, it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An undercapitalized bank or thrift must develop a capital restoration plan and its parent bank holding company must guarantee the bank's or thrift's compliance with the plan up to the lesser of 5% of the bank's or thrift's assets at the time it became undercapitalized and the amount needed to comply with the plan.


     As of September 30, 1999, each of FleetBoston's bank and thrift subsidiaries was well-capitalized, based on the prompt corrective action ratios and guidelines described above. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying the OCC's, or the FDIC's, prompt corrective action regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.


DIVIDEND RESTRICTIONS


     Various U.S. federal and state statutory provisions limit the amount of dividends FleetBoston's banks can pay to it without regulatory approval. Dividend payments by national banks are limited to the lesser of:


     - the level of undivided profits; and

     - absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years.


     Likewise, the approval of the Federal Reserve Board is required for any dividend by a state-chartered bank that is a member of the Federal Reserve System, a "STATE MEMBER BANK," if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies for that year, combined with its retained net profits for the preceding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Depending on certain factors, a U.S. federal savings bank may be required to file an application or notice with the OTS prior to the payment of any dividends. For example, an application is required if the total amount of all dividends and other capital distributions for the current calendar year paid by a U.S. federal savings bank exceeds its net income for that year as well as its retained net income for the preceding two years. A prior notice is required if, among other things, a U.S. federal savings bank is proposing to pay a dividend that would reduce the amount of, or retire any of part of, its common or preferred stock or retire any part of any debt instruments which are included in its capital for purposes of OTS regulations.



     At September 30, 1999, approximately $1.66 billion of the total stockholders' equity of FleetBoston's banks was available for payment of dividends to FleetBoston, without approval by the applicable regulatory authority.



     In addition, U.S. federal bank regulatory authorities have authority to prohibit FleetBoston's banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute an unsafe or unsound practice. The ability of FleetBoston's banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.


DEPOSIT INSURANCE ASSESSMENTS


     The deposits of each of FleetBoston's domestic banks are insured up to regulatory limits by the FDIC, and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund, the "BIF," and/or the Savings Association Insurance Fund, the "SAIF," administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (1) the bank's capitalization and
(2) supervisory evaluations provided to the FDIC by the institution's primary U.S. federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.


     Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and the SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.


     The Deposit Insurance Funds Act provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of Financing Corporation, "FICO," funding. The FDIC established the FICO assessment rates effective October 1, 1999, at $0.01184 per $100 annually for BIF-assessable deposits and $0.05920 per $100 annually for SAIF-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations. FleetBoston's banks held approximately $97.0 billion and $3.4 billion, respectively, of BIF-assessable and SAIF-assessable deposits as of September 30, 1999.


DEPOSITOR PREFERENCE STATUTE

     In the "liquidation or other resolution" of an institution by any receiver, U.S. federal legislation provides that deposits and certain claims for administrative expenses and employee compensation against the insured depository institution would be afforded a priority over other general unsecured claims against that institution, including federal funds and letters of credit.

BROKERED DEPOSITS

     Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (1) is well capitalized, or (2) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well-capitalized from (1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering "pass through" deposit insurance on certain employee benefit plan accounts, unless it provides certain notice to affected depositors.

INTERSTATE BANKING AND BRANCHING

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act, "RIEGLE-NEAL," subject to certain concentration limits and other requirements:


     - bank holding companies such as FleetBoston are permitted to acquire banks and bank holding companies located in any state;


     - any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that bank holding company; and

     - banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states and establishing de novo branch offices in other states. The ability of banks to acquire branch offices through purchase or opening of other branches is contingent, however, on the host state having adopted legislation "opting in" to those provisions of Riegle-Neal. In addition, the ability of a bank to merge with a bank located in another state is contingent on the host state not having adopted legislation "opting out" of that provision of Riegle-Neal.


     FleetBoston might use Riegle-Neal to acquire banks in additional states and to consolidate its bank subsidiaries under a smaller number of separate charters.


CONTROL ACQUISITIONS

     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company, unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as FleetBoston, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.


     In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding common stock of a bank holding company, or otherwise obtaining control or a "controlling influence" over that bank holding company.


RECENT LEGISLATION



     On November 12, 1999, President Clinton signed into law legislation that allows bank holding companies to engage in a wider range of nonbanking activities, including greater authority to engage in securities and insurance activities. Under the Gramm-Leach-Bliley Act (the "Act"), a bank holding company that elects to become a financial holding company may engage in any activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines by regulation or order is (1) financial in nature, (2) incidental to any such financial activity, or (3) complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. This Act makes significant changes in U.S. banking law, principally by repealing the restrictive provisions of the 1933 Glass-Steagall Act. The Act specifies certain activities that are deemed to be financial in nature, including lending, exchanging, transferring, investing for others, or safeguarding money or securities; underwriting and selling insurance; providing financial, investment, or economic advisory services; underwriting, dealing in or making a market in, securities; and any activity currently permitted for bank holding companies by the Federal Reserve Board under section 4(c)(8) of the Bank Holding Company Act. The Act does not authorize banks or their affiliates to engage in commercial activities that are not financial in nature. A bank holding company may elect to be treated as a financial holding company only if all depository institution subsidiaries of the holding company are well-capitalized, well-managed and have at least a satisfactory rating under the Community Reinvestment Act.



     National banks are also authorized by the Act to engage, through "financial subsidiaries," in any activity that is permissible for a financial holding company (as described above) and any activity that the Secretary of the Treasury, in consultation with the Federal Reserve Board, determines is financial in nature or incidental to any such financial activity, except (1) insurance underwriting, (2) real estate development or real estate investment activities (unless otherwise permitted by law), (3) insurance company portfolio investments and (4) merchant banking. The authority of a national bank to invest in a financial subsidiary is subject to a number of conditions, including, among other things, requirements that the bank must be well-managed and well-capitalized (after deducting from the bank's outstanding investments in financial subsidiaries). The Act provides that state banks may invest in financial subsidiaries (assuming they have the requisite investment authority under applicable state law) subject to the same conditions that apply to national bank investments in financial subsidiaries.



     The Act also contains a number of other provisions that will affect our operations and the operations of all financial institutions. One of the new provisions relates to the financial privacy of consumers, authorizing federal banking regulators to adopt rules that will limit the ability of banks and other financial entities to disclose non-public information about consumers to non-affiliated entities. These limitations will likely require more disclosure to consumers, and in some circumstances will require consent by the consumer before information is allowed to be provided to a third party.



     At this time, we are unable to predict the impact the Act may have upon our or our subsidiaries' financial condition or results of operations.

FUTURE LEGISLATION



     Changes to the laws and regulations in the states and countries where we and our subsidiaries do business can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries' financial condition or results of operations.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


     FleetBoston may issue junior subordinated debentures from time to time in one or more series under a base indenture, between FleetBoston and The Bank of New York, as trustee, the "DEBT TRUSTEE," as supplemented by a supplemental indenture or a resolution of FleetBoston's board of directors or a special committee appointed by the board of directors. The base indenture, as supplemented by the supplemental indenture is called the "INDENTURE." The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.


     Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

GENERAL


     The junior subordinated debentures will be issued as unsecured debt of FleetBoston. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under "Subordination." The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.


     The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

     - the designation of the junior subordinated debentures;

     - the aggregate principal amount of the junior subordinated debentures;

     - the percentage of their principal amount at which the junior subordinated debentures will be issued;

     - the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend such date or dates;

     - the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of such rate or rates;

     - the date or dates from which interest shall accrue and the interest payment and record dates;

     - the right, if any, to extend the interest payment periods and the duration of that extension;

     - provisions, if any, for a sinking purchase or other analogous fund;

     - any provisions for redemption; and

     - any other specific terms of the junior subordinated debentures.

     If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

ADDITIONAL INTEREST


     If, at any time a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then FleetBoston will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.


FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT


     Unless otherwise indicated in the applicable prospectus supplement, FleetBoston will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, FleetBoston or the debt trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.



     FleetBoston will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at FleetBoston's option, it may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses.


GLOBAL JUNIOR SUBORDINATED DEBENTURES


     The indenture provides that FleetBoston may issue junior subordinated debentures in global form. If any series of junior subordinated debentures is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.


SUBORDINATION


     The junior subordinated debentures will be subordinated and junior in right of payment to certain other indebtedness of FleetBoston to the extent set forth in the applicable prospectus supplement.



CERTAIN COVENANTS OF FLEETBOSTON


     If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

     - there shall have occurred and be continuing an event of default;


     - FleetBoston shall be in default relating to its payment of any obligations under the guarantee; or



     - FleetBoston shall have given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, shall be continuing;


then


     - FleetBoston shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:



          (1) repurchases, redemptions or other acquisitions of shares of capital stock of FleetBoston in connec-
               tion with any employee benefit plans or any other contractual obligation of FleetBoston, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;



          (2) as a result of an exchange or conversion of any class or series of FleetBoston's capital stock for any other class or series of FleetBoston's capital stock; or



          (3) the purchase of fractional interests in shares of FleetBoston's capital stock pursuant to the conversion or exchange provisions of that FleetBoston capital stock or the security being converted or exchanged; and



     - FleetBoston shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by FleetBoston which rank equally with or junior to the junior subordinated debentures.



     So long as the junior subordinated debentures remain outstanding, FleetBoston will covenant to:



     - directly or indirectly maintain 100 percent ownership of the common securities of the trust, unless a permitted successor of FleetBoston succeeds to its ownership of the common securities;


     - use its reasonable efforts to cause the trust to

          (1) remain a statutory business trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

          (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

     - use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

LIMITATION ON MERGERS AND SALES OF ASSETS


     The indenture provides that FleetBoston may not consolidate with, or merge into, any other corporation or convey or transfer its properties and assets substantially as an entirety unless:



     - the successor entity is a corporation organized in the United States and expressly assumes the obligations of FleetBoston under the indenture; and


     - after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture.

     The covenants contained in the indenture would not necessarily afford protection to holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The indenture provides that the following are events of default relating to the junior subordinated debentures:

     - default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture at its maturity;

     - default for 30 days in the payment of any installment of interest on any junior subordinated debenture;

     - default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debenture;

     - specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of FleetBoston or, with certain exceptions, the trust; and


     - any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debentures are issued.

     If an indenture event of default shall occur and be continuing, either the debt trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

     The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debt trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

     The holders of a majority in principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture, so long as the holders of the junior subordinated debentures have offered to the debt trustee indemnity satisfactory to it against expenses and liabilities.


     The indenture requires the annual filing by FleetBoston with the debt trustee of a certificate as to the absence of certain defaults under the indenture.


     The debt trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See "Description of the Preferred Securities--Distribution of the Junior Subordinated Debentures" in the accompanying prospectus supplement.


     If the junior subordinated debentures are distributed to the holders of the preferred securities, FleetBoston will use its best efforts to have the junior subordinated debentures listed on the NYSE or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.


MODIFICATION OF THE INDENTURE


     Modifications and amendments to the indenture may be made by FleetBoston and the debt trustee with the consent of the holders of a majority in principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:


     - modify the payment terms of the junior subordinated debentures;


     - reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by FleetBoston with any covenant or past default; or


     - otherwise materially adversely affect the interests of the holders of any series of junior subordinated debentures.


     If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture shall not be effective until the holders of a majority in liquidation preference of trust securities of that trust shall have consented to the supplemental indenture.

If the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture shall not be effective until each holder of the trust securities of that trust shall have consented to the supplemental indenture.


DEFEASANCE AND DISCHARGE


     The indenture provides that FleetBoston, at its option:


     (a) will be discharged from any and all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

     (b) need not comply with specified restrictive covenants of the indenture;


in each case if FleetBoston deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when such payments are due.



     To exercise any such option, FleetBoston is required to deliver an opinion of counsel to the effect that:



     - the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, such opinion shall be accompanied by a private letter ruling to that effect received by FleetBoston from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and


     - if listed on any national securities exchange, the junior subordinated debentures would not be delisted from such exchange as a result of the exercise of the defeasance option.

GOVERNING LAW

     The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE DEBT TRUSTEE


     FleetBoston or its affiliates maintain certain accounts and other banking relationships with the debt trustee and its affiliates in the ordinary course of business.


                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each trust may issue, from time to time, only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "DECLARATION." Each declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

     The preferred securities will have those terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act and which will mirror the terms of the junior subordinated debentures held by the trust and described in the accompanying prospectus supplement. Those terms may include:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issuable by the trust;

     - the annual distribution rate, or method of determining such rate, for preferred securities and the date or dates upon which those distributions shall be payable;

     - whether distributions on preferred securities shall be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities shall be cumulative;

     - the amount or amounts which shall be paid out of the assets of the trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     - the obligation, if any, of the trust to purchase or redeem preferred securities issued by the trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by the trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

     - the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus supplement, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

     - the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

     - if applicable, any securities exchange upon which the preferred securities shall be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.


     All preferred securities will be guaranteed by FleetBoston to the extent set forth below under "Description of the Preferred Securities Guarantees."


     Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating thereto.

VOTING RIGHTS

     Except as described in this prospectus, under the Delaware Business Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

     The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders also have the right to direct the institutional trustee under the declaration to:

     (1) direct any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee;

     (2) waive any past indenture event of default that is waivable under the indenture;

     (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

     (4) consent to any amendment, modification or termination where such consent is required.


     If there is an event of default on the preferred securities, and such default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue FleetBoston directly, a "DIRECT ACTION," to enforce payment of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder on or after the due date specified in the junior subordinated debentures.


     Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, or a "SUPER MAJORITY," then only a super majority may direct the institutional trustee to give such consent or take such action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the institutional trustee to give such consent or take such action. If the institutional trustee fails to enforce its rights under the junior subordinated debentures, any record holder of preferred securities may directly sue FleetBoston to enforce the institutional trustee's rights under the junior subordinated debentures. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his rights.


     The institutional trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel. The opinion must be to the effect that, as a result of such action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the consent of institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. In that case, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the institutional trustee may only give such consent at the direction of the holders of the same super majority of the holders of the trust securities or such individual holder, as applicable. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

     A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

     Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of preferred securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

     - the date of such meeting or the date by which such action is to be taken;

     - a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

     - instructions for the delivery of proxies or consents.

No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.


     Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by FleetBoston or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, FleetBoston, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.



     Holders of the preferred securities generally will have no rights to appoint or remove the regular trustees. Instead, the trustees may be appointed, removed or replaced solely by FleetBoston as the indirect or direct holder of all of the common securities.


COMMON SECURITIES


     In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by FleetBoston.


               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES


     Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by FleetBoston for the benefit of the holders from time to time of preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.


GENERAL


     Pursuant to and to the extent set forth in the preferred securities guarantee, FleetBoston will irrevocably and unconditionally agree to pay in full to the holders of the preferred securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as "GUARANTEE PAYMENTS," without duplication:


     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

     - the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

          - the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

          - the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

     The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.


     FleetBoston's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Fleet to the holders of preferred securities or by causing the trust to pay such amounts to such holders.



     The preferred securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If FleetBoston does not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the preferred securities and will not have funds available for such payments.



     The preferred securities guarantees, when taken together with FleetBoston's obligations under the junior subordinated debentures, the indentures and the declarations, including its obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by FleetBoston of payments due on the preferred securities.



     FleetBoston has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.



CERTAIN COVENANTS OF FLEETBOSTON



     In each preferred securities guarantee, FleetBoston will covenant that, so long as any preferred securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the preferred securities guarantee or the indenture of the trust, or if FleetBoston has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and such period or extension thereof shall be continuing, then:



     - FleetBoston shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:



          (1) repurchases, redemptions or other acquisitions of shares of capital stock of FleetBoston in connection with any employee benefit plans or any other contractual obligation of FleetBoston, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;



          (2) as a result of an exchange or conversion of any class or series of FleetBoston's capital stock for any other class or series of FleetBoston's capital stock; or



          (3) the purchase of fractional interests in shares of FleetBoston's capital stock pursuant to the conversion or exchange provisions of such FleetBoston capital stock or the security being converted or exchanged; and



     - FleetBoston shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by FleetBoston which rank equally with or junior to the junior subordinated debentures.


MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT


     The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities. All guarantees and agreements contained in the preferred securities guarantee shall bind the successors, assignees, receivers, trustees and representatives of FleetBoston and shall be for the benefit of the holders of the preferred securities then outstanding.


TERMINATION

     Each preferred securities guarantee will terminate upon full payment of the redemption price of all preferred securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of such trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

EVENTS OF DEFAULT


     An event of default under a preferred securities guarantee will occur upon the failure of FleetBoston to perform any of its payment or other obligations under the preferred securities guarantee.



     The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against FleetBoston to enforce the guarantee trustee's rights and the obligations of FleetBoston under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.


STATUS OF THE PREFERRED SECURITIES GUARANTEES


     The preferred securities guarantees will constitute unsecured obligations of FleetBoston and will rank



     - subordinate and junior in right of payment to all other liabilities of FleetBoston, except those made equal or subordinate by their terms;



     - equally with the most senior preferred or preference stock now or hereafter issued by FleetBoston and with any guarantee now or hereafter entered into by FleetBoston in respect of any preferred or preference stock of any affiliate of FleetBoston; and



     - senior to FleetBoston common stock.


The terms of the preferred securities provide that each holder of preferred securities by acceptance of such securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

     The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only such duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.


     FleetBoston or its affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.


GOVERNING LAW

     The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

              EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED
               DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the declaration, the sole purpose of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

     - the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;


     - under the indenture, FleetBoston will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and



     - the declaration further provides that the FleetBoston trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.



     Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by FleetBoston to the extent described in this prospectus. If FleetBoston does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. See "Description of the Preferred Securities Guarantees."



     The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that FleetBoston has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantees, when taken together with FleetBoston's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.



     If FleetBoston fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures. If the institutional trustee fails to enforce these rights, any holder of preferred securities may directly sue FleetBoston to enforce such rights without first suing the institutional trustee or any other person or entity. See "Description of the Preferred
Securities--Book Entry Only Issuance--The Depository Trust Company" and "--Voting Rights" in the accompanying prospectus supplement.



     A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and such event is attributable to the failure of FleetBoston to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or (2) suing FleetBoston to enforce the institutional trustee's rights under the junior subordinated debentures. In connection with such direct action, FleetBoston will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by FleetBoston to such holder of preferred securities. Consequently, FleetBoston will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.



     FleetBoston acknowledges that the guarantee trustee shall enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If FleetBoston fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue FleetBoston to enforce the guarantee trustee's rights under the preferred securities guarantees. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue FleetBoston to enforce such holder's right to receive payment under the preferred securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or
(2) sue the trust or any other person or entity.



     FleetBoston and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by FleetBoston of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees--General."


                              PLAN OF DISTRIBUTION


     FleetBoston may sell the junior subordinated debentures and any trust may sell preferred securities in any of, or any combination of, the following ways:


     - directly to purchasers;


     - through agents, including BancBoston Robertson Stephens Inc.; and



     - through underwriters or dealers, including BancBoston Robertson Stephens Inc.



These underwriters, dealers or agents may be affiliates of FleetBoston, and offers or sales of such securities may include secondary market transactions by affiliates of FleetBoston.



     Offers to purchase preferred securities may be solicited directly by FleetBoston and/or any trust, as the case may be, or by agents designated by FleetBoston and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by FleetBoston to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for FleetBoston in the ordinary course of business.



     If an underwriter or underwriters are utilized in the sale, FleetBoston will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.



     If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, FleetBoston and/or any trust, as the case may be, will sell such preferred securities to the dealer, as principal. The dealer may then resell such preferred securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by FleetBoston and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.



     This prospectus and related prospectus supplement may be used by direct or indirect subsidiaries of FleetBoston in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.



     The participation of BancBoston Robertson Stephens Inc. or any other affiliate or subsidiary of FleetBoston in the offer and sale of the preferred securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.



     Underwriters, agents or their controlling persons may engage in transactions with and perform services for FleetBoston in the ordinary course of business.


     Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS


     Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of each of the trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trusts. The validity of the junior subordinated debentures and the preferred securities guarantee and certain matters relating thereto will be passed upon for FleetBoston and certain United States federal income taxation matters will be passed upon for FleetBoston and the trusts by Edwards & Angell, LLP, One BankBoston Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, LLP, is a director of Fleet Bank (RI), National Association and beneficially owns 9,856 shares of FleetBoston Common Stock. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS


     Our supplemental consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K filed November 22, 1999 amending our Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated by reference in this document in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              PREFERRED SECURITIES


                               FLEET BOSTON LOGO




                             FLEET CAPITAL TRUST VI
                            FLEET CAPITAL TRUST VII
                            FLEET CAPITAL TRUST VIII
                             FLEET CAPITAL TRUST IX
                             FLEET CAPITAL TRUST X

                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY


                            FLEET BOSTON CORPORATION


                            ------------------------
                                   PROSPECTUS
                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the securities in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on the cover.


                                           , 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
          PRELIMINARY PROSPECTUS SUPPLEMENT DATED               , 1999

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED             , 1999)

                                                               FLEET BOSTON LOGO

                                 $

                              PREFERRED SECURITIES
                             FLEET CAPITAL TRUST VI
                          %           PREFERRED SECURITIES
              (LIQUIDATION AMOUNT $       PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                            FLEET BOSTON CORPORATION

                            ------------------------

                                   THE TRUST:

     Fleet Capital Trust VI is a Delaware business trust. The trust will:

     - sell preferred securities representing undivided beneficial interests in the trust to the public.


     - sell common securities representing undivided beneficial interests in the trust to Fleet Boston Corporation.



     - use the proceeds from these sales to buy an equal principal amount of
       junior subordinated debentures due      of Fleet Boston Corporation.


     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                            QUARTERLY DISTRIBUTIONS:

     - For each preferred security that you own, you will receive cumulative
       cash distributions at an annual rate equal to             % on the
       liquidation amount of $       per preferred security, on             ,
                   ,             and             of each year, beginning
                   .


     - Fleet Boston Corporation can defer interest payments on the junior subordinated debentures at any time for up to 20 consecutive quarterly periods. If Fleet Boston Corporation does defer interest payments, the trust will also defer payment of distributions on the preferred and common securities. However, deferred distributions will themselves accrue
       interest at an annual rate equal to             , compounded quarterly,
       to the extent permitted by law.



                           FLEET BOSTON CORPORATION:



     - Fleet Boston Corporation will fully and unconditionally guarantee the payment by the trust of the preferred securities based on obligations discussed in the accompanying prospectus.


     The trust will apply to have the preferred securities listed on the New
York Stock Exchange under the symbol "     ." If approved for listing, trading
is expected to commence within 30 days after the preferred securities are first issued.

     INVESTING IN THE PREFERRED SECURITIES INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------


     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.



                                                              PER PREFERRED SECURITY         TOTAL
                                                              ----------------------      ------------
Public offering price.......................................         $                    $
Underwriting commission to be paid by Fleet Boston
Corporation ................................................
Proceeds to the trust.......................................         $                    $


     The underwriters may also purchase up to an additional           preferred
securities at the public offering price within 30 days from the date of this prospectus supplement to cover over-allotment.
                            ------------------------

            The date of this prospectus supplement is              .

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT RELATING TO PREFERRED SECURITIES OF
  FLEET CAPITAL TRUST VI
Summary Information--Q&A....................................   S-3
Risk Factors................................................   S-6
Fleet Capital...............................................   S-9
Supplemental Selected Consolidated Financial Data--Fleet
  Boston Corporation........................................  S-10
Capitalization..............................................  S-12
Accounting Treatment........................................  S-14
Description of the Preferred Securities.....................  S-14
Description of the Guarantee................................  S-25
Description of the Junior Subordinated Debentures...........  S-25
Effect of Obligations under the Junior Subordinated
  Debentures and the Guarantee..............................  S-34
United States Federal Income Taxation.......................  S-35
ERISA Considerations........................................  S-39
Underwriting................................................  S-41

PROSPECTUS RELATING TO PREFERRED SECURITIES OF FLEET CAPITAL
  TRUST VI
About This Prospectus.......................................     2
Where You Can Find More Information.........................     2
Forward-looking Statements..................................     4
Fleet Boston Corporation....................................     6
The Trusts..................................................     7
Supplemental Consolidated Ratios of Earnings to Fixed
  Charges...................................................     8
Use of Proceeds.............................................     8
Regulation and Supervision..................................     8
Description of the Junior Subordinated Debentures...........    14
Description of the Preferred Securities.....................    18
Description of the Preferred Securities Guarantees..........    21
Effect of Obligations Under the Junior Subordinated
  Debentures and the Preferred Securities Guarantees........    24
Plan of Distribution........................................    25
Legal Matters...............................................    26
Experts.....................................................    27


     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with any other information.


     The trust may sell preferred securities after the date of this prospectus supplement, and this prospectus supplement and the prospectus may be delivered to you after the date of this prospectus supplement. However, you should realize that the affairs of FleetBoston or the trust may have changed since the date of this prospectus supplement. This prospectus supplement will not reflect such changes.


     You should not consider this prospectus supplement or the prospectus to be an offer or solicitation relating to the preferred securities in any jurisdiction in which such an offer or solicitation is not authorized. Furthermore, you should not consider this prospectus supplement or the prospectus to be an offer or solicitation relating to the preferred securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                            SUMMARY INFORMATION--Q&A

     The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the preferred securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page S-6 of this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you. The preferred securities are one of the series of preferred securities referred to in the accompanying prospectus.

     For your convenience, we make reference to specific page numbers in this prospectus supplement and the accompanying prospectus for more detailed information on some of the terms and concepts used throughout this prospectus supplement.

WHAT ARE THE PREFERRED SECURITIES?


     Each preferred security represents an undivided beneficial interest in the assets of Fleet Capital Trust VI, "FLEET CAPITAL." Each preferred security will entitle the holder to receive quarterly cash distributions as described in this prospectus supplement. The underwriters are offering preferred securities at a
price of $       for each preferred security.


WHO IS FLEET CAPITAL?


     Fleet Capital Trust VI is a Delaware business trust.



     Fleet Capital will sell its preferred securities to the public and its common securities to Fleet Boston Corporation, "FLEETBOSTON." The preferred securities and the common securities together are referred to in this prospectus supplement and the accompanying prospectus as the "TRUST SECURITIES." Fleet Capital will use the proceeds from these sales to buy a series of Junior
Subordinated Debentures due      from FleetBoston with the same financial terms
as the preferred securities. FleetBoston will, on a subordinated basis, fully and unconditionally guarantee the payment by Fleet Capital of the preferred securities, the "GUARANTEE."



     There are five trustees of Fleet Capital. Three of Fleet Capital trustees are officers of FleetBoston, the "REGULAR TRUSTEES." The Bank of New York will act as the institutional trustee of Fleet Capital and one of its affiliates will act as the Delaware trustee.



WHO IS FLEETBOSTON?



     FleetBoston is a diversified financial services company, with consumer and commercial platforms serving approximately 20 million customers nationally and internationally. FleetBoston's lines of business include institutional and investment banking, cash management, trade services, export finance, mortgage banking, corporate finance, asset-based lending, commercial lending, real estate lending, government banking, investment management services, equipment leasing, credit cards; discount brokerage services, student loan processing, and full-service banking in leading Latin American Markets.


WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS?

     If you purchase the preferred securities, you are entitled to receive
cumulative cash distributions at an annual rate of      % of the liquidation
amount of $     per preferred security. Distributions will accumulate from the date Fleet Capital issues the preferred securities and will be paid quarterly in
arrears on              ,              ,              and              of each
year, beginning                .

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?


     FleetBoston can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods unless an event of default under the junior subordinated debentures has occurred and is continuing (see page S-29). A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, which
is                .



     If FleetBoston defers interest payments on the junior subordinated debentures, Fleet Capital will also defer distributions on the preferred securities. During this deferral period, distributions will continue to accrue
on the preferred securities at an annual rate of   % of the liquidation amount
of $     per preferred security. Also, the deferred distributions will themselves accrue interest (to the extent permitted by law) at an annual rate of
     %, compounded quarterly. Once FleetBoston makes all interest payments on the junior subordinated debentures, with accrued interest, it can again postpone interest payments on the junior subordinated debentures if no event of default under the junior subordinated debentures has occurred and is continuing.



     During any period in which FleetBoston defers interest payments on the junior subordinated debentures, FleetBoston will not be permitted to:


     - declare or pay a dividend or make any other payment or distribution on its capital stock;

     - redeem, purchase or make a liquidation payment on any of its capital stock;

     - make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the junior subordinated debentures; or

     - make any guarantee payments relating to any of the above.


There are limited exceptions to these restrictions which are described on page S-29 and S-30.



     If FleetBoston defers the payment of interest on the junior subordinated debentures, the preferred securities will be treated as being reissued with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, you will be required to recognize interest income with respect to distributions even during the period such distributions are deferred and include such amounts in your gross income for United States federal income tax purposes before you receive any cash distributions relating to such interest payments. See "United States Federal Income Taxation" beginning on page S-35.


WHEN CAN FLEET CAPITAL REDEEM THE PREFERRED SECURITIES?


     Fleet Capital will redeem all of the outstanding preferred securities when
the junior subordinated debentures are paid at maturity on              . In
addition, if FleetBoston redeems any junior subordinated debentures before their maturity, Fleet Capital will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, preferred securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed.



     FleetBoston can redeem some or all of the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued interest to the date of redemption:


     - on one or more occasions any time on or after              ; and


     - before              , if specified changes in tax or regulatory law occur
       (each of which is a "SPECIAL EVENT" and each of which is more fully described on page S-28), and within 90 days of the occurrence of the special event.

     Any redemption of the junior subordinated debentures may require approval of the Board of Governors of the Federal Reserve System.


WHAT IS FLEETBOSTON'S GUARANTEE OF THE PREFERRED SECURITIES?



     FleetBoston will fully and unconditionally guarantee the preferred securities based on:


     - its obligations under the guarantee; and


     - its obligations under the declaration of trust which governs the terms of the preferred securities (see page S-14); and



     - its obligations under the indenture which governs the terms of the junior subordinated debentures (see page S-25).



     If FleetBoston does not make a payment on the junior subordinated debentures, Fleet Capital will not have sufficient funds to make payments on the preferred securities. The guarantee does not cover payments when Fleet Capital does not have sufficient funds to make payments on the preferred securities. FleetBoston's obligations under the guarantee are subordinate to its obligations to make payments on all of its other liabilities except its obligations under similar guarantees.


WHEN COULD THE JUNIOR SUBORDINATED DEBENTURES BE DISTRIBUTED TO YOU?


     FleetBoston has the right to terminate Fleet Capital at any time. If FleetBoston decides to exercise its right to terminate Fleet Capital, Fleet Capital will redeem the preferred securities by distributing the junior subordinated debentures to holders of the preferred securities and the common securities on a pro rata basis.


     Any distribution of the junior subordinated debentures may require approval of the Board of Governors of the Federal Reserve System.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?


     The trust has applied to have the preferred securities listed on the NYSE
under the symbol "     ". If approved for listing, trading is expected to
commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily assure that a liquid trading market will be available for the preferred securities. If the trust distributes the junior subordinated debentures, FleetBoston will use its best efforts to list the junior subordinated debentures on the NYSE or any other exchange or other organization on which the preferred securities are then listed.


WHAT HAPPENS IF FLEET CAPITAL IS TERMINATED AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT DISTRIBUTED?


     Fleet Capital may also terminate in circumstances where the junior subordinated debentures will not be distributed. In those situations, Fleet
Capital will pay the liquidation amount of      for each preferred security plus
unpaid distributions to the date such payment is made. Fleet Capital will be able to make this distribution of cash only if the junior subordinated debentures are redeemed by FleetBoston.


IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, "DTC," or its nominee. This means that you will not receive a certificate for your preferred securities. Fleet Capital expects that the preferred securities will be ready for delivery through
DTC on or about              .

                                  RISK FACTORS

     Your investment in the preferred securities will involve some risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the preferred securities is suitable for you.


FLEETBOSTON'S OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES ARE SUBORDINATED.



     FleetBoston's obligations under the guarantee are unsecured and will rank in priority of payment:



     - junior to all of FleetBoston's other liabilities, except those liabilities made equal or junior to the guarantee by their terms;



     - equal with all of FleetBoston's senior most preferred and preference stock now or in the future issued by it, and with any guarantee now or in the future issued by it in respect of any preferred or preference stock of any of its affiliates, including FleetBoston's guarantee of the outstanding preferred or capital securities of Fleet Capital Trust I, Fleet Capital Trust II, Fleet Capital Trust III, Fleet Capital Trust IV and Fleet Capital Trust V; and


     - senior to Fleet's common stock.

     This means that Fleet cannot make any payments on the guarantee if it defaults on a payment of any of its other liabilities, except those liabilities made equal or junior to the guarantee by their terms. In the event of the bankruptcy, liquidation or dissolution of Fleet, its assets would be available to pay obligations under the guarantee only after all payments had been made on its other liabilities, except those liabilities made equal or junior to the guarantee by their terms.


     FleetBoston's obligations under the junior subordinated debentures are unsecured and will rank junior in priority of payment to FleetBoston's "SENIOR INDEBTEDNESS" and "OTHER FINANCIAL OBLIGATIONS" (see page S-27 for definitions of these terms). This means that FleetBoston cannot make any payments of principal, including redemption payments, or interest on the junior subordinated debentures if it defaults on a payment on its senior indebtedness or other financial obligations. This also means that in the event of the bankruptcy, liquidation or dissolution of FleetBoston, its assets would be available to pay obligations under the junior subordinated debentures only after all payments had been made on its senior indebtedness and other financial obligations. As of September 30, 1999, senior indebtedness and other financial obligations of FleetBoston aggregated approximately $8.5 billion (holding company only). In addition, because FleetBoston is a bank holding company, the junior subordinated debentures are effectively subordinated to all existing and future liabilities of FleetBoston's subsidiaries, including depositors.



     The preferred securities, the guarantee and the junior subordinated debentures do not limit the ability of FleetBoston and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debentures and the guarantee.



     For more information please refer to "Description of the Junior Subordinated Debentures -- Subordination" beginning on page S-25 and "Description of the Preferred Securities Guarantees" beginning on page 21 of the accompanying prospectus.


GUARANTEE ONLY COVERS PAYMENTS IF FLEET CAPITAL HAS CASH AVAILABLE


     The ability of Fleet Capital to pay scheduled distributions on the preferred securities, the redemption price of the preferred securities and the liquidation amount of each preferred security is solely dependent upon FleetBoston making the related payments on the junior subordinated debentures when due.



     If FleetBoston defaults on its obligation to pay principal or interest on the junior subordinated debentures, Fleet Capital will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each preferred security. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

     Instead, you:


     - may directly sue FleetBoston or seek other remedies to collect your pro rata share of payments owed; or


     - rely on the institutional trustee to enforce Fleet Capital's rights under the junior subordinated debentures.

FLEET'S ABILITY TO DEFER DISTRIBUTIONS WILL CAUSE CASH PAYMENTS TO CEASE, WILL HAVE FEDERAL INCOME TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES


     If no event of default under the junior subordinated debentures has occurred and is continuing, FleetBoston can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods. If FleetBoston defers interest payments on the junior subordinated debentures, Fleet Capital will defer distributions on the preferred securities during any deferral period. However, distributions would still accumulate and those deferred distributions will themselves accrue interest at
an annual rate of   %, to the extent permitted by law.



     If FleetBoston defers the payment of interest on the junior subordinated debentures, you will be required to recognize interest income for United States federal income tax purposes in respect of your pro rata share of the interest on the junior subordinated debentures held by Fleet Capital before you receive any cash distributions relating to those interest payments. In addition, if you sell the preferred securities before the end of any deferral period or before the record date relating to distributions which are paid, you will not receive the cash distributions relating to any accrued and unpaid interest even though you will be required to recognize such interest in income for United States federal income tax purposes.



     FleetBoston has no current intention of deferring interest payments on the junior subordinated debentures. However, if FleetBoston exercises its right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the preferred securities during an interest deferral period, you may not receive the same return on your investment as someone who continues to hold the preferred securities. In addition, the existence of FleetBoston's right to defer payments of interest on the junior subordinated debentures may mean that the market price for the preferred securities, which represent an undivided beneficial interest in the junior subordinated debentures, may be more volatile than other securities that do not have these rights.



     See "United States Federal Income Taxation" beginning on page S-35 for more information regarding the United States federal income tax consequences of purchasing, holding and selling the preferred securities.


PREFERRED SECURITIES MAY BE REDEEMED BEFORE        IF A SPECIAL EVENT OCCURS


     If a special event occurs and is continuing, FleetBoston has the right to redeem all of the junior subordinated debentures. The "special events" are defined on page S-28. If such a redemption happens, Fleet Capital will use the cash it receives on the redemption of the junior subordinated debentures to redeem all of the preferred and common securities within 90 days of the event.



     Please see "Description of the Preferred Securities -- Redemption Procedures" on page S-17 and "Description of the Junior Subordinated
Debentures -- Optional Redemption" beginning on page S-28 for more information.


DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICE


     FleetBoston has the right to terminate Fleet Capital at any time. If FleetBoston decides to exercise its right to terminate Fleet Capital, Fleet Capital will redeem the preferred and common securities by distributing the junior subordinated debentures to holders of the preferred securities and common securities on a pro rata basis. Any distribution of the junior subordinated debentures may require approval of the Board of Governors of the Federal Reserve System.

     Under current United States federal income tax laws, a distribution of junior subordinated debentures to you on the dissolution of Fleet Capital should not be a taxable event to you. However, if Fleet Capital is characterized for United States federal income tax purposes as an association taxable as a corporation or there is a change in law at the time Fleet Capital is dissolved, the distribution of junior subordinated debentures to you may be a taxable event to you.



     FleetBoston has no current intention of causing the termination of Fleet Capital and the distribution of the junior subordinated debentures. FleetBoston anticipates that it would consider exercising this right in the event that expenses associated with maintaining Fleet Capital were substantially greater than currently expected, such as if a special event occurred. FleetBoston cannot predict the other circumstances under which this right would be exercised.



     FleetBoston cannot predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive on a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities.


     Because you may receive junior subordinated debentures, you should make an investment decision with regard to the junior subordinated debentures, in addition to the preferred securities. You should carefully review all the information regarding the junior subordinated debentures contained in this prospectus supplement and the accompanying prospectus.

LIMITED VOTING RIGHTS


     You will have limited voting rights. In particular, only FleetBoston can elect or remove any of Fleet Capital's trustees.


     See "Fleet Capital" on page S-9 and "Description of the Preferred Securities -- Voting Rights" beginning on page 18 in the accompanying prospectus.

TRADING PRICE OF THE PREFERRED SECURITIES MAY NOT REFLECT THE VALUE OF ACCRUED BUT UNPAID INTEREST

     If you use the accrual method of accounting for tax purposes and dispose of your preferred securities between quarterly distributions, you will be required to:

     - include accrued but unpaid interest as ordinary income for United States federal tax purposes; and

     - add the accrued but unpaid income to your adjusted tax basis in the preferred securities disposed of.


     If you sell the preferred securities for less than your adjusted tax basis in the preferred securities, you will recognize a loss which generally may not be used to offset ordinary income for United States federal tax purposes. See "United States Federal Income Taxation" beginning on page S-35.


THERE IS NOT AN ESTABLISHED TRADING MARKET FOR THE PREFERRED SECURITIES


     The preferred securities are a new issue of securities of Fleet Capital with no established trading market. Fleet Capital cannot assure you that an active trading market for the preferred securities will develop or be sustained in the future. While the underwriters have indicated to FleetBoston and Fleet Capital their intention to create a market for the preferred securities, they are not obligated to do so and may discontinue market-making at any time without notice. As a result, you may have difficulty selling or otherwise disposing of the preferred securities.


NO PROTECTION IN HIGHLY LEVERAGED TRANSACTIONS


     Under the indenture which governs the terms of the junior subordinated debentures, you will not be protected from a highly leveraged transaction, including a change of control of FleetBoston or other similar transaction. Such a transaction may have the effect of increasing FleetBoston's liabilities that are senior to the junior subordinated debentures.

                                 FLEET CAPITAL

     This section supplements, and to the extent inconsistent with, replaces the section entitled "The Trusts" in the accompanying Prospectus.

     Fleet Capital is a statutory business trust formed under Delaware law pursuant to:


     - a declaration of trust, dated as of March 16, 1998, as amended, executed by FleetBoston, as sponsor, and the trustees of Fleet Capital, the "FLEET CAPITAL TRUSTEES;" and



     - the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 16, 1998, as amended.


     The declaration will be amended and restated in its entirety, as so amended and restated, the "DECLARATION," substantially in the form filed as an exhibit to the registration statement which contains this prospectus supplement and the accompanying prospectus. The declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, the "TRUST INDENTURE ACT."

     Fleet Capital exists for the exclusive purposes of:

     (1) issuing the trust securities representing undivided beneficial interests in the assets of Fleet Capital;

     (2) investing the gross proceeds of the trust securities in the junior subordinated debentures; and

     (3) engaging only in other necessary or incidental activities.


     Upon issuance of the preferred securities, the purchasers will own all of the preferred securities. See "Description of the Preferred
Securities -- Book-Entry Only Issuance -- The Depository Trust Company." FleetBoston will directly or indirectly acquire common securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of Fleet Capital.



     Pursuant to the declaration, the number of Fleet Capital trustees will initially be five. FleetBoston, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any Fleet Capital trustee and to increase or decrease the number of Fleet Capital trustees. Three of the FleetBoston Capital trustees, the "REGULAR TRUSTEES," will be persons who are employees or officers of, or who are affiliated with, FleetBoston. The fourth trustee will be a financial institution that is unaffiliated with FleetBoston which will serve as institutional trustee under the declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, the "INSTITUTIONAL TRUSTEE." Initially, The Bank of New York will be the institutional trustee until removed or replaced by the holder of the common securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will act as trustee under the guarantee, the "GUARANTEE TRUSTEE," and as trustee under the indenture which governs the junior subordinated debentures, the "DEBT TRUSTEE." The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware. Initially, The Bank of New York (Delaware), an affiliate of the institutional trustee, will act as Delaware trustee.


     The institutional trustee will hold title to the junior subordinated debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the junior subordinated debentures. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the junior subordinated debentures for the benefit of the holders of the trust securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from that account.

     The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities.


     FleetBoston will pay all fees and expenses related to Fleet Capital and the offering of the trust securities. See "Description of the Junior Subordinated Debentures -- Miscellaneous" on page S-32.

               SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA
                            FLEET BOSTON CORPORATION



     The following unaudited consolidated summary sets forth supplemental selected financial data for FleetBoston and its subsidiaries for the nine months ended September 30, 1999 and 1998 and for each of the years in the five-year period ending December 31, 1998. The following summary should be read in conjunction with the supplemental financial information incorporated herein by reference to other documents. See "Where You Can Find More Information" in the accompanying prospectus. The summary for the nine months ended September 30, 1999 and 1998 is based on unaudited financial statements which include all adjustments that, in the opinion of management of FleetBoston, are necessary for a fair presentation of the results of the respective interim periods. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results expected for 1999 or any other interim period. All data has been restated to reflect the BankBoston merger, accounted for as a pooling of interests. Certain amounts in prior periods have been reclassified to conform to current-year presentation. All per common share amounts and associated ratios have been adjusted to reflect FleetBoston's two-for-one common stock split during 1998.





                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                      YEARS ENDED DECEMBER 31,
                                                   -------------------   --------------------------------------------------------
                                                     1999       1998       1998       1997       1996         1995         1994
                                                   --------   --------   --------   --------   --------     --------     --------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF OPERATIONS:
Interest income (fully taxable equivalent).......  $  9,719   $  9,217   $ 12,400   $ 11,319   $ 10,977     $ 11,398     $  9,780

  Interest expense...............................     4,608      4,437      5,946      5,127      5,119        6,009        4,584
                                                   --------   --------   --------   --------   --------     --------     --------

  Net interest income (fully taxable
    equivalent)..................................     5,111      4,780      6,454      6,192      5,858        5,389        5,196

  Provision for credit losses....................       688        590        850        522        444          376          219
                                                   --------   --------   --------   --------   --------     --------     --------

  Net interest income after provision for credit
    losses (fully taxable equivalent)............     4,423      4,190      5,604      5,670      5,414        5,013        4,977

  Noninterest income.............................     5,001      3,788      5,281      4,206      3,658        3,237        2,683

  Noninterest expense............................     6,032      5,159      7,050      6,050      5,831        5,831        5,168

  Net income.....................................     2,072      1,702      2,324      2,246      1,860(a)     1,351(b)     1,428

PER COMMON SHARE(d):

  Basic earnings per share.......................  $   2.20   $   1.81   $   2.47   $   2.39   $   1.88(a)  $   1.25(b)  $   1.54

  Diluted earnings per share.....................      2.15       1.76       2.41       2.33       1.84(a)      1.19(b)      1.45

  Weighted average basic shares outstanding (in
    thousands)...................................   920,667    915,578    916,123    902,442    932,575      895,370      882,131

  Weighted average diluted shares outstanding (in
    thousands)...................................   944,996    938,242    939,136    924,021    949,824      943,344      935,832

  Book value.....................................  $  16.01   $  14.38   $  14.70   $  13.23   $  12.08     $  11.15     $   9.85

  Cash dividends declared........................       .81       .735       1.00        .92        .87          .82          .70

  Common dividend payout ratio...................     36.79%     40.43%     40.15%     35.55%     40.71%       50.76%       32.13%

RATIO OF EARNINGS TO FIXED CHARGES:

  Excluding interest on deposits.................      2.62x      2.60x      2.62x      3.00x      2.79x        1.91x        2.11x

  Including interest on deposits.................      1.72       1.62       1.62       1.72       1.61         1.39         1.52

RATIO OF EARNINGS TO FIXED CHARGES AND DIVIDENDS
  ON PREFERRED STOCK:

  Excluding interest on deposits.................      2.57x      2.53x      2.55x      2.85x      2.62x        1.87x        2.05x

  Including interest on deposits.................      1.71       1.61       1.62       1.70       1.59         1.38         1.51

CONSOLIDATED BALANCE SHEET--AVERAGE BALANCES:

  Total assets...................................  $187,128   $167,959   $170,228   $151,886   $146,108     $141,543     $135,532

  Securities held to maturity....................     1,681      1,891      1,874      2,000      1,852       11,777       12,985

  Securities available for sale..................    22,773     19,597     19,853     16,321     17,525       16,244       19,198

  Loans and leases, net of unearned income.......   116,873    109,905    111,039    102,369     97,598       90,447       80,771

  Due from brokers/dealers.......................     3,289      3,869      3,765      2,884      2,179        1,926        1,606

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                      YEARS ENDED DECEMBER 31,
                                                   -------------------   --------------------------------------------------------
                                                     1999       1998       1998       1997       1996         1995         1994
                                                   --------   --------   --------   --------   --------     --------     --------
                                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Interest-bearing deposit liabilities.............    90,976     87,533     88,634     82,437     81,824       74,828       71,049

  Short-term borrowings..........................    23,037     21,598     21,669     17,127     15,099       23,919       23,825

  Due to brokers/dealers.........................     4,080      4,693      4,501      3,463      2,645        2,341        1,821

  Long-term debt(e)..............................    21,311     10,111     10,962      7,993      8,158        8,741        7,506

  Stockholders' equity...........................    14,621     13,566     13,674     12,188     12,139       10,885        9,785

CONSOLIDATED RATIOS:

  Net interest margin (fully taxable
    equivalent)..................................      4.27%      4.40%      4.40%      4.68%      4.57%        4.24%        4.26%

  Return on average assets.......................      1.47       1.35       1.37       1.48       1.27(a)       .95(b)      1.05

  Return on average common stockholders'
    equity.......................................     19.42      17.45      17.64      19.71      16.31(a)     13.16(b)     15.60

  Average stockholders' equity to
    average assets...............................      7.81       8.08       8.03       8.02       8.31         7.69         7.22

  Tier 1 risk-based capital ratio................      7.14       6.90       7.11       7.55       8.30         7.97         8.52

  Total risk-based capital ratio.................     11.28      11.30      11.51      11.31      12.18        11.91        12.82

  Period-end reserve for credit losses to
    period-end loans and leases, net of unearned
    income.......................................      2.10       2.01       2.06       2.01       2.35         2.42         2.75

  Net charge-offs to average loans and leases,
    net of unearned income.......................       .74        .71        .75        .64        .61          .55          .51

  Period-end nonperforming assets to period-end
    loans and leases, net of unearned income and
    other real estate owned(c)...................       .66        .60        .61        .72       1.16         1.03         1.56


---------------

(a) Includes impact of merger-related charges ($180 million pre-tax, $117 million post-tax) recorded in 1996.



(b) Includes impact of the loss on assets held for sale by accelerated disposition ($175 million pre-tax, $112 million post-tax) and merger-related charges ($490 million pre-tax, $317 million post-tax) recorded in 1995.



(c) Excludes $113 million, $126 million, $46 million, $214 million, $265 million and $317 million of nonperforming assets reclassified to held for sale by accelerated disposition at September 30, 1999 and 1998, and December 31, 1998, 1997, 1996 and 1995, respectively. Including such amounts, the ratios would have been .75%, .71%, .65%, .92%, 1.43% and 1.37% at September 30,
    1999 and 1998, and December 31, 1998, 1997, 1996 and 1995, respectively.



(d) All per share and average share information has been adjusted to reflect FleetBoston's two-for-one common stock split during 1998.



(e) Amounts include guaranteed preferred beneficial interests in FleetBoston's junior subordinated debentures.

                                 CAPITALIZATION


     The following table sets forth the actual consolidated capitalization of FleetBoston and its subsidiaries at September 30, 1999, and FleetBoston's capitalization as of such date as adjusted to reflect the December 1, 1999 sale of $500 million of 7.375% subordinated notes due 2009 as well as the sale of the preferred securities offered hereby. The table should be read in conjunction with FleetBoston's supplemental consolidated financial statements and notes thereto included in the documents incorporated by reference herein. All data has been restated to give effect to the BankBoston merger. See "Where You Can Find More Information" in the accompanying prospectus.





                                                              ACTUAL     AS ADJUSTED
                                                              -------    -----------
                                                              AT SEPTEMBER 30, 1999
                                                              ----------------------
                                                              (DOLLARS IN MILLIONS)
Senior and subordinated debt................................  $23,391      $23,891
Company-obligated mandatorily redeemable preferred
  securities of Fleet Capital Trust I(1)....................       84           84
Company-obligated mandatorily redeemable capital securities
  of Fleet Capital Trust II(2)..............................      250          250
Company-obligated mandatorily redeemable preferred
  securities of Fleet Capital Trust III(3)..................      120          120
Company-obligated mandatorily redeemable preferred
  securities of Fleet Capital Trust IV(4)...................      150          150
Company-obligated mandatory redeemable capital securities of
  Fleet Capital Trust V(5)..................................      250          250
Company-obligated mandatory redeemable preferred securities
  of Fleet Capital Trust VI(6)..............................       --
Company-obligated mandatorily redeemable preferred
  securities of BankBoston Capital Trust I(7)...............      250          250
Company-obligated mandatorily redeemable preferred
  securities of BankBoston Capital Trust II(8)..............      250          250
Company-obligated mandatorily redeemable preferred
  securities of BankBoston Capital Trust III(9).............      248          248
Company-obligated mandatorily redeemable preferred
  securities of BankBoston Capital Trust IV(10).............      247          247
                                                              -------      -------
Total long-term debt........................................   25,240

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value............................      691          691
Common stock, $.01 par value................................        9            9
Common surplus..............................................    4,749        4,749
Retained earnings...........................................   10,465       10,465
Accumulated other comprehensive income......................      (48)         (48)
Treasury stock..............................................     (409)        (409)
                                                              -------      -------
Total stockholders' equity..................................   15,457       15,457
                                                              -------      -------
Total long-term debt and stockholders' equity...............  $40,697      $
                                                              =======      =======


---------------

 (1) Issued on February 4, 1997. The sole assets of Fleet Capital Trust I are 8.00% Junior Subordinated Deferrable Interest Debentures due 2027 with a principal amount of approximately $86.3 million. Such debentures mature on February 15, 2027, which may be (i) shortened to a date not earlier than April 15, 2001 or (ii) extended to a date not later than February 15, 2046. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.



 (2) Issued on December 11, 1996. The sole assets of Fleet Capital Trust II are 7.92% Junior Subordinated Deferrable Interest Debentures due 2026 with a principal amount of approximately $257.7 million. Such debentures mature on December 11, 2026. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the capital securities are mandatorily redeemable.



 (3) Issued on January 29, 1998. The sole assets of Fleet Capital Trust III are 7.05% Junior Subordinated Deferrable Interest Debentures due 2028 with a principal amount of approximately $123.7 million. Such debentures mature on March 31, 2028. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.



 (4) Issued on April 28, 1998. The sole assets of Fleet Capital Trust IV are 7.17% Junior Subordinated Deferrable Interest Debentures with a principal amount of approximately $154.6 million. Such debentures mature on March 31, 2028. FleetBoston owns all of the Common Securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.



 (5) Issued on December 18, 1998. The sole assets of Fleet Capital Trust V are Floating Rate Junior Subordinated Deferrable Interest Debentures due 2028 with a principal amount of approximately $257.7 million. Such debentures mature on December 18, 2028. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.


 (6) As described in this prospectus supplement, the sole assets of Fleet Capital will be the junior subordinated debentures with a principal amount
     of approximately $    million. The junior subordinated debentures will bear
     interest at an annual rate equal to     % on
     the liquidation amount of $    per preferred security and will mature on
                 . FleetBoston owns all of the common securities of Fleet Capital. Upon redemption of the junior subordinated debentures, the preferred securities will be mandatorily redeemable.



 (7) Issued on November 26, 1996. The sole assets of BKB Capital Trust I are 8.25% Series A Junior Subordinated Deferrable Interest Debentures due December 15, 2026 with a principal amount of approximately $258.6 million. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.



 (8) Issued on April 8, 1997. The sole assets of BKB Capital Trust II are 7.75% Series A Junior Subordinated Deferrable Interest Debentures due December 15, 2026 with a principal amount of approximately $258.6 million. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.



 (9) Issued on June 4, 1997. The sole assets of BKB Capital Trust III are Floating Rate Junior Subordinated Deferrable Interest Debentures due June 15, 2027 with a principal amount of approximately $255.9 million. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.



(10) Issued on June 8, 1998. The sole assets of BKB Capital Trust IV are Floating Rate Junior Subordinated Deferrable Interest Debentures due June 8, 2028 with a principal amount of approximately $255.9 million. FleetBoston owns all of the common securities of this trust. Upon redemption of the debentures, the preferred securities are mandatorily redeemable.

                              ACCOUNTING TREATMENT


     The financial statements of Fleet Capital will be consolidated into FleetBoston's consolidated financial statements, with the preferred securities classified as a component of long-term debt of FleetBoston. The financial statement footnotes of FleetBoston will reflect that the sole asset of Fleet
Capital will be $     million principal amount of the junior subordinated
debentures, bearing interest at an annual rate equal to              and
maturing on              . All future reports filed by FleetBoston under the
Securities Exchange Act of 1934 will present information regarding Fleet Capital and other similar FleetBoston trusts in the manner described above. In addition, a footnote to FleetBoston's audited financial statements will reflect that:



     (1) Fleet Capital and such other trusts are wholly-owned by FleetBoston;


     (2) the sole assets of Fleet Capital are the junior subordinated debentures and the sole assets of such other trusts will be junior subordinated debentures, in each case specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held; and


     (3) the guarantee, when taken together with FleetBoston's obligations under the junior subordinated debenture and the indenture and its obligations under the declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital, other than with respect to the trust securities, and the corresponding obligations of FleetBoston with respect to such other trusts, provide a full and unconditional guarantee of amounts on the preferred securities and the preferred securities issued by such other trusts.


See "Capitalization."

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust. The declaration will be qualified as an indenture under the Trust Indenture Act. The institutional trustee, The Bank of New York, will act as trustee for the preferred securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act.

     Set forth below is a summary of the material terms and provisions of the preferred securities. This summary supplements, and to the extent inconsistent, replaces, the description set forth under the caption "Description of the Preferred Securities" in the accompanying prospectus. This summary, which describes the material provisions of the preferred securities, is not intended to be complete and is qualified by the declaration, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Business Trust Act and the Trust Indenture Act.

GENERAL


     The declaration authorizes the regular trustees to issue the trust securities on behalf of Fleet Capital. The trust securities represent undivided beneficial interests in the assets of Fleet Capital. All of the common securities will be owned, directly or indirectly, by FleetBoston. The common securities rank equally, and payments will be made on a pro rata basis, with the preferred securities. However, if a "DECLARATION EVENT OF DEFAULT" as defined under "Declaration Events of Default" on page S-19, occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the preferred securities.

     The declaration does not permit Fleet Capital to issue any securities other than the trust securities or to incur any indebtedness. Under the declaration, the institutional trustee will own the junior subordinated debentures purchased by Fleet Capital for the benefit of the holders of the trust securities.


     Payments on the preferred securities are guaranteed by FleetBoston to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying prospectus. The guarantee will be held by The Bank of New York, as guarantee trustee, for the benefit of the holders of the preferred securities. The guarantee does not cover payment of distributions when Fleet Capital does not have sufficient available funds to pay those distributions. In such event, the remedy of a holder of preferred securities is to vote to direct the institutional trustee to enforce the institutional trustee's rights under the junior subordinated debentures or, if there is a default in the payment of distributions, including when Fleet Capital does not have sufficient available funds to pay such distribution, the holder may take "DIRECT ACTION," as defined in the accompanying prospectus on page 18. See "Voting Rights" and "Declaration Events of Default" below and "Description of the Preferred Securities--Voting Rights" in the accompanying prospectus beginning on page 18.


DISTRIBUTIONS

     Distributions on the preferred securities will be fixed at an annual rate
equal to              on the liquidation amount of $       per preferred
security. Distributions which are unpaid for more than one quarter will bear interest at that same rate, compounded quarterly. The term "distribution" as used in this prospectus supplement and the accompanying prospectus includes any interest payable on unpaid distributions unless otherwise stated.

     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. If any distribution payment date is not a business day, then such distribution will be made on the next succeeding day that is a business day and without any interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day.

     Distributions on the preferred securities:

     (1) will be cumulative;

     (2) will accrue from              ; and

     (3) except as otherwise described below, will be payable quarterly in
arrears on              ,              ,              and              of each
year, commencing              .


     As long as FleetBoston is not in default in the payment of interest on the junior subordinated debentures, FleetBoston may defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures, an "EXTENSION PERIOD." If FleetBoston exercises this extension option, quarterly distributions on the preferred securities would also be deferred during any such extension period. Because interest would continue to accrue on the junior subordinated debentures, any deferred distributions would also continue to accrue with interest at an
annual rate equal to              % percent per annum compounded quarterly. This
right to extend the interest payment period for the junior subordinated debentures is limited to a period not exceeding 20 consecutive quarters, and may
not extend beyond              , the "STATED MATURITY" of the junior
subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, FleetBoston may select a new extension period, subject to the above requirements. See "Description of the Junior Subordinated Debentures -- Interest" and " -- Option to Extend Interest Payment Period."

     If FleetBoston exercises this deferral right, then during any extension period:



     (1) FleetBoston shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment relating to, any of its capital stock other than:



          - repurchases, redemptions or other acquisitions of shares of capital stock of FleetBoston in connection with any employee benefit plans or any other contractual obligation of FleetBoston, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;



          - as a result of an exchange or conversion of any class or series of FleetBoston's capital stock for any other class or series of FleetBoston's capital stock; or


          - the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged;


     (2) FleetBoston shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by FleetBoston which rank equally with or junior to the junior subordinated debentures; and



     (3) FleetBoston shall not make any guarantee payments with respect to the foregoing, other than pursuant to the guarantee.


     If distributions are deferred, the deferred distributions and accrued but unpaid interest shall be paid to holders of the preferred securities as they appear on the books and records of Fleet Capital on the record date next following the termination of such extension period.


     Distributions on the preferred securities must be paid on the dates payable to the extent that Fleet Capital has funds available for the payment of those distributions. Fleet Capital's funds available for distribution to the holders of the preferred securities will be limited to payments received from FleetBoston on the junior subordinated debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by Fleet Capital is guaranteed by FleetBoston to the extent set forth under "Description of the Preferred Securities Guarantees" beginning on page 20 in the accompanying prospectus.


PAYMENT AND RECORD DATES

     Distributions will be payable to the holders of the preferred securities as they appear on the books and records of Fleet Capital on the relevant record dates. As long as the preferred securities are in book-entry form, the record date will be one business day prior to the relevant payment date. A "BUSINESS DAY" is any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close. If the preferred securities are not in book-entry form, the record date will be the 15th day of the month in which the relevant payment date occurs. The record dates and payment dates for the preferred securities are the same as the record dates and payment dates for the junior subordinated debentures.


     If Fleet Capital does not pay a distribution because FleetBoston fails to make the corresponding interest payment on the junior subordinated debentures, that defaulted distribution will be payable to the person in whose name the preferred security is registered on the special record date established by the regular trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the indenture. This means that the defaulted distribution will not be paid to the person in whose name such preferred security is registered on the original record date. However, distributions shall not be considered payable on any distribution payment date falling within an extension period unless FleetBoston has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such distribution payment date.


     Distributions on the preferred securities will be paid through the institutional trustee, who will hold amounts received on the junior subordinated debentures for the benefit of the holders of the trust securities. Subject to any applicable laws and regulations and the provisions of the declaration, each payment of distributions will be made as described under "Book-Entry Only Issuance--The Depository Trust Company" below.

     If any date on which distributions are to be made on the preferred securities is not a business day, then payment will be made on the next succeeding day which is a business day and without any interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day.

REDEMPTION


     The stated maturity of the junior subordinated debentures is              .
The junior subordinated debentures will be redeemable prior to the stated maturity at the option of FleetBoston at a redemption price equal to 100% of the principal amount, plus accrued interest to the date of redemption:


     (1) in whole or in part, from time to time, on or after              ; or


     (2) at any time prior to              , in whole but not in part, upon the
         occurrence and continuation of a special event as defined under "Description of the Junior Subordinated Debentures--Optional Redemption" on page S-28.



     The proceeds from any repayment or redemption of the junior subordinated debentures will simultaneously be used to redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, the "REDEMPTION PRICE." Holders of trust securities must be given not less than 30 nor more than 60 days' notice of any early redemption. See "Description of the Junior Subordinated Debentures--Optional Prepayment." In the event that fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed pro rata as described under "Book-Entry Only Issuance--The Depository Trust Company" beginning on page S-22. Any early redemption may require prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies.


REDEMPTION PROCEDURES

     Fleet Capital may not redeem fewer than all of the outstanding preferred securities unless all accrued and unpaid distributions have been paid on all preferred securities for all quarterly distribution periods terminating on or prior to the date of redemption.


     If Fleet Capital gives a notice of redemption of the preferred securities and FleetBoston has paid to Fleet Capital a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, then immediately prior to the close of business on the redemption date:


     (1) distributions will cease to accrue on the preferred securities called for redemption;

     (2) the preferred securities called for redemption shall no longer be deemed to be outstanding; and

     (3) all rights of holders of the preferred securities called for redemption will cease, except the right of the holders of those preferred securities to receive the redemption price, but without interest.

     Any notice of redemption will be irrevocable. If any date fixed for redemption of preferred securities is not a business day, then the redemption date will be postponed to the next succeeding day that is a business day.


     If FleetBoston fails to repay junior subordinated debentures on maturity or on the date fixed for a redemption or if payment of the redemption price is improperly withheld or refused and not paid by Fleet Capital or by FleetBoston under its guarantee, distributions on those preferred securities will continue to accrue to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.


     Fleet Capital shall not be required to:

     (1) issue, or register the transfer or exchange of, any trust securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of trust securities and ending at the close of business on the day of the mailing of the relevant notice of redemption; and

     (2) register the transfer or exchange of any trust securities so selected for redemption, in whole or in part, except the unredeemed portion of any trust securities being redeemed in part.


     Subject to the foregoing and applicable law, including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board, FleetBoston or its subsidiaries may at any time, and from time to time, purchase outstanding preferred securities by tender, in the open market or by private agreement.


DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES


     FleetBoston will have the right at any time to liquidate Fleet Capital and cause the junior subordinated debentures to be distributed to the holders of the trust securities. This may require the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies. If the junior subordinated debentures are distributed to the holders of the preferred securities, FleetBoston will use its best efforts to cause the junior subordinated debentures to be listed on any exchange as the preferred securities are then listed.


     On the date for any distribution of junior subordinated debentures upon dissolution of Fleet Capital:

     (1) the trust securities will no longer deemed to be outstanding;


     (2) DTC, as defined herein under "Bank-Entry Only Issuance -- The Depository Trust Company" on page S-22, or its nominee, as the record holder of the trust securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution; and



     (3) any certificates representing trust securities not held by the depositary or its nominee until such certificates are presented to FleetBoston or its agent for transfer or reissuance will be deemed to represent junior subordinated debentures having:


          - an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities;

          - an interest rate identical to the distribution rate of the trust securities; and

          - accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities.


     FleetBoston and Fleet Capital cannot assure you as to the market prices for either the preferred securities or the junior subordinated debentures that may be distributed in exchange for the preferred securities if Fleet Capital were to dissolve and liquidate. Accordingly, the preferred securities or the junior subordinated debentures may trade at a discount to the price paid to purchase the preferred securities offered by this prospectus supplement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     If Fleet Capital liquidates, dissolves, winds-up or terminates, each a "LIQUIDATION," holders of the preferred securities will be entitled to receive out of the assets of Fleet Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated
liquidation amount of $     per preferred security plus accrued and unpaid
distributions to the date of payment, the "LIQUIDATION DISTRIBUTION." These distributions will not be paid if, in connection with a liquidation, junior subordinated debentures with terms that match the preferred securities have been distributed on a pro rata basis to the holders of the preferred securities.

     If, upon any liquidation, the liquidation distribution can be paid only in part because Fleet Capital does not have sufficient assets to pay in full the entire liquidation distribution, then the amounts payable directly by Fleet Capital on the preferred securities shall be paid on a pro rata basis.

     The holders of the common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of the preferred securities. However, if a declaration event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities with regard to such distributions.

     Pursuant to the declaration, Fleet Capital shall terminate:

     (1) on              , the expiration of the term of Fleet Capital;


     (2) upon the bankruptcy of FleetBoston or Fleet Capital;



     (3) upon the filing of a certificate of dissolution or its equivalent with respect to FleetBoston;


     (4) the filing of a certificate of cancellation for Fleet Capital after obtaining the consent of the holders of at least a majority in liquidation amount of the trust securities, voting together as a single class to file such certificate of cancellation;


     (5) the revocation of FleetBoston's charter and the expiration of 90 days after the date of revocation without the charter being reinstated;


     (6) upon the distribution of junior subordinated debentures to the holders of the trust securities;


     (7) upon the entry of a decree of a judicial dissolution of FleetBoston or Fleet Capital; or


     (8) upon the redemption of all the trust securities.

DECLARATION EVENTS OF DEFAULT

     An "INDENTURE EVENT OF DEFAULT" is an event of default under the indenture and also constitutes a "DECLARATION EVENT OF DEFAULT," which is an event of default under the declaration relating to the trust securities. See "Description of the Junior Subordinated Debentures -- Events of Default, Waiver and Notice"
in the accompanying prospectus on page   for a description of indenture events
of default.

     Under the declaration, the holder of the common securities will be deemed to have waived any declaration event of default relating to the common securities until all declaration events of default relating to the preferred securities have been cured, waived or otherwise eliminated. Until all declaration events of default relating to the preferred securities have been cured, waived or otherwise eliminated, the institutional trustee will be acting solely on behalf of the holders of the preferred securities. Only the holders of the preferred securities will have the right to direct the institutional trustee with respect to certain matters under the declaration, and therefore the indenture. If a declaration event of default relating to the preferred securities is waived by the holders of the preferred securities, the holders of the common securities have agreed that such waiver also constitutes a waiver of such declaration event of default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of the common securities.


     If the institutional trustee fails to enforce its rights under the junior subordinated debentures after a holder of preferred securities has made a written request, such holder of preferred securities may directly institute a legal proceeding against FleetBoston to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration event of default has occurred and is continuing and such event is attributable to the failure of FleetBoston to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of preferred securities may also bring a direct action. This means that a holder may directly sue FleetBoston to enforce payment of the principal or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder on or after the respective due date specified in the junior subordinated debentures. Such holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debentures or (2) sue FleetBoston to enforce the institutional trustee's rights under the junior subordinated debentures.



     In connection with such direct action, FleetBoston will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by FleetBoston to such holder of preferred securities in such direct action. This means that FleetBoston will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Fleet Capital. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.



     Upon the occurrence of an indenture event of default, the institutional trustee as the sole holder of the junior subordinated debentures will have the right under the indenture to declare the principal of and interest on the junior subordinated debentures to be immediately due and payable. FleetBoston and Fleet Capital are each required to file annually with the institutional trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration.


VOTING RIGHTS


     Except as described in the accompanying prospectus under "Description of the Preferred Securities -- Voting Rights" beginning on page 19, under the Delaware Business Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" on page 23 in the accompanying prospectus, and as otherwise required by law and the declaration, the holders of the preferred securities will have no voting rights.


MODIFICATION OF THE DECLARATION

     The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect:

     (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise; or

     (2) the dissolution, winding-up or termination of Fleet Capital other than pursuant to the terms of the declaration, then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the trust securities affected thereby. If however, any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities.

     Despite the foregoing, no amendment or modification may be made to the declaration if such amendment or modification would:

     (1) cause Fleet Capital to be classified for United States federal income taxation purposes as other than a grantor trust;

     (2) reduce or otherwise adversely affect the powers of the institutional trustee; or

     (3) cause Fleet Capital to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     Fleet Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. Fleet Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, the institutional trustee or the Delaware trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

     (1) if Fleet Capital is not the survivor, such successor entity either:

          (a) expressly assumes all of the obligations of Fleet Capital under the trust securities; or

          (b) substitutes for the trust securities other securities having substantially the same terms as the trust securities, so long as the successor securities rank the same as the trust securities rank regarding distributions and payments upon liquidation, redemption and otherwise;


     (2) FleetBoston expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debentures;


     (3) the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed or quoted;

     (4) such merger, consolidation, amalgamation or replacement does not cause the preferred securities, including any successor securities to be downgraded by any nationally recognized statistical rating organization;

     (5) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

     (6) such successor entity has a purpose identical to that of Fleet Capital;

     (7) prior to such merger, consolidation, amalgamation or replacement, Fleet Capital has received an opinion of a nationally recognized independent counsel to Fleet Capital experienced in such matters to the effect that:

          (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

          (b) following such merger, consolidation, amalgamation or replacement, neither Fleet Capital nor such successor entity will be required to register as an investment company under the 1940 Act; and

          (c) following such merger, consolidation, amalgamation or replacement, Fleet Capital (or the successor entity) will be treated as a grantor trust for United States federal income tax purposes; and


     (8) FleetBoston guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.


     Despite the foregoing, Fleet Capital shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Fleet Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     The preferred securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global preferred securities, without distribution coupons. Each global preferred security will be deposited with, or on behalf of, The Depository Trust Company, "DTC," a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of the preferred securities and will be considered the sole owner of the preferred securities for purposes of the declaration.

     Purchasers of preferred securities may only hold interests in the global notes through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the preferred security holdings of its participants, and these participants will in turn maintain accounts showing the preferred security holdings of their customers. Some of these customers may themselves be securities intermediaries holding preferred securities for their customers. Thus, each beneficial owner of a book-entry preferred security will hold that preferred security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The preferred securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the preferred securities will generally not be entitled to have the preferred securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of preferred securities. The book-entry system for holding preferred securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global preferred security may exchange the securities for definitive (paper) preferred securities only if:


     (1) DTC is unwilling or unable to continue as depositary for such global preferred security and FleetBoston is unable to find a qualified replacement for DTC within 90 days;


     (2) at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or


     (3) FleetBoston in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive preferred securities in registered form.


     Any global preferred security that is exchangeable will be exchangeable in whole for definitive notes in registered form, with the same terms and of an
equal           aggregate principal amount, in denominations of $          and
whole multiples of $     . Definitive preferred securities will be registered in
the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus supplement and accompanying prospectus, for book-entry preferred securities, references to actions taken by preferred security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to preferred security holders will mean payments and notices of redemption to DTC as the registered holder of the preferred securities for distribution to participants in accordance with DTC's procedures.


     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.



     DTC has advised us that DTC's management is aware that some computer applications, systems, and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment, a remediation plan and a testing plan, each of which is complete.



     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility services providers, among others. DTC has informed its participants and other members of the financial community that it has contacted third party vendors from whom DTC acquires services to: (1) impress upon them the importance of those services being Year 2000 compliant, and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of continually developing and updating such contingency plans as it deems appropriate.



     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.



     FleetBoston and the trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.



     DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to Fleet Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, preferred securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of FleetBoston, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the preferred securities. In that event, certificates for the preferred securities will be printed and delivered.



     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that FleetBoston and Fleet Capital believe to be reliable, but neither FleetBoston nor Fleet Capital takes responsibility for the accuracy thereof.


PAYMENT


     Payments on the preferred securities represented by the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates. In the case of certificated securities, payments shall be made by check mailed to the address of the holder as such address shall appear on the records of FleetBoston's registrar and transfer agent.


REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     In the event that the preferred securities do not remain in book-entry only form, the following provisions will apply:

          (1) the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;


          (2) registration of transfers of preferred securities will be effected without charge by or on behalf of Fleet Capital, but upon payment, with the giving of such indemnity as Fleet Capital or FleetBoston may require, in respect of any tax or other government charges that may be imposed in relation to it; and


          (3) Fleet Capital will not be required to register or cause to be registered the transfer of preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE


     Prior to the occurrence of a default with respect to the trust securities and after the curing of any defaults that may have occurred, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After such a default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of preferred securities, unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default. The institutional trustee also serves as trustee under the guarantee and the indenture. FleetBoston and certain of its subsidiaries conduct certain banking transactions with the institutional trustee in the ordinary course of their business.

GOVERNING LAW

     The declaration and the preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS


     The regular trustees are authorized and directed to operate Fleet Capital in such a way so that Fleet Capital will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. FleetBoston is authorized and directed to conduct its affairs so that the junior subordinated debentures will be treated as indebtedness of FleetBoston for United States federal income tax purposes. In this connection, FleetBoston and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Fleet Capital or the articles of incorporation of FleetBoston, that each of FleetBoston and the regular trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the preferred securities or vary the terms thereof.


     Holders of the preferred securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE


     FleetBoston will agree, to the extent set forth in the guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined in the accompanying prospectus, except to the extent paid by Fleet Capital, as and when due, regardless of any defense, right of setoff or counterclaim which Fleet Capital may have or assert. FleetBoston's obligation to make a payment under the guarantee may be satisfied by direct payment of the required amounts by FleetBoston to the holders of preferred securities or by causing Fleet Capital to pay such amounts to such holders.



     The guarantee, when taken together with FleetBoston's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital, other than with respect to the trust securities, provides a full and unconditional guarantee on a subordinated basis by FleetBoston of payments due on the preferred securities.



     The guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as guarantee trustee. The terms of the guarantee will be those set forth in such guarantee and those made part of such guarantee by the Trust Indenture Act. The guarantee will be held by the Guarantee Trustee for the benefit of the holders of the preferred securities. A summary description of the guarantee appears beginning on page 21 in the accompanying prospectus under the caption "Description of the Preferred Securities Guarantees."


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


     Set forth below is a description of the specific terms of the junior subordinated debentures in which Fleet Capital will invest the proceeds from the issuance and sale of the trust securities. This description supplements the description of the general terms and provisions of the junior subordinated debentures set forth on page 13 in the accompanying prospectus under the caption "Description of the Junior Subordinated Debentures." While the following description is not intended to be complete and is qualified by the indenture,
dated as of                , between FleetBoston and The Bank of New York as
trustee, the "DEBT TRUSTEE", as supplemented by a           supplemental
indenture, dated as of

       , as so supplemented, the "INDENTURE," all material terms of the junior subordinated debentures are set forth in this prospectus supplement and in the accompanying prospectus. The forms of the base and supplemental indentures are filed as exhibits to the registration statement which contains this prospectus supplement and the accompanying prospectus.

GENERAL


     The junior subordinated debentures will be issued as unsecured debt of FleetBoston under the indenture. The junior subordinated debentures will be
limited in aggregate principal amount to $       . This amount is the sum of the
aggregate stated liquidation value of the trust securities.



     The junior subordinated debentures are not subject to any sinking fund provision. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including compound interest, as defined on page S-29 under "Option to Extend Interest Payment Period" and additional interest, as defined
on page S-30 under "Additional Interest", if any, on              ,
             .



     If junior subordinated debentures are distributed to holders of preferred securities in liquidation of such holders' interests in Fleet Capital, such junior subordinated debentures will initially be issued as a global security. As described in this prospectus supplement, under limited circumstances junior subordinated debentures may be issued in certificated form in exchange for a global security. See "Book-Entry and Settlement" below. If junior subordinated debentures are issued in certificated form, such junior subordinated debentures
will be in denominations of $     and integral multiples thereof and may be
transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures. In the event junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the institutional trustee in New York, New York. Payment of interest may be made at the option of FleetBoston by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto.



     FleetBoston does not intend to issue and sell the junior subordinated debt securities to any purchasers other than Fleet Capital.



     There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debentures protection in the event of a highly leveraged transaction or other similar transaction involving FleetBoston that may adversely affect such holders.


SUBORDINATION


     The indenture provides that the junior subordinated debentures are subordinated and junior in right of payment to all present and future senior indebtedness and other financial obligations of FleetBoston (each as defined below) and rank equal with and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. This means that no payment may be made of principal, including redemption payments, premium, if any, or interest on the junior subordinated debentures if:


     (1) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any senior indebtedness or other financial obligations, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (2) any event of default with respect to any senior indebtedness or other financial obligations has occurred and is continuing, or would occur as a result of such payment on the junior subordinated debentures, if the event of default would permit the holders of such senior indebtedness or other financial obligations, or a trustee on behalf of those holders, to accelerate the maturity of the senior indebtedness or other financial obligations.


     Upon any distribution of assets of FleetBoston to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all of the principal of, and interest on, all senior indebtedness and other financial obligations of FleetBoston must be paid in full before the holders of the junior subordinated debentures are entitled to receive or retain any payment.



     The term "SENIOR INDEBTEDNESS" means, with respect to FleetBoston:


     (1) the principal, premium, if any, and interest in respect of:


          (a) indebtedness of FleetBoston for money borrowed; and



          (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by FleetBoston;



     (2) all capital lease obligations of FleetBoston;



     (3) all obligations of FleetBoston issued or assumed as the deferred purchased price of property, all conditional sale obligations of FleetBoston and all obligations of FleetBoston under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);



     (4) all obligations of FleetBoston for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;



     (5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which FleetBoston is responsible or liable as obligor, guarantor or otherwise; and



     (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any property or asset of FleetBoston, whether or not such obligation is assumed by FleetBoston, except that senior indebtedness shall not include:


          (a) any such indebtedness that is by its terms subordinated to or ranks equally with the junior subordinated debentures; and


          (b) any indebtedness between and among FleetBoston or its affiliates, including all other debt securities and guarantees in respect to those debt securities, issued to:


               - any other Fleet capital trust or a trustee of such Fleet capital trust; and


               - any other trust, or a trustee of such trust, partnership or other entity affiliated with FleetBoston that is a financing vehicle of FleetBoston in connection with the issuance by such financing vehicle of preferred securities or other securities that rank equal with, or junior to, the preferred securities.



     The term "OTHER FINANCIAL OBLIGATIONS" means all obligations of FleetBoston to make payment pursuant to the terms of financial instruments, such as:


     (1) securities contracts and foreign currency exchange contracts;

     (2) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and

     (3) in the case of both (1) and (2) above, similar financial instruments, other than:

          (a) obligations on account of senior indebtedness; and

          (b) obligations on account of indebtedness for money borrowed ranking equally with or subordinate to the junior subordinated debentures.


     Upon satisfaction of all claims of all senior indebtedness and other financial obligations, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of senior indebtedness and other financial obligations of FleetBoston to receive payments or distributions applicable to senior indebtedness and other financial obligations until all amounts owing on the junior subordinated debentures are paid in full. Such senior indebtedness and other financial obligations shall continue to be senior indebtedness and other financial obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness or other financial obligations.



     The indenture does not limit the aggregate amount of senior indebtedness or other financial obligations that may be issued or entered into by FleetBoston.
As of             ,      , restated to give effect to the BankBoston merger,
senior indebtedness and other financial obligations of FleetBoston aggregated
approximately $   billion (holding company only). In addition, because
FleetBoston is a holding company, the junior subordinated debentures are effectively subordinated to all existing and future liabilities of FleetBoston's subsidiaries, including depositors.


OPTIONAL REDEMPTION


     FleetBoston shall have the right to redeem the junior subordinated debentures prior to their stated maturity:


     (1) in whole or in part, from time to time, on or after                ; or

     (2) at any time prior to                , in whole but not in part, upon
         the occurrence and continuation of a special event, as defined below;

in either case, upon not less than 30 nor more than 60 days' notice. The redemption price will be equal to 100% of the principal amount to be redeemed, plus accrued interest to the date of redemption. Such redemption may require prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies.

     A "SPECIAL EVENT" means a tax event or a regulatory capital event, each as defined below.

     A "TAX EVENT" means that the regular trustees will have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

     (1) any amendment to, or change, including any announced prospective change, in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein; or

     (2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the junior subordinated debentures, there is more than an insubstantial risk that:

     (1) Fleet Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;


     (2) interest payable by FleetBoston on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by FleetBoston, in whole or in part, for United States federal income tax purposes; or


     (3) Fleet Capital is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     A "REGULATORY CAPITAL EVENT" means that FleetBoston shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:


     (1) any amendment to or change, including any announced prospective change, in the laws or any regulations thereunder of the United States or any rules, guidelines or policies of the Federal Reserve Board; or

     (2) any official amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the preferred securities,

there is more than an insubstantial risk that the preferred securities will no longer constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital or its then equivalent for regulatory capital purposes.

INTEREST

     The Junior Subordinated Debentures will bear interest at an annual rate of % from the original date of issuance, payable quarterly in arrears on
          ,           ,           and           of each year, commencing
               . Each date on which interest is paid is called an "INTEREST PAYMENT DATE."

     Interest will be paid to the person in whose name such junior subordinated debenture is registered on the relevant record date. If the junior subordinated debentures remain in book-entry form, the record dates for the junior subordinated debentures will be one business day prior to the relevant interest payment date. If the junior subordinated debentures are not in book-entry form, the record dates for the junior subordinated debentures will be the 15th day of the month in which the relevant interest payment date occurs.

     The period beginning on and including                and ending on but
excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next succeeding interest payment date is herein called an "INTEREST PERIOD."

     The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. If any interest payment date is not a business day, then such interest payment will be made on the next succeeding day that is a business day and without any interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the preceding business day.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


     FleetBoston can defer interest payments by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods. However, no extension period may extend beyond the maturity of the junior subordinated debentures. At the end of such extension period, FleetBoston shall pay all interest then accrued and unpaid, including any additional interest as described under "Additional Interest" below, together with interest thereon compounded at the rate specified for the junior subordinated debentures to the extent permitted by applicable law, "COMPOUND INTEREST."

     During any such extension period:


     (1) FleetBoston shall not declare or pay any dividend on, make any distribution relating to, or redeem, purchase, acquire or make a liquidation payment relating to any of its capital stock, other than:



          (a) purchases or acquisitions of shares of FleetBoston common stock in connection with any employee benefit plans or any other contractual obligation of FleetBoston, other than a contractual obligation ranking pari passu with or junior to the junior subordinated debentures;



          (b) as a result of the exchange or conversion of one class or series of FleetBoston's capital stock for another class or series of FleetBoston capital stock; or


          (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged;


     (2) FleetBoston shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by FleetBoston that rank equally with or junior to the junior subordinated debentures; and



     (3) FleetBoston shall not make any guarantee payments with respect to the foregoing, other than pursuant to the guarantee.



     Prior to the termination of any such extension period, FleetBoston may further defer payments of interest by extending such extension period. However, such extension period, including all such previous and further extensions, may not exceed 20 consecutive quarters. No extension period, however, may extend beyond the stated maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, FleetBoston may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end thereof, shall be due and payable.



     FleetBoston has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures. If the institutional trustee is the sole holder of the junior subordinated debentures, FleetBoston shall give the regular trustees, the institutional trustee and the debt trustee notice of its selection of such extension period one business day prior to the earlier of:


     (1) the date distributions on the preferred securities are payable; or

     (2) if the junior subordinated debentures are then listed, the date the regular trustees are required to give notice to the NYSE or any other applicable self-regulatory organization or to holders of the preferred securities of the record date or the date such distribution is payable.


     The institutional trustee shall give notice of FleetBoston's selection of such extension period to the holders of the preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debentures, FleetBoston shall give the holders of the junior subordinated debentures notice of its selection of such extension period at least ten business days prior to the earlier of:


     (1) the interest payment date; or

     (2) if the junior subordinated debentures are then listed, the date upon which Fleet is required to give notice to any applicable self-regulatory organization or to holders of the junior subordinated debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST


     If, at any time Fleet Capital or the institutional trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then FleetBoston will be required to pay additional interest on the junior subordinated debentures. "ADDITIONAL INTEREST" will be an amount sufficient so that the net amounts received and retained by Fleet Capital and by the institutional trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts Fleet Capital and the institutional trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that Fleet Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.


INDENTURE EVENTS OF DEFAULT

     The indenture events of default are described on page 15 of the accompanying prospectus under "Description of the Junior Subordinated Debentures--Events of Default, Waiver and Notice."


     If any indenture event of default shall occur and be continuing, the institutional trustee, as the holder of the junior subordinated debentures, will have the right to declare the principal of and the interest on the junior subordinated debentures, including any compound interest and additional interest, if any, and any other amounts payable under the indenture to be immediately due and payable. The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debentures. An indenture event of default also constitutes a declaration event of default. The holders of preferred securities in certain circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debentures. See "Description of the Preferred Securities--Declaration Events of Default" beginning on page S-19 and "--Voting Rights" beginning on page 19 of the accompanying prospectus.



     If the institutional trustee fails to enforce its rights under the junior subordinated debentures after a holder of the preferred securities has made a written request, such holder of the preferred securities may institute a legal proceeding directly against FleetBoston to enforce the institutional trustee's rights under the junior subordinated debentures without first instituting any legal proceeding against the institutional trustee or any other person or entity.



     Despite the foregoing, if a declaration event of default has occurred and is continuing and such event is attributable to the failure of FleetBoston to pay interest or principal on the junior subordinated debentures when such interest or principal is otherwise payable, FleetBoston acknowledges that, in such event, a holder of preferred securities may sue for payment on or after the respective due date specified in the junior subordinated debentures. Despite any payments made to such holder of preferred securities by FleetBoston in connection with a direct action, FleetBoston shall remain obligated to pay the principal of or interest on the junior subordinated debentures held by Fleet Capital or the institutional trustee. FleetBoston shall be subrogated to the rights of the holder of such preferred securities relating to payments on the preferred securities to the extent of any payments made by FleetBoston to such holder in any direct action.


     Except as provided in the preceding paragraph and in the guarantee, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Fleet Capital, the junior subordinated debentures will be issued in the form of one or more global certificates, each a "GLOBAL SECURITY," registered in the name of the depositary. Except under the limited circumstances described below, junior subordinated debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debentures in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided on page S-31 under "Discontinuance of the Depositary's Services," owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the holders, as defined in the indenture, of such global security for any purpose under the indenture. A global security representing junior subordinated debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

THE DEPOSITARY


     If junior subordinated debentures are distributed to holders of preferred securities in liquidation of such holders' interests in FleetBoston Capital, DTC will act as the depositary for the junior subordinated debentures. As of the date of this prospectus supplement, the description in this prospectus supplement of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. FleetBoston may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" beginning on page S-22.



     None of FleetBoston, Fleet Capital, the institutional trustee, any paying agent and any other agent of FleetBoston, or the debt trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A global security shall be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:


     (1) the depositary notifies FleetBoston that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed;


     (2) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed;

     (3) FleetBoston, in its sole discretion, determines that such global security shall be so exchangeable; or


     (4) there shall have occurred an indenture event of default with respect to such junior subordinated debentures.

     Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for junior subordinated debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

GOVERNING LAW

     The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS


     The indenture will provide that FleetBoston will pay all fees and expenses related to;


     (1) the offering of the trust securities and the junior subordinated debentures;

     (2) the organization, maintenance and dissolution of Fleet Capital;

     (3) the retention of the regular trustees; and

     (4) the enforcement by the institutional trustee of the rights of the holders of the preferred securities.


     FleetBoston will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of FleetBoston. If that occurs, FleetBoston will remain liable for all of their respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the declaration, the sole purpose of Fleet Capital is to issue the trust securities and to invest the proceeds from such issuance and sale in the junior subordinated debentures.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and payments due on the trust securities. This is due to the following factors:

     (1) the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     (2) the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;


     (3) FleetBoston shall pay all, and Fleet Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of Fleet Capital, other than with respect to the trust securities; and


     (4) the declaration further provides that the regular trustees may not cause or permit Fleet Capital to engage in any activity that is not consistent with the purposes of Fleet Capital.


     Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by FleetBoston to the extent described under "Description of the Preferred Securities Guarantees" on page 21 in the accompanying prospectus. If FleetBoston does not make interest payments on the junior subordinated debentures, Fleet Capital will not have sufficient funds to pay distributions on the preferred securities. The guarantee does not apply to any payment of distributions unless and until Fleet Capital has sufficient funds for the payment of such distributions. See "Description of the Preferred Securities Guarantees" on page 21 in the accompanying prospectus.



     The guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that FleetBoston has made a payment of interest or principal on the junior subordinated debentures. The guarantee, when taken together with FleetBoston's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration will provide a full and unconditional guarantee of amounts payable on the preferred securities.



     If FleetBoston fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures. If the institutional trustee fails to enforce these rights, any holder of preferred securities may directly sue FleetBoston to enforce the institutional trustee's rights without first suing the institutional trustee or any other person or entity. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" on page S-22 and "--Voting Rights," beginning on page 18 of the accompanying prospectus. A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and such event is attributable to the failure of FleetBoston to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or (2) suing FleetBoston to enforce the institutional trustee's rights under the junior subordinated debentures. In connection with such direct action,

FleetBoston will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by FleetBoston to such holder of preferred securities in such direct action. Consequently, FleetBoston will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Fleet Capital.



     FleetBoston acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If FleetBoston fails to make payments under the guarantee, the guarantee allows the holders of preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the guarantee, any holder of preferred securities may directly sue FleetBoston to enforce the guarantee trustee's rights under the guarantee. Such holder need not first sue Fleet Capital, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue FleetBoston to enforce such holder's right to receive payment under the guarantee. Such holder need not first (1) direct the guarantee trustees to enforce the terms of the guarantee or (2) sue Fleet Capital or any other person or entity.



     FleetBoston and Fleet Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by FleetBoston of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees -- General" in the accompanying prospectus.


                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL


     In the opinion of Edwards & Angell, LLP, counsel to FleetBoston and Fleet Capital ("TAX COUNSEL"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of preferred securities held as capital assets by a holder who purchases such preferred securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) to the extent that the ownership of such preferred securities are held in connection with the conduct of a trade or business in the United States or persons that will hold the preferred securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of preferred securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the preferred securities. This summary is based on the Internal Revenue Code of 1986, as amended, the "CODE," Treasury regulations thereunder, the "REGULATIONS," and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the junior subordinated debentures, tax counsel will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of FleetBoston.


CLASSIFICATION OF THE TRUST

     In connection with the issuance of the preferred securities, tax counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration and the indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, Fleet Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of preferred securities generally will be considered the owner of a pro rata undivided interest in the junior subordinated debentures, and each holder will be required to include in its gross income any interest, or original issue discount, "OID," paid or accrued with respect to its allocable share of those junior subordinated debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT


     Under Regulations promulgated under the OID provisions of the Code, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. FleetBoston believes that the likelihood of its exercising its option to defer payments of interest on the junior subordinated debentures is "remote" since exercising that option would prevent FleetBoston from, among other things, declaring dividends on any class of its equity securities. Accordingly, FleetBoston intends to take the position, based on the advice of tax counsel, that the junior subordinated debentures will not be considered to be issued with OID and, accordingly, stated interest on the junior subordinated debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.



     Under the Regulations, if FleetBoston were to exercise its option to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures would at that time be treated as reissued with OID, and all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the junior subordinated debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual cash distributions of stated interest would not be reported as taxable income. Consequently, a holder of preferred securities would be required to include in gross income OID even if FleetBoston does not make actual cash payments during an extension period.


     The Regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the IRS could take a position contrary to tax counsel's interpretation herein.

     Because income on the preferred securities will constitute interest or OID, corporate holders of the preferred securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the preferred securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF FLEET CAPITAL


     FleetBoston will have the right at any time to liquidate Fleet Capital and cause the junior subordinated debentures to be distributed to the holders of the trust securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the junior subordinated debentures received equal to such holder's aggregate tax basis in its preferred securities. A holder's holding period in the junior subordinated debentures so received in liquidation of Fleet Capital would include the period during which the preferred securities were held by such holder. If, however, Fleet

Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the junior subordinated debentures may constitute a taxable event to holders of preferred securities.

     Under certain circumstances described in this prospectus supplement under "Description of the Preferred Securities," the junior subordinated debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their preferred securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed preferred securities, and a holder could recognize gain or loss as if it sold such redeemed capital securities for cash. See "Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

     A holder that sells preferred securities, including a redemption of the preferred securities by Fleet Capital, will recognize gain or loss equal to the difference between its adjusted tax basis in the preferred securities and the amount realized on the sale of such preferred securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the preferred securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments received on the preferred securities in respect of OID (if any). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the preferred securities have been held for more than one year.

     The preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A holder who uses the accrual method of accounting for tax purposes, and a cash method holder, if the junior subordinated debentures are deemed to have been issued with OID, and who disposes of his preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying junior subordinated debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "UNITED STATES ALIEN HOLDER" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A "U.S. HOLDER" is a beneficial owner of preferred securities who or which is:

          (1) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes;

          (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source; or

          (4) a trust if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

     Under present United States federal income tax law:

          (1) payments by Fleet Capital or any of its paying agents to any holder of a preferred security who or which is a United States Alien Holder generally will not be subject to United States federal withholding tax, so long as


               (a) the beneficial owner of the preferred security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of FleetBoston entitled to vote;



               (b) the beneficial owner of the preferred security is not a controlled foreign corporation that is related to FleetBoston through stock ownership; and


               (c) either (A) the beneficial owner of the preferred security certifies to Fleet Capital or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, a "FINANCIAL INSTITUTION," and holds the preferred security in such capacity, certifies to Fleet Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Fleet Capital or its agent with a copy thereof; and

          (2) a United States Alien Holder of a preferred security generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a preferred security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the preferred securities will be reported to holders on Forms 1099, which forms should be mailed to holders of preferred securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the preferred securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

RECENT CHANGES TO INFORMATION REPORTING AND BACKUP WITHHOLDING RULES


     Recently published final Treasury Regulations, the "FINAL WITHHOLDING REGULATIONS," make a number of important changes to the procedures for income tax withholding and certification of eligibility for the portfolio interest exemption or for a reduced rate of income tax withholding based on an applicable income tax treaty. In general, the final withholding regulations do not significantly alter substantive withholding requirements, but unify certification procedures and clarify reliance standards. The final withholding regulations are scheduled to be effective for payments made on or after January 1, 2001, subject to certain transition rules. The final withholding regulations are quite complex. United States Alien Holders are strongly urged to consult their tax advisors regarding the potential application of the final withholding regulations to payments on the preferred securities in light of their particular circumstances.


     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan, a "PLAN," subject to the Employee Retirement Income Security Act of 1974, as amended, "ERISA," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether such investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, also "PLANS," from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code, "PARTIES IN INTEREST," with respect to such plan or account. A violation of these "prohibited transaction" rules may result in civil penalty or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4)of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. However, governmental plans may be subject to similar provisions under applicable state laws.

     Under a regulation, the "PLAN ASSETS REGULATION," issued by the U.S. Department of Labor, the assets of Fleet Capital would be deemed to be "plan assets" of a plan for purposes of ERISA and Section 4975 of the Code if a plan were to acquire an equity interest in Fleet Capital and no exception was applicable under the Plan Assets Regulation. An "EQUITY INTEREST" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to the Plan Assets Regulation, the assets of Fleet Capital would not be deemed to be "plan assets" of investing plans if, among other exceptions, at all times, less than 25% of the value of each class of equity interests in Fleet Capital were held by plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code, such as governmental, church and foreign plans, and entities holding assets deemed to be "plan assets" of any plan, collectively, "BENEFIT PLAN INVESTORS," or if the preferred securities were "publicly-offered securities" for purpose of the Plan Assets Regulation. No assurance can be given that the preferred securities held by benefit plan investors will be less than 25% of the total value of such preferred securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the preferred securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation.


     FleetBoston, the obligor with respect to the junior subordinated debentures held by Fleet Capital, and its affiliates and the institutional trustee may be considered parties in interest with respect to many plans and, as a result of this transaction, may become parties in interest to plans that purchase the preferred securities. Accordingly, the purchase and/or holding of preferred securities by a plan with respect to which FleetBoston, the institutional trustee or any affiliate is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such preferred securities are acquired pursuant to and in accordance with an applicable exemption.

     The Department of Labor has issued five prohibited transaction class exemptions, "PTCES," that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities if assets of Fleet Capital were deemed to be "plan assets." These exemptions are:

     (1) PTCE 84-14, an exemption for certain transactions determined by independent qualified professional asset managers;

     (2) PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

     (3) PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

     (4) PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; or

     (5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

     Because the preferred securities may be deemed to be equity interests in Fleet Capital for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity, a "PLAN ASSET ENTITY," or (3) any person investing "plan assets" of any plan, unless in each case such purchaser or holder is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption. Any purchaser or holder of the preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either,

     (1) is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with "plan assets" of any plan; or

     (2) is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption with respect to such purchase or holding.


If a purchaser or holder of the preferred securities that is a plan or a plan asset entity elects to rely on an exemption other than one of the PTCEs listed above, FleetBoston and Fleet Capital may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.


     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt transactions, it is important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any plan consult with its ERISA counsel regarding the potential consequences if the assets of Fleet Capital were deemed to be "plan assets" and the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, Fleet Capital has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase the number of preferred securities set forth opposite its name below. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the preferred securities offered hereby if any of the preferred securities are purchased. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

                                       NUMBER
                                         OF
                                     PREFERRED
           UNDERWRITERS              SECURITIES
           ------------              ----------
                                      -------
          Total....................
                                      =======

     The underwriters propose to offer the preferred securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and, in part, to selected securities
dealers at such price less a concession of $          per preferred security.
The underwriters may allow, and such dealers may reallow, a concession not in
excess of $          per preferred security to selected brokers and dealers.
After the preferred securities are released for sale to the public, the offering price and other selling terms may be changed.


     In view of the fact that the proceeds of the sale of the preferred securities will ultimately be used to purchase the junior subordinated debentures of FleetBoston, the underwriting agreement provides that FleetBoston will pay as compensation to the underwriters arranging the investment therein of
such proceeds, an amount in immediately available funds of $          per
preferred security, or $               in the aggregate, for the accounts of the
several underwriters.



     The following table shows the per preferred security and total public offering price, underwriting commission to be paid by FleetBoston and the proceeds to Fleet Capital. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.



                            PER
                         PREFERRED   WITHOUT    WITH
                         SECURITY    OPTION    OPTION
                         ---------   -------   -------
Public offering
  price.................
Underwriting commission
  to be paid by
  FleetBoston...........
Proceeds to Fleet
  Capital...............



     During a period of   days from the date of the prospectus supplement,
neither Fleet Capital nor FleetBoston will, without the prior written consent of the underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or junior subordinated debentures or any debt securities substantially similar to the junior subordinated debentures or equity securities substantially similar to the preferred securities.



     The preferred securities constitute a new issue of securities of Fleet Capital with no established trading market. Although the underwriters have indicated to FleetBoston and Fleet Capital that they intend to make a market in the preferred securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the preferred securities.



     Fleet Capital and FleetBoston have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Until the distribution of the preferred securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and any selling group members to bid for and purchase the preferred securities. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the preferred securities. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the preferred securities.

     If the underwriters create a short position in the preferred securities in connection with the offering, i.e., if they sell more preferred securities than are set forth on the cover page of this prospectus supplement, the underwriters may reduce the short position by purchasing preferred securities in the open market.

     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase preferred securities in the open market to reduce the underwriters' short position or to stabilize the price of the preferred securities, they may reclaim the amount of the selling concession from the selling group members who sold those preferred securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


     None of FleetBoston, Fleet Capital nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred securities. In addition, none of FleetBoston, Fleet Capital nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     BancBoston Robertson Stephens Inc. is a wholly-owned subsidiary of FleetBoston. Accordingly, the distribution of securities by BancBoston Robertson Stephens Inc. will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., the "NASD." No NASD member participating in offers and sales will execute a transaction in the preferred securities in a discretionary account without the prior written specific approval of the member's customer.



     Some of the underwriters or their affiliates engage in transactions with, and, from time to time, have performed services for, FleetBoston and its subsidiaries in the ordinary course of business.


     Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $

                               FLEET BOSTON LOGO

                             FLEET CAPITAL TRUST VI

                                    % PREFERRED SECURITIES

                    FULLY AND UNCONDITIONALLY GUARANTEED BY


                            FLEET BOSTON CORPORATION


                     --------------------------------------
                             PROSPECTUS SUPPLEMENT
                     --------------------------------------

                                            , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS


   EXHIBITS
   --------
   1(a)           --  Proposed form of Underwriting Agreement for Debt Securities
                      (incorporated by reference to Exhibit 1(a) of Registration
                      Statement No. 33-63631).
   1(b)           --  Proposed form of Underwriting Agreement for Preferred Stock and Common Stock (incorporated by reference to Exhibit 1(b)
                      of Registration Statement No. 33-63631).
   1(c)           --  Proposed form of Selling Agency Agreement for Debt
                      Securities (incorporated by reference to Exhibit 1(b) of
                      Registration Statement No. 33-45137).
   1(d)           --  Form of Underwriting Agreement for offering of Preferred
                      Securities (incorporated by reference to Exhibit 1 of
                      Registration Statement No. 333-15435).
  *4(a)           --  Senior Indenture dated as of December 6, 1999 between
                      FleetBoston and The Bank of New York, as Trustee.
  *4(b)           --  Form of Warrant Agreement for Warrants attached to Debt
                      Securities.
  *4(c)           --  Form of Warrant Agreement for Warrants not attached to Debt
                      Securities.
  *4(d)           --  Form of Warrant Agreement for Universal Warrants.
   4(e)           --  Form of Put Warrant (included in Exhibit 4(d)).
   4(f)           --  Form of Call Warrant (included in Exhibit 4(d)).
  *4(g)           --  Form of Note for Senior Debt Securities.
  *4(h)           --  Subordinated Indenture dated as of December 6, 1999 between
                      FleetBoston and The Bank of New York, as Trustee.
  *4(i)           --  Form of Note for Subordinated Debt Securities.
   4(j)           --  Form of Medium-Term Note (incorporated by reference to
                      Exhibit 4(f) of Registration Statement No. 33-50216).
   4(k)           --  Restated Articles of Incorporation of FleetBoston
                      (incorporated by reference to Exhibit 3 of FleetBoston's
                      Quarterly Report on Form 10-Q dated September 30, 1999).
  *4(l)           --  Bylaws of FleetBoston.
   4(m)           --  Form of Certificate of Designations (incorporated by
                      reference to Exhibit 4(a) of Registration Statement No.
                      33-40967).
   4(n)           --  Form of Deposit Agreement (incorporated by reference to
                      Exhibit 4(b) of Registration Statement No. 33-40967).
   4(o)           --  Form of Warrant Agreement for Warrants attached to Common
                      Stock or Preferred Stock (incorporated by reference to
                      Exhibit 4(j) of Registration Statement No. 33-55555).
   4(p)           --  Form of Warrant Agreement for Warrants not attached to
                      Common Stock or Preferred Stock (incorporated by reference to Exhibit 4(k) of Registration Statement No. 33-55555).
   4(q)           --  Rights Agreement dated as of November 21, 1990 between
                      FleetBoston and Fleet National Bank, as amended by a First
                      Amendment thereto dated as of March 28, 1991 and a Second
                      Amendment thereto dated as of July 12, 1991 and a Third
                      Amendment thereto dated as of February 20, 1995
                      (incorporated by reference to Exhibit 1 to FleetBoston's
                      Current Report on Form 8-K dated November 21, 1990, Exhibits
                      4(a) and 4(b) to the FleetBoston's Current Report on Form
                      8-K dated March 28, 1991 and Exhibit 99.3 to FleetBoston's
                      Current Report on Form 8-K dated February 20, 1995).
   4(r)           --  Instruments defining the rights of security holders,
                      including indentures (FleetBoston has no instruments
                      defining the rights of holders of equity or debt securities where the amount of securities authorized thereunder exceeds
                      10% of the total assets of FleetBoston and its subsidiaries on a consolidated basis. FleetBoston hereby agrees to
                      furnish a copy of any such instrument to the Commission upon request).
   4(s)           --  Form of Rights Certificate for stock purchase rights issued to Whitehall Associates, L.P., and KKR Partners II, L.P.
                      (incorporated by reference to Exhibit 4(c) of FleetBoston's
                      Current Report on Form 8-K dated July 12, 1991).

   EXHIBITS
   --------
  *4(t)(i)        --  Certificate of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(a)(vi) of Registration Statement
                      No. 333-48043), as amended by First Amendment to Certificate of Trust of Fleet Capital Trust VI.
  *4(t)(ii)       --  Certificate of Trust of Fleet Capital Trust VII
                      (incorporated by reference to Exhibit 4(a)(vii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Certificate of Trust of Fleet Capital Trust
                      VII.
  *4(t)(iii)      --  Certificate of Trust of Fleet Capital Trust VIII
                      (incorporated by reference to Exhibit 4(a)(viii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Certificate of Trust of Fleet Capital Trust
                      VIII.
  *4(t)(iv)       --  Certificate of Trust of Fleet Capital Trust IX (incorporated by reference to Exhibit 4(q)(ix) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Certificate of Trust of Fleet Capital Trust IX.
  *4(t)(v)        --  Certificate of Trust of Fleet Capital Trust X (incorporated by reference to Exhibit 4(q)(x) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Certificate of Trust of Fleet Capital Trust X.
  *4(u)(i)        --  Declaration of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(b)(vi) of Registration Statement
                      No. 333-48043), as amended by First Amendment to Declaration of Trust of Fleet Capital Trust VI.
  *4(u)(ii)       --  Declaration of Trust of Fleet Capital Trust VII
                      (incorporated by reference to Exhibit 4(b)(vii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Declaration of Trust of Fleet Capital Trust
                      VII.
  *4(u)(iii)      --  Declaration of Trust of Fleet Capital Trust VIII
                      (incorporated by reference to Exhibit 4(b)(viii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Declaration of Trust of Fleet Capital Trust
                      VIII.
  *4(u)(iv)       --  Declaration of Trust of Fleet Capital Trust IX (incorporated by reference to Exhibit 4(r)(ix) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Declaration of Trust of Fleet Capital Trust IX.
  *4(u)(v)        --  Declaration of Trust of Fleet Capital Trust X (incorporated by reference to Exhibit 4(r)(x) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Declaration of Trust of Fleet Capital Trust X.
  *4(v)           --  Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities.
  *4(w)           --  Form of Indenture between FleetBoston and The Bank of New
                      York, as Trustee.
  *4(x)           --  Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures and
                      Preferred Securities.
   4(y)           --  Form of Preferred Security (included in Exhibit 4(v)).
   4(z)           --  Form of Junior Subordinated Debenture (included in Exhibit
                      4(x)).
  *4(aa)          --  Form of Preferred Securities Guarantee.
  *5(a)           --  Opinion of Edwards & Angell, LLP as to legality of Debt
                      Securities, Preferred Stock and Common Stock.
  *5(b)           --  Opinion of Edwards & Angell, LLP to be used in connection with the issuance of the Junior Subordinated Debentures and
                      Preferred Securities.
  *5(c)           --  Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP to be
                      used in connection with the issuance of the Preferred
                      Securities.
  *8              --  Tax Opinion of Edwards & Angell, LLP to be used in
                      connection with the issuance of the Junior Subordinated
                      Debentures and Preferred Securities.
  12(a)           --  Computation of Supplemental Consolidated Ratio of Earnings
                      to Fixed Charges and Preferred Dividends (incorporated by
                      reference to Exhibit 12(a) of FleetBoston's Current Report on Form 8-K dated November 22, 1999).
  12(b)           --  Computation of Supplemental Consolidated Ratio of Earnings
                      to Fixed Charges (incorporated by reference to Exhibit 12(b)
                      of FleetBoston's Current Report on Form 8-K dated November
                      22, 1999).
 *23(a)           --  Consent of PricewaterhouseCoopers LLP.
  23(b)           --  Consent of Edwards & Angell, LLP (included in Exhibit 5(a)).

   EXHIBITS
   --------
  23(c)           --  Consent of Skadden, Arps, Slate, Meagher & Flom (included in
                      Exhibit 5(b)).
  24(a)           --  Power of Attorney of certain officers and directors for
                      FleetBoston (included on signature pages).
  24(b)           --  Powers of Attorney for Fleet Capital Trusts (included in
                      Exhibit 4(r)).
**25(a)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Senior
                      Trustee.
**25(b)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as
                      Subordinated Trustee.
**25(c)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture relating to Fleet Capital Trust VI,
                      Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet
                      Capital Trust IX and Fleet Capital Trust X.
**25(d)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust VI.
**25(e)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust VII.
**25(f)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust VIII.
**25(g)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust IX.
**25(h)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust X.
**25(i)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust VI.
**25(j)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust VII.
**25(k)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust VIII.
**25(l)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust IX.
**25(m)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust X.


---------------
 * Filed herewith.


** Previously Filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and Commonwealth of Massachusetts, on December 8, 1999.



                                            FLEET BOSTON CORPORATION



                                            By:  /s/ WILLIAM C. MUTTERPERL

                                              ----------------------------------

                                                    WILLIAM C. MUTTERPERL


                                                  EXECUTIVE VICE PRESIDENT,
                                                 SECRETARY AND GENERAL COUNSEL



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on December 8, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chairman, Chief Executive Officer and Director
-----------------------------------------------------          (Principal Executive Officer)
                   TERRENCE MURRAY

                                                           President, Chief Operating Officer and
-----------------------------------------------------                     Director
                 CHARLES K. GIFFORD

                /s/ ROBERT J. HIGGINS                  President of Commercial and Retail Banking and
-----------------------------------------------------                     Director
                  ROBERT J. HIGGINS

                                                         President of Global Banking and Financial
-----------------------------------------------------              Services and Director
            HENRIQUE DE CAMPOS MEIRELLES

                          *                              Vice Chairman and Chief Financial Officer
-----------------------------------------------------          (Principal Financial Officer)
                  EUGENE M. MCQUADE

                          *                                              Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 ROBERT C. LAMB, JR.

                          *                                               Director
-----------------------------------------------------
                   JOEL B. ALVORD

                          *                                               Director
-----------------------------------------------------
                 WILLIAM BARNET, III

                                                                          Director
-----------------------------------------------------
                  DANIEL P. BURNHAM

                          *                                               Director
-----------------------------------------------------
               PAUL J. CHOQUETTE, JR.

                          *                                               Director
-----------------------------------------------------
                   JOHN T. COLLINS

                                                                          Director
-----------------------------------------------------
                 WILLIAM F. CONNELL

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                                                                          Director
-----------------------------------------------------
                 GARY L. COUNTRYMAN

                                                                          Director
-----------------------------------------------------
                  ALICE F. EMERSON

                          *                                               Director
-----------------------------------------------------
                  JAMES F. HARDYMON

                          *                                               Director
-----------------------------------------------------
                   MARIAN L. HEARD

                          *                                               Director
-----------------------------------------------------
                  ROBERT M. KAVNER

                                                                          Director
-----------------------------------------------------
                    THOMAS J. MAY

                                                                          Director
-----------------------------------------------------
                  DONALD F. MCHENRY

                          *                                               Director
-----------------------------------------------------
                 MICHAEL B. PICOTTE

                                                                          Director
-----------------------------------------------------
                   THOMAS R. PIPER

                          *                                               Director
-----------------------------------------------------
                   THOMAS C. QUICK

                                                                          Director
-----------------------------------------------------
                 FRANCENE S. RODGERS

                                                                          Director
-----------------------------------------------------
                    JOHN W. ROWE

                          *                                               Director
-----------------------------------------------------
                   THOMAS M. RYAN

                          *                                               Director
-----------------------------------------------------
                  PAUL R. TREGURTHA

           * By /s/ WILLIAM C. MUTTERPERL
   -----------------------------------------------
                WILLIAM C. MUTTERPERL
                  ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on December 8, 1999.


                                            FLEET CAPITAL TRUST VI
                                            FLEET CAPITAL TRUST VII
                                            FLEET CAPITAL TRUST VIII
                                            FLEET CAPITAL TRUST IX
                                            FLEET CAPITAL TRUST X

                                            By:    /s/ JOHN R. RODEHORST
                                              ----------------------------------
                                                      JOHN R. RODEHORST
                                                           TRUSTEE

                               INDEX TO EXHIBITS



   EXHIBITS
   --------
   1(a)           --  Proposed form of Underwriting Agreement for Debt Securities
                      (incorporated by reference to Exhibit 1(a) of Registration
                      Statement No. 33-63631).
   1(b)           --  Proposed form of Underwriting Agreement for Preferred Stock and Common Stock (incorporated by reference to Exhibit 1(b)
                      of Registration Statement No. 33-63631).
   1(c)           --  Proposed form of Selling Agency Agreement for Debt
                      Securities (incorporated by reference to Exhibit 1(b) of
                      Registration Statement No. 33-45137).
   1(d)           --  Form of Underwriting Agreement for offering of Preferred
                      Securities (incorporated by reference to Exhibit 1 of
                      Registration Statement No. 333-15435).
  *4(a)           --  Senior Indenture dated as of December 6, 1999 between
                      FleetBoston and The Bank of New York, as Trustee.
  *4(b)           --  Form of Warrant Agreement for Warrants attached to Debt
                      Securities.
  *4(c)           --  Form of Warrant Agreement for Warrants not attached to Debt
                      Securities.
  *4(d)           --  Form of Warrant Agreement for Universal Warrants.
   4(e)           --  Form of Put Warrant (included in Exhibit 4(d)).
   4(f)           --  Form of Call Warrant (included in Exhibit 4(d)).
  *4(g)           --  Form of Note for Senior Debt Securities.
  *4(h)           --  Subordinated Indenture dated as of December 6, 1999 between
                      FleetBoston and The Bank of New York, as Trustee.
  *4(i)           --  Form of Note for Subordinated Debt Securities.
   4(j)           --  Form of Medium-Term Note (incorporated by reference to
                      Exhibit 4(f) of Registration Statement No. 33-50216).
   4(k)           --  Restated Articles of Incorporation of FleetBoston
                      (incorporated by reference to Exhibit 3 of FleetBoston's
                      Quarterly Report on Form 10-Q dated September 30, 1999).
  *4(l)           --  Bylaws of FleetBoston.
   4(m)           --  Form of Certificate of Designations (incorporated by
                      reference to Exhibit 4(a) of Registration Statement No.
                      33-40967).
   4(n)           --  Form of Deposit Agreement (incorporated by reference to
                      Exhibit 4(b) of Registration Statement No. 33-40967).
   4(o)           --  Form of Warrant Agreement for Warrants attached to Common
                      Stock or Preferred Stock (incorporated by reference to
                      Exhibit 4(j) of Registration Statement No. 33-55555).
   4(p)           --  Form of Warrant Agreement for Warrants not attached to
                      Common Stock or Preferred Stock (incorporated by reference to Exhibit 4(k) of Registration Statement No. 33-55555).
   4(q)           --  Rights Agreement dated as of November 21, 1990 between
                      FleetBoston and Fleet National Bank, as amended by a First
                      Amendment thereto dated as of March 28, 1991 and a Second
                      Amendment thereto dated as of July 12, 1991 and a Third
                      Amendment thereto dated as of February 20, 1995
                      (incorporated by reference to Exhibit 1 to FleetBoston's
                      Current Report on Form 8-K dated November 21, 1990, Exhibits
                      4(a) and 4(b) to FleetBoston's Current Report on Form 8-K
                      dated March 28, 1991 and Exhibit 99.3 to FleetBoston's
                      Current Report on Form 8-K dated February 20, 1995).
   4(r)           --  Instruments defining the rights of security holders,
                      including indentures (FleetBoston has no instruments
                      defining the rights of holders of equity or debt securities where the amount of securities authorized thereunder exceeds
                      10% of the total assets of FleetBoston and its subsidiaries on a consolidated basis. FleetBoston hereby agrees to
                      furnish a copy of any such instrument to the Commission upon request).
   4(s)           --  Form of Rights Certificate for stock purchase rights issued to Whitehall Associates, L.P., and KKR Partners II, L.P.
                      (incorporated by reference to Exhibit 4(c) of FleetBoston's
                      Current Report on Form 8-K dated July 12, 1991).

   EXHIBITS
   --------
  *4(t)(i)        --  Certificate of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(a)(vi) of Registration Statement
                      No. 333-48043), as amended by First Amendment to Certificate of Trust of Fleet Capital Trust VI.
  *4(t)(ii)       --  Certificate of Trust of Fleet Capital Trust VII
                      (incorporated by reference to Exhibit 4(a)(vii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Certificate of Trust of Fleet Capital Trust
                      VII.
  *4(t)(iii)      --  Certificate of Trust of Fleet Capital Trust VIII
                      (incorporated by reference to Exhibit 4(a)(viii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Certificate of Trust of Fleet Capital Trust
                      VIII.
  *4(t)(iv)       --  Certificate of Trust of Fleet Capital Trust IX (incorporated by reference to Exhibit 4(q)(ix) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Certificate of Trust of Fleet Capital Trust IX.
  *4(t)(v)        --  Certificate of Trust of Fleet Capital Trust X (incorporated by reference to Exhibit 4(q)(x) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Certificate of Trust of Fleet Capital Trust X.
  *4(u)(i)        --  Declaration of Trust of Fleet Capital Trust VI (incorporated by reference to Exhibit 4(b)(vi) of Registration Statement
                      No. 333-48043), as amended by First Amendment to Declaration of Trust of Fleet Capital Trust VI.
  *4(u)(ii)       --  Declaration of Trust of Fleet Capital Trust VII
                      (incorporated by reference to Exhibit 4(b)(vii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Declaration of Trust of Fleet Capital Trust
                      VII.
  *4(u)(iii)      --  Declaration of Trust of Fleet Capital Trust VIII
                      (incorporated by reference to Exhibit 4(b)(viii) of
                      Registration Statement No. 333-48043), as amended by First
                      Amendment to Declaration of Trust of Fleet Capital Trust
                      VIII.
  *4(u)(iv)       --  Declaration of Trust of Fleet Capital Trust IX (incorporated by reference to Exhibit 4(r)(ix) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Declaration of Trust of Fleet Capital Trust IX.
  *4(u)(v)        --  Declaration of Trust of Fleet Capital Trust X (incorporated by reference to Exhibit 4(r)(x) of Registration Statement
                      No. 333-62905), as amended by First Amendment to Declaration of Trust of Fleet Capital Trust X.
  *4(v)           --  Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities.
  *4(w)           --  Form of Indenture between FleetBoston and The Bank of New
                      York, as Trustee.
  *4(x)           --  Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures and
                      Preferred Securities.
   4(y)           --  Form of Preferred Security (included in Exhibit 4(v)).
   4(z)           --  Form of Junior Subordinated Debenture (included in Exhibit
                      4(x)).
  *4(aa)          --  Form of Preferred Securities Guarantee.
  *5(a)           --  Opinion of Edwards & Angell, LLP as to legality of Debt
                      Securities, Preferred Stock and Common Stock.
  *5(b)           --  Opinion of Edwards & Angell, LLP to be used in connection with the issuance of the Junior Subordinated Debentures and
                      Preferred Securities.
  *5(c)           --  Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP to be
                      used in connection with the issuance of the Preferred
                      Securities.
  *8              --  Tax Opinion of Edwards & Angell, LLP to be used in
                      connection with the issuance of the Junior Subordinated
                      Debentures and Preferred Securities.
  12(a)           --  Computation of Supplemental Consolidated Ratio of Earnings
                      to Fixed Charges and Preferred Dividends (incorporated by
                      reference to Exhibit 12(a) of FleetBoston's Current Report on Form 8-K dated November 22, 1999).
  12(b)           --  Computation of Supplemental Consolidated Ratio of Earnings
                      to Fixed Charges (incorporated by reference to Exhibit 12(b)
                      of FleetBoston's Current Report on Form 8-K dated November
                      22, 1999).

   EXHIBITS
   --------
 *23(a)           --  Consent of PricewaterhouseCoopers LLP.
  23(b)           --  Consent of Edwards & Angell, LLP (included in Exhibit 5(a)).
  23(c)           --  Consent of Skadden, Arps, Slate, Meagher & Flom (included in
                      Exhibit 5(b)).
  24(a)           --  Power of Attorney of certain officers and directors for
                      FleetBoston (included on signature pages).
  24(b)           --  Powers of Attorney for Fleet Capital Trusts (included in
                      Exhibit 4(r)).
**25(a)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Senior
                      Trustee.
**25(b)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as
                      Subordinated Trustee.
**25(c)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture relating to Fleet Capital Trust VI,
                      Fleet Capital Trust VII, Fleet Capital Trust VIII, Fleet
                      Capital Trust IX and Fleet Capital Trust X.
**25(d)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust VI.
**25(e)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust VII.
**25(f)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust VIII.
**25(g)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust IX.
**25(h)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Amended and Restated Declaration of Trust of Fleet
                      Capital Trust X.
**25(i)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust VI.
**25(j)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust VII.
**25(k)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust VIII.
**25(l)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust IX.
**25(m)           --  Form T-1 Statement of Eligibility under the Trust Indenture
                      Act of 1939, as amended, of The Bank of New York, as Trustee under the Preferred Securities Guarantee relating to Fleet
                      Capital Trust X.


---------------
 * Filed herewith.

** Previously Filed.